As filed with the Securities and Exchange Commission on March 21, 2025

Registration No. 333-[_____]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GREENLANE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	5099	83-0806637
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1095 Broken Sound Parkway, Suite 100

Boca Raton, Florida

(887) 292-7660

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Lana Reeve

Chief Financial and Legal Officer

Greenlane Holdings, Inc.

1095 Broken Sound Parkway, Suite 100

Boca Raton, Florida 33487

(887) 292-7660

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Arthur Marcus, Esq.

Jesse L. Blue, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, New York 10036

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion Dated March 21, 2025

1,169,711,239 Shares of Common Stock Offered by the Selling Stockholders

This prospectus relates to the offering and resale by the selling stockholders identified herein of up to 1,169,711,239 shares of common stock issued or issuable to such selling stockholders including: (i) 4,884,061 shares of common stock, (ii) 16,124,344 shares of common stock issuable upon exercise of the Pre-Funded Warrants, and (iii) 1,148,702,834 shares of common stock issuable upon the exercise of the outstanding warrants (the “PIPE Warrants”, as defined in the Selling Stockholders’ section, beginning on page 66 of this prospectus). The shares described in the preceding sentence, under (i), (ii) and (iii) shall collectively be referred to as the “Common Units”. Please see “Private Placement of Pre-funded Warrants and Warrants” beginning on page 65 of this prospectus.

We will not receive any proceeds from the selling stockholders. Upon any cash exercise of the common PIPE Warrants and Pre-Funded Warrants, we will receive the applicable exercise price of such warrants, for an aggregate of approximately $93,750,006.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. Please see the section entitled “Plan of Distribution” on page 68 of this prospectus for more information. For information on the selling stockholders, see the section entitled “Selling Stockholders” on page 66 of this prospectus. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

Our common stock is listed on The Nasdaq Capital Market under the symbol “GNLN.” The last reported sale price of our common stock on The Nasdaq Capital Market on March 20, 2025, was $0.46 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 19 of this prospectus for a discussion of risks that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 21, 2025

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

This prospectus contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions and estimates.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms “Greenlane,” the “Company,” “us,” “we” or “our” refer to Greenlane Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries.

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ABOUT THIS PROSPECTUS

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus. For investors outside the United States: Neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms “Greenlane,” the “Company,” “us,” “we” or “our” refer to Greenlane Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), that involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could” and similar expressions. Examples of forward-looking statements include, without limitation:

●	Statements regarding our Liquidity Initiatives (as defined below) and liquidity position;

●	statements regarding our growth and other strategies, and expectations with respect to results of operations or liquidity;

●	statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance;

●	statements regarding our industry;

●	statements of management’s goals and objectives;

●	projections of revenue, earnings, capital structure and other financial items;

●	assumptions underlying statements regarding us or our business; and

●	other similar expressions concerning matters that are not historical facts.

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Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, those discussed in Part I, Item 1A of our Annual Report on Form 10-K under the heading “Risk Factors” or “Part II - Item 1A - Risk Factors” in our Quarterly Reports on Form 10-Q which is incorporated by reference in this prospectus and in other documents that we file from time to time with the SEC.

Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, those listed below and those discussed in greater detail in Part I, Item 1A of our Annual Report on Form 10-K under the heading “Risk Factors.”

●	our strategy, outlook and growth prospects;

●	our ability to successfully execute our periodically announced strategic initiatives;

●	general economic trends and trends in the industry and markets in which we operate;

●	public heath crises;

●	our dependence on, and our ability to establish and maintain business relationships with, third-party suppliers and service suppliers;

●	the competitive environment in which we operate;

●	our vulnerability to third-party transportation risks;

●	the impact of governmental laws and regulations and the outcomes of regulatory or agency proceedings;

●	our ability to accurately estimate demand for our products and maintain appropriate levels of inventory;

●	our ability to maintain or improve our operating margins and meet sales expectations;

●	our ability to adapt to changes in consumer spending and general economic conditions;

●	our ability to use or license certain trademarks;

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●	our ability to maintain consumer brand recognition and loyalty of our products;

●	our and our customers’ ability to establish or maintain banking relationships;

●	fluctuations in U.S. federal, state, local and foreign tax obligation and changes in tariffs;

●	our ability to address product defects;

●	our exposure to potential various claims, lawsuits and administrative proceedings;

●	contamination of, or damage to, our products;

●	any unfavorable scientific studies on the long-term health risks of vaporizers, electronic cigarettes, e-liquids products or hemp-derived products, including cannabidiol (“CBD”);

●	failure of our information technology systems to support our current and growing business;

●	our ability to prevent and recover from Internet security breaches;

●	our ability to generate adequate cash from our existing business to support our growth;

●	our ability to raise capital on favorable terms, or at all, to support the continued growth of the business;

●	our ability to protect our intellectual property rights;

●	our dependence on continued market acceptance of our products by consumers;

●	our sensitivity to global economic conditions and international trade issues;

●	our ability to comply with certain environmental, health and safety regulations;

●	our ability to successfully identify and complete strategic acquisitions;

●	natural disasters, adverse weather conditions, operating hazards, environmental incidents and labor disputes;

●	increased costs as a result of being a public company; and

●	our failure to maintain adequate internal controls over financial reporting.

Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition or operating results. This prospectus, and the documents incorporated by reference in this prospectus contain market data that we obtained from industry sources, including independent industry publications. In presenting this information, we have also made assumptions based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets for our products. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market data included in this prospectus is generally reliable, such information is inherently imprecise.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Consequently, you should not place undue reliance on forward-looking statements.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our securities. You should read this summary together with the entire prospectus, including the risks related to our business, our industry, investing in our securities that we describe under “Risk Factors” and our consolidated financial statements and the related notes before making an investment in our securities.

Greenlane Holdings, Inc.

General

Founded in 2005, Greenlane is a premier global platform for the development and distribution of premium cannabis accessories, vape devices, and lifestyle products. With three different mergers in 2021, Greenlane was able to strengthen its leading position as a consumer ancillary products house-of-brands business, significantly expanding its customer network, bringing strategic relationships with leading cannabis multi-state operators (“MSOs”), cannabis single-state operators (“SSOs”), and Canadian licensed producers (“LPs”). Greenlane provides a wide array of ancillary products to thousands of cannabis producers, processors, brands, and retailers (“Cannabis Operators”). In addition, it serves specialty retailers, smoke shops, head shops, convenience stores, and consumers directly through its own proprietary web stores and large online marketplaces such as Amazon.

We have been developing a world-class portfolio of both our own proprietary brands (the “Greenlane Brands”) along with close partner brands that we believe will, over time, deliver higher margins and create long-term value for our customers and shareholders. Our Greenlane Brands include our more affordable product line - Groove, our premium smoke shop and ancillary product brand - Higher Standards, and our child-resistant packaging brand - Pollen Gear. In collaboration with our partner brands, including the innovative silicone pipes and accessories line, Eyce, and the premium vaporizer brand, DaVinci, Greenlane is strategically positioned to serve as a comprehensive one-stop shop for all buyers. We also have category exclusive licenses for the premium Marley Natural branded products, as well as the Keith Haring branded products.

The Greenlane Brands, along with a curated set of third-party products, are offered to customers through our proprietary, owned and operated e-commerce platforms which include Wholesale.Greenlane.com, Vapor.com, PuffItUp.com, HigherStandards.com, and MarleyNaturalShop.com. Additionally, our presence on popular e-commerce platforms such as Amazon, Etsy, and eBay enables us to reach customers directly, providing them with valuable resources and a seamless purchasing experience.

We merchandise vaporizers, packaging, and other ancillary products in the United States, Canada, Europe, and Latin America. We distribute products to retailers through wholesale operations and distribute products to consumers through constantly evolving e-commerce activities. We operate our own distribution centers in the United States, while also utilizing third-party logistics (“3PL”) locations in the United States, Europe, and Canada. We have made tremendous progress consolidating and streamlining our warehouse and distribution in 2023, including the consolidations of our warehouse in Worcester, MA and 3PL location in Hebron, KY to our owned facility in Moreno Valley, California in 2023.

Greenlane offers a full-spectrum of products, positioning us to meet all our customers’ growing demands. We focus on serving consumers across wholesale, retail, and e-commerce operations-offering all of our Greenlane Brands, as well as ancillary products and accessories from select leading third-party brands such as Storz and Bickel, Grenco Science, PAX, Cookies, and more. Theses products form a central part of our growth strategy, especially as it relates to scaling our own portfolio of higher-margin proprietary owned brands. In addition, we serve Cannabis Operators by providing ancillary products essential to their daily operations and growth, such as packaging and vaporization solutions, including our Greenlane Brand Pollen Gear. -

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Organization

Greenlane Holdings, Inc. (“Greenlane” and, collectively with the Operating Company (as defined below) and its consolidated subsidiaries, the “Company”, “we”, “us” and “our”) was formed as a Delaware corporation on May 2, 2018. We are a holding company that was formed for the purpose of completing an underwritten initial public offering (“IPO”) of shares of our Class A common stock on April 23, 2019 and other related transactions in order to carry on the business of Greenlane Holdings, LLC (the “Operating Company”). The Operating Company was organized under the laws of the state of Delaware on September 1, 2015, and is based in Boca Raton, Florida. Refer to “Note 1-Business Operations and Organization” within Item 8 for further information on the Company’s organization and the IPO and related transactions. We are the sole manager of the Operating Company and, as of December 31, 2024, owned a 100% interest in the Operating Company.

Our Business Relating to the Cannabis Industry

While we do not cultivate, distribute or dispense marijuana as that term is defined by the Controlled Substances Act, several of the products we distribute, such as vaporizers, pipes, rolling papers, and packaging solutions, can be used with marijuana or marijuana derivatives, as well as several other legal substances.

We believe the global cannabis industry is experiencing a transformation from a state of prohibition toward a state of legalization. We expect the number of states, countries, and other jurisdictions legalizing cannabis for medical and adult use will continue to increase, which will create numerous opportunities for market participants, including us.

The North American Cannabis Landscape

United States and Territories.

Twenty-four states, and the District of Columbia, have legalized cannabis for non-medical adult use with additional states, such as New Hampshire, actively considering the legalization of cannabis for non-medical adult use. An additional seventeen states have legalized medical cannabis in some form, with certain of those states permitting only low tetrahydrocannabinol (“THC”) oils for a limited class of patients. Notwithstanding the continued trend toward further state legalization, cannabis continues to be categorized as a Schedule I controlled substance under the Federal Controlled Substances Act (the “CSA”) and, accordingly, the cultivation, processing, distribution, sale, and possession of cannabis violate federal law in the United States as discussed further in Item 1A under the heading “Risk Factors.” However, after President Biden first directed federal agencies in October 2022 to review how cannabis is scheduled, the Department of Health and Human Services reviewed and made recommendations in August 2023 to reschedule cannabis from a Schedule I to Schedule III controlled substance. On May 16, 2024, the U.S. Drug Enforcement Administration (the “DEA”) issued a proposed rule to reclassify marijuana from its current classification as a Schedule I drug to a Schedule III drug. Schedule III classification represents a moderate to low potential for physical and psychological dependence and reclassification of marijuana from a Schedule I to a Schedule III drug would thereby loosen DEA restrictions. Nonetheless, the DEA has made clear that if reclassification were to take place, the “regulatory controls applicable to Schedule III controlled substances would apply” which includes controls related to the manufacture, distribution, dispensing, and possession of marijuana. Our business depends partly on continued purchases by businesses and individuals selling or using cannabis and cannabis ancillary products pursuant to state laws in the United States.

In the United States, the legal cannabis market generated $26.5 billion in 2022, which increased to $31.4 billion in 2023, reflecting an 18.5% growth (XYZ Cannabis Market Report 2023). The number of U.S. states with legalized cannabis increased from 18 in 2022 to 23 in 2023, a 27.8% rise in state participation (National Cannabis Industry Association Reports). The cannabis consumers base for legal cannabis has expanded notably across all regions. In the United States, the number of users grew from 47 million in 2023 to 52.5 million in 2024, an 11.7% increase (Cannabis Facts and Stats | Cannabis and Public Health | CDC).

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Canada.

Legal access to dried cannabis for medical purposes was first allowed in Canada in 1999. The Cannabis Act (the “Cannabis Act”) currently governs the production, sale and distribution of medical cannabis and related oil extracts in Canada.

On April 13, 2017, the Government of Canada introduced Bill C-45, which proposed the enactment of the Cannabis Act to legalize and regulate access to cannabis. The Cannabis Act proposed a strict legal framework for controlling the production, distribution, sale and possession of medical and recreational adult-use cannabis in Canada. On June 21, 2018, the Government of Canada announced that Bill C-45 received Royal Assent. On July 11, 2018, the Government of Canada published the Cannabis Regulations under the Cannabis Act, which has been subsequently amended. The Cannabis Regulations provide more detail on the medical and recreational regulatory regimes for cannabis, including regarding licensing, security clearances and physical security requirements, product practices, outdoor growing, packaging and labelling, cannabis-containing drugs, document retention requirements, reporting and disclosure requirements, the new access to cannabis for medical purposes regime and industrial hemp. The majority of the Cannabis Act and the Cannabis Regulations came into force on October 17, 2018, with additional Cannabis regulations coming into effect on October 17, 2019.

While the Cannabis Act provides for the regulation by the federal government of, among other things, the commercial cultivation and processing of cannabis for recreational purposes, it provides the provinces and territories of Canada with the authority to regulate in respect of the other aspects of recreational cannabis, such as distribution, sale, minimum age requirements, places where cannabis can be consumed, and a range of other matters.

The governments of every Canadian province and territory have implemented regulatory regimes for the distribution and sale of cannabis for recreational purposes. Most provinces and territories have announced a minimum age of 19 years old, except for Alberta, where the minimum age will be 18. Certain provinces, such as Ontario, have legislation in place that restricts the packaging of vapor products and the manner in which vapor products are displayed or promoted in stores.

The Canadian market declined from CAD 5.5 billion in 2023 to CAD 5.3 billion in 2024, marking a 3.27% decrease (Government of Canada, Cannabis Market Reports). Despite this decline, the Canadian cannabis market is expected to grow at a CAGR of 10.1% between 2024 and 2030. In Canada, all ten provinces and three territories have legalized cannabis, with significant improvements in regulatory frameworks and retail infrastructure between 2022 and 2023, particularly in Ontario and British Columbia (Health Canada Reports).

The European Cannabis Landscape

Europe’s population is larger than that of the U.S. and Canadian markets combined, suggesting the potential of a very significant market. The changes in regulations for cannabis products across Europe are expected to result in a market growth of approximately $6.2 billion in annual sales in 2024, a significant growth from approximately $3.7 billion in 2023.

Many European Union countries allow limited cannabis use for medicinal purposes, with some of those countries operating pilot programs. It has been widely reported that other countries are considering following suit. Additionally, certain countries in Europe, including Germany, which approved a plan to legalize some recreational cannabis use in August 2023, are considering the adoption of laws that would legalize cannabis for adult use.

Europe’s legal cannabis market also saw significant growth, with revenues rising from €2.1 billion in 2022 to €2.5 billion in 2023, a 19% increase (Prohibition Partners Europe Cannabis Report 2023). In Europe, the number of countries with legalized medical cannabis grew from seven in 2022 (Germany, Italy, Netherlands, Czech Republic, Greece, Denmark, and Poland) to nine in 2023, with Luxembourg and Malta joining the list, representing a 28.6% increase (European Monitoring Centre for Drugs and Drug Addiction, EMCDDA). Europe also saw a significant rise in cannabis consumers, from 1.2 million in 2022 to 1.5 million in 2023, a 25% increase (Prohibition Partners Europe Cannabis Report 2023).

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Other Drivers for the Legal Cannabis Industry

Several factors have driven the growth of the legal cannabis industry. Legislative changes have been pivotal, with ongoing legalization efforts in various regions contributing to market expansion. For instance, recent legislation in Germany is set to make it the largest cannabis market in Europe. Medical advancements have also played a crucial role, with increasing acceptance of cannabis for medical purposes driven by research and positive patient outcomes, particularly in Europe where medical cannabis programs are rapidly expanding. Consumer trends towards wellness and natural products have boosted demand for cannabis-based products such as CBD oils, edibles, and topicals. Economic benefits have been significant, with governments recognizing the potential for job creation, tax revenues, and reduced law enforcement and incarceration costs related to cannabis offenses. Additionally, technological innovations in cultivation techniques, product development, and delivery methods have enhanced product quality and consumer experience, further driving market growth.

Product Information

Consumers of cannabis, herbs, flavored compounds, aromatherapy oils, and nicotine require the types of products we distribute, including vaporizers, pipes, rolling papers and packaging. Producers of cannabis products are able to source compliant packaging, vape hardware, and other products needed in the manufacturing and distribution stages of the supply chain. We believe we distribute the “picks & shovels” for these rapidly-growing industries and producers. As the world of cannabis and its respective aesthetic continues to expand, we strive to keep our product mix relevant, popular, and innovative; offering an array of products from vaporizers, grinders, pipes and other inhalation devices to storage solutions, to rolling papers and even apparel lines. As our product offerings continue to develop, we expect our revenue by categories to increase accordingly.

Inhalation Delivery Methods

There are two prevalent types of inhalation methods for cannabis and nicotine: combustion and vaporization. Vaporizers are devices that heat materials to temperatures below the point of combustion, extracting the flavors, aromas and effects of dry herbs and concentrates in the form of vapor. Measured by revenue, vaporizers are our largest product category.

The Science and Popularity of Vaporization

Vaporizers continue to increase in popularity and as a preferred method of consumption among a variety of demographics of consumers. They have elements that are designed to quickly heat material, causing vaporization to occur without the carbon dioxide that is typically generated through combustion. The vapor byproduct is then immediately inhaled through the mouthpiece on the device itself, or through a hose or an inflatable bag. Vaporizers can heat a variety of dry materials, viscous liquids and waxes, and provide a convenient way for users to consume the active ingredient such as tobacco, nicotine extracts, legal herbs, hemp-derived CBD, aromatherapy oils, cannabis, and propylene glycol and glycerin blends.

Vaporization Technology. Consumers have a wide array of vaporization devices at their disposal, which can be broadly categorized into two primary categories: desktop and portable vaporizers. Our vaporizer portfolio spans just shy of 200 distinct products across 12 brands.

Desktop Vaporizers. Vaporizers were first developed as desktop models that were powered through traditional electric power sources. Desktop vaporizers are capable of heating the material to a more precise temperature choice determined by the consumer or as advised by a health practitioner.

Portable Vaporizers. With the development of lithium batteries, vaporizers have now become portable. Technological advances are resulting in lighter, sleeker, and more visually-appealing units that are capable of quickly heating material to the user’s desired temperature setting. Portable vaporizers, of which vape pens are a sub-set, are differentiated by many features, including output, battery life, recharge time, material, capacity, and design.

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Other Methods of Consumption. In addition to vaporizers, consumers have a wide array of methods of consumption at their disposal, including, hand pipes, water pipes, rolling papers, and oral and topical delivery methods.

Hand and Water Pipes. We offer a diverse portfolio of over 200 hand and water pipes across five brands, including products within our Greenlane Brands. Many display iconic, licensed logos and artwork, as pipes have grown into an artistic expression and are available in countless creative forms and functionality. Hand pipes are small, portable and simple to use, and function by trapping the smoke produced from burning materials. Water pipes include large table-top models, bubblers and rigs, and incorporate the cooling effects of water to the burning materials before inhalation.

Rolling Papers. Rolling papers are a traditional consumption method used to smoke dried plant material in a “roll-your-own” application. These include papers, cones and wraps. Our rolling papers category is composed of over 100 products across two unique brands, not including accessories such as rolling trays or tips.

Our Competitive Strengths

We attribute our success to the following competitive strengths:

A Clear Market Leader in an Attractive Industry.

We are a global platform for the development and distribution of premium cannabis accessories, packaging, vape solutions, and lifestyle products, reaching thousands of retail locations, including, licensed cannabis dispensaries, smoke shops, head shops, and specialty retailers. We also own and operate one of the industry’s most visited North American direct-to-consumer e-commerce websites, Vapor.com, as well as PuffItUp.com, and Vaposhop which serves the European market. We also sell our proprietary products direct to consumers via Higherstandards.com, and MarleyNaturalShop.com. We operate storefronts on Amazon, Ebay, Etsy, and other online high traffic marketplaces.

Market Knowledge and Understanding.

Because of our experience and our extensive, long-term industry relationships, we believe we have a deep understanding of customer needs and desires in our business channels. This allows us to influence customer demand and the pipeline between product manufacturers, suppliers, advertisers and the marketplace. We have also established strong relationships with a wide array of industry participants including leading MSOs, SSOs, retailers, and third party ancillary product producers.

Comprehensive and Best-in-Class Product Offering.

We offer a curated portfolio of products and accessories across many major categories with diverse, best-in-class offerings that cater to our customers’ needs. This comprehensive and best-in-class product offering creates a “one-stop shop” for many of our customers and positively distinguishes us from our competitors. In addition, we have carefully cultivated a portfolio of well-known brands and premium products and have helped many of the brands we distribute to become established names in the industry.

Entrepreneurial Culture.

We believe our entrepreneurial, results-driven culture fosters highly-dedicated employees who provide our customers with superior service. We invest in our talent by providing ongoing training and have successfully developed programs that provide comprehensive product knowledge and tools needed to have a unique understanding of our customers’ goals and decision-making processes.

Customers. We believe we offer superior services and solutions due to our comprehensive product offering, proprietary industry data and analytics, product expertise and quality of service. We deliver products to our customers in a precise, safe and timely manner with complementary support from our dedicated sales and service teams. In 2022, we launched our new business to business (“B2B”) customer portal at Wholesale.Greenlane.com which provides our business customers seamless access to our catalog of products for purchase 24-hours a day, 365 days a year. Consumers can access our products easily by purchasing from our e-commerce properties or access many of our products via large marketplaces such Amazon.

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Suppliers. Our industry knowledge, market reach, and resources allow us to establish trusted relationships with many industry suppliers. Our senior management team makes tremendous efforts to establish and build these key relationships to help ensure Greenlane has a strong supply chain established for in-demand products at favorable pricing. Our suppliers can be categorized into two buckets, factories that produce our Greenlane Brand’s products, as well as some generic products, and other third party branded products (who either manufacture themselves or outsource production) that Greenlane will, in essence, resell. While we purchase our products from over 150 suppliers, a significant percentage of our net sales is dependent on sales of products from a small number of key suppliers, which is why strong relationships are essential to our future success. An important reason we have elected to focus on our Greenlane Brands is, since we own the brand itself (or license it), we can control which factory produces our products. Generally, there are a variety of capable factory partners and we are able to leverage our Greenlane Brands to negotiate better pricing and service. When reselling an established third-party brand’s products, we are somewhat beholden to the one supplier who owns or distributes that brand. However, we do believe there is a trend of third-party branded suppliers in our industry to consolidate their relationships to do more business with fewer distribution partners. We believe our established track record, historical relationships, ability to be value-added, and overall size and scale position us to benefit from this trend.

Employees. We aim to recruit best-in-class talent to join our Greenlane team. We provide our employees with an entrepreneurial culture, a safe, fun and fast-paced work environment, financial incentives and career development opportunities.

Experienced and Proven Management Team Driving Organic and Acquisition Growth.

We recently revamped our management team to directly align with our strategic goals and initiatives. Our management team features vast relevant experience in consumer-packaged goods, brand building, and e-commerce. In addition, our management team has expertise in accounting and finance, mergers and acquisitions, supply chain, information technology, and operations.

Our Operating Strategies

We intend to leverage our competitive strengths to increase shareholder value through the following core strategies:

Plan to Accelerate Path to Profitability and Capitalize the Business

In today’s economic landscape, particularly within the cannabis industry, achieving profitability and preserving working capital are paramount. At Greenlane, we are intensely focused on making our business profitable and well-capitalized for long-term sustainability. Our key initiatives include:

1.	Technology Enhancements: We remain fully committed to improving our technology, particularly our B2B and e-commerce platforms, to provide a seamless shopping experience for our wholesale and retail customers.
2.	Facility Footprint Rationalization: In 2023, we optimized our facilities footprint by reducing warehouse and office space while increasing operational efficiency and improving fulfillment practices. The full benefit of those efforts are expected to be realized in 2024.
3.	Headcount Reduction: We have significantly reduced our headcount and associated salary expenses, focusing on maintaining a core group of key employees as we collectively right-size the business.
4.	Cost Structure Optimization: We continue to reduce our overall cost structure while improving margins.
5.	Inventory Management: In 2023, we implemented a new inventory management and lifecycle strategy that is focused on a quarterly turn and a regular review of inventory to avoid future write-offs.
6.	Sales Force Upgrade: We have upgraded and will continue to upgrade our sales force from a solely account management centric team to a skilled and driven sales team to acquire new customers while maintaining excellent service with our existing customers
7.	Product Innovation: In 2023, we launched Groove, an innovative new product line with a value-based price point and in 2024 we have begun to expand our product offering to further enhance our assortment available to our customers.
8.	Capital Investment: We continue to seek opportunities for securing investment capital to leverage our platform, increase availability and reduce stockouts of our high demand third-party brands, invest in marketing and sales, and improve our product offerings.

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Management believes that these initiatives will significantly reduce costs, help accelerate the Company’s path to profitability, support business growth, and allow the Company to reinvest capital into its highest demand and highest potential product lines.

During 2023, 2024 and 2025, the Company received capital from various sources permitting it to right-size the business and position the company for growth. Such sources are described in greater detail in the Liquidity and Capital Resources Section of this report.

During 2023 and 2024, the Company also entered into certain arrangements to reduce working capital requirements and improve its balance sheet.

In April 2023, we entered into two strategic partnerships. First, we entered into a strategic partnership (the “MJ Packaging Partnership”) with A&A Global Imports d/b/a MarijuanaPackaging.com (“MJ Pack”), a leading provider of packaging solutions to the cannabis industry. On August 8, 2024 the Company terminated its strategic partnership with MJ Packaging and is resuming its business as a direct provider of packaging solutions to the cannabis industry. MJ Packaging however, remains a distribution customer of the Company.

Second, we entered into a strategic partnership with an affiliate of one of our existing vape suppliers (“Vape Partner”) to service certain key customers with vaporizer goods and services (the “Vape Partnership”). As part of the Vape Partnership, we will introduce our Vape Partner to certain key customers, assist with the promotion and the sale of certain vaporizer goods and services, and help coordinate the logistics, storage and distribution of such vaporizer products. If our Vape Partner and key customer(s) enter into a direct relationship, the customers would directly purchase vaporizer goods and services, which we currently sell them, directly from our Vape Partner and we would no longer need to purchase such vape inventory on behalf of such key customer(s). In exchange we would earn quarterly and annual commission payments from our strategic partner. While the strategic partnership may result in a decrease in top line revenue for these vape products, this partnership combined with some of our other restructuring initiatives should allow us to reduce our overall cost-structure and enhance our margins, thereby improving our balance sheet.

We have successfully renegotiated many of our vendor and supplier partnership terms and are continuing to improve working capital arrangements with our vendors and suppliers. We have made progress consolidating and streamlining our office, warehouse, and distribution operations footprint. We have reduced our workforce significantly to reduce costs and align with our revenue projections.

On May 6, 2024, the Company, Warehouse Goods and Synergy Imports LLC (“Synergy”) entered into an asset purchase agreement, dated May 1, 2024 (the “Asset Purchase Agreement”) pursuant to which Synergy purchased all of the intellectual property, a specified amount of inventory, and other assets related to the Eyce and DaVinci brands. In consideration for the acquisition, all parties entered into a loan modification agreement, effective May 1, 2024 (the “Loan Modification Agreement”) and an amended and restated secured promissory note, effective May 1, 2024 (the Amended and Restated Secured Promissory Note”), an amendment to the original Eyce and Davinci Asset Purchase Agreements, a distribution agreement, the termination of a license granted by Eyce, and the termination of certain consulting and employment agreements.

Developing A World-Class Portfolio of Products.

We intend to continue to develop a portfolio of brands that includes our Greenlane Brands, exclusively licensed brands and third party brand products, which over time will help to increase our blended margins and create increased long-term value. Our brand development is based upon our proprietary industry intelligence that allows us to identify market opportunities for new brands and products. We leverage our distribution infrastructure and customer relationships to penetrate the market quickly with our proprietary brands and to gain placement in thousands of retail stores. Currently, we sell such products directly to consumers through our brand websites and our e-commerce properties. Over time, we expect an increasing percentage of our overall sales to be from our Greenlane Brands, which in turn should allow our gross margin to trend upwards and should allow for lasting brand value to be built in the marketplace.

USPS PACT Act Exemption

On January 11, 2022, we announced via press release that the United States Postal Service (the “USPS”) had approved our application for a business and regulatory exemption to the PACT Act (with respect to the business and regulatory exemption granted by the USPS, the “PACT Act Exemption”), allowing us to ship vaporizers and accessories classified as electronic nicotine delivery systems (“ENDS”) products to other compliant businesses. With this approval, over 97% of our total annual sales became eligible for shipment by freight, USPS and other major parcel carriers. The PACT Act Exemption also enables us to partner with other businesses that ship ENDS products and had their supply chains disrupted by PACT Act compliance.

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On June 24, 2022, we provided via press release an update on the progress of the PACT Act Exemption, following our successful implementation of the controls, processes and systems required by the USPS in connection with the shipment of ENDS products. We expect the ability to fulfill ENDS orders with the USPS to allow us to reduce shipping costs, decrease fulfillment times and enhance the overall customer experience for approved wholesale customers.

Enhance Our Operating Margins.

We expect to enhance our operating margins as our business expands through a combination of additional product purchasing discounts, reduced inbound and outbound shipping and handling rates, reduced transaction processing fees, increased operating efficiencies, and realization of benefits through leveraging our existing assets and consolidated distribution facilities. We are focused on converting more of our overall sales to be completed through technology platforms such as our e-commerce consumer sites, large marketplace sites like Amazon, and our proprietary B2B ordering portal at Wholesale.Greenlane.com. Transacting a higher percentage of our sales through automated technological platforms, versus the manual phone and email efforts in play today, should improve our overall operating margins.

Build Upon Strong Customer and Supplier Relationships to Expand Organically.

Our North American footprint and broad supplier relationships, combined with our regular interaction with our large and diverse customer base, provides us key insights and positions us to be a critical link in the supply chain for premium vaporization products and consumption accessories. Our suppliers benefit from access to thousands of brick and mortar retail locations as we are a single point of contact for improved production, planning and efficiency. Our customers, in turn, benefit from our market leadership, talented sales force, broad product offerings, high inventory availability, timely delivery and exceptional customer service. We believe our strong customer and supplier relationships will enable us to expand and broaden our market share in the premium vaporization products and consumption accessories marketplace and expand into new categories.

Be the Employer of Choice.

When it comes to attracting and retaining top talent, Greenlane strives to be the employer of choice. At Greenlane we are committed to creating valuable career opportunities for our employees, supporting them and fostering a culture that invites and encourages diverse opinions and ideas. This work is grounded in the belief that we are at our best when we create inclusive, supportive and welcoming environments, where we uplift one another with dignity, respect and kindness. We are focused on ensuring our employees see Greenlane as a home of possibility with good jobs, a sense of belonging, and a bright future.

Business Seasonality

We have historically experienced only moderate seasonality in our business, particularly during the fourth quarter, which coincides with Cyber Monday (the first Monday after Thanksgiving, when online retailers typically offer holiday discounts), and as our customers build up their inventories in anticipation of the holiday season and for which we have related promotional marketing campaigns.

Human Capital Resources

As of March 20, 2025, we had 49 full-time employees. None of our employees are represented by a labor union. We have never experienced a labor-related work stoppage.

During 2022 and 2023, we completed a series of reductions in force, which we expect to result in approximately $10.0 million in annualized cash compensation cost savings. We believe our current headcount and resources are sufficient to execute our plan of achieving profitability in the near-term, while remaining flexible to scale our hiring as industry demand and our sales grow.

As we mention in our core operating strategies, we aim to be the employer of choice, as our employees are the key drivers of our success. We aim to recruit, train, promote and retain the most talented and success-driven personnel in the industry. Our industry knowledge and scale provide opportunities for our employees to obtain structured training and career path opportunities across all departments and positions. We are a company that operates with three core values: never settle, never follow, and never disrespect.

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Culture and Engagement

We exist to elevate all elements of the consumption experience. We are the driving force behind broadening accessibility to best-in-class ancillary products. We cultivate a passionate culture that empowers our team to thrive within our rapidly evolving industry. Our values are to: never settle, never follow, and never disrespect. We envision a world where humanity is free to enjoy mother nature’s magic, and we pledge that each of our employees will play an integral role in helping us make our vision a reality.

Everything we do is powered by our vision and core values and our culture reflects that. As a result, we enjoy a highly motivated and skilled workforce committed to our company. We send out regular employee engagement surveys, and in consultation with our employees we have addressed several opportunities to further improve our culture. By being open, honest, and transparent, our employees feel more actively engaged in our success.

Total Rewards, Pay Equity and Retention

We strive to attract and retain diverse, high caliber employees who raise the talent bar by offering competitive compensation and benefit packages, regardless of their gender, race, or other personal characteristics. We regularly review and survey our compensation and benefit programs against the market to ensure we remain competitive in our hiring practices. We provide employee salaries that are competitive and consider factors such as an employee’s role and experience, the location of their job and their performance. We also encourage, support, and compensate our employees based on our philosophy of recognizing and rewarding exceptional performance. We believe that performance and development is an ongoing process in which all employees should be active participants. Individual and company key performance goals are linked to employee compensation, and we have begun work on a Greenlane Learning and Development curriculum that will include a blended approach to both in person and virtual learning.

Competition

Business-to-Business. We operate in an evolving industry in which the market and its participants remain highly fragmented. Although it is difficult to find reliable independent research, we believe there is a vast number of potential B2B customers in North America composed of licensed cannabis dispensaries, smoke shops, and specialty retailers. Our B2B customers compete primarily on the basis of the breadth, style, quality, pricing and availability of merchandise, the level of customer service, brand recognition and loyalty. We successfully reach our B2B customers through our direct sales force and other marketing initiatives, and provide them with our strategically-curated mix of brands and products, merchandise planning strategies and exceptional customer service. Among vaporizer product distributors, we compete against both suppliers and other distributors. A number of suppliers choose to distribute directly in some sales channels and may also operate their own e-commerce platforms. We face competition from many small privately-owned regional distributors that carry a narrow range of products. We believe there are only a select few wholesale distributors carrying a complete line of premium vaporization products and consumption accessories. This has led to our emphasis on our wholesale business through our business-to-business (B2B) customer portal at Greenlane.Wholesale.com. This platform provides our business customers seamless access to our catalog of products for purchase 24 hours a day, 365 days a year. The wholesale website offers customers an improved user experience with an easy-to-use layout that streamlines processes and allows customers to interact with us at their convenience.

Business-to-Consumer. A number of suppliers of vaporizers and specialized consumption products and accessories operate their own e-commerce websites through which they sell their items directly to end consumers. Additionally, there are hundreds of websites that sell products similar to those we offer in North America, Europe, Australia and other parts of the world. We believe we compete effectively with other e-commerce websites. Further, we provide fulfillment services to the owners of some of these websites as they do not carry their own inventory, are not able to ship as efficiently as we do and are unable to meet certain regulatory requirements, such as sales tax collection. Our primary e-commerce website, Vapor.com, ranks above many of our competitors’ websites in various search engine categories. We believe our market knowledge, large product selection, relationships with vaporizer brands, in-house search engine optimization teams, social media focus and distribution facilities will enable us to remain a market leader in e-commerce.

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Trademarks

We own a number of registered trademarks and service marks, including without limitation, trademarks in the relevant classes of goods for Greenlane, Higher Standards, Aerospaced, Groove, and Pollen Gear. We also license certain trademarks and other intellectual property, most notably those associated with our Marley Natural and Keith Haring brands. Solely for convenience, trademarks and trade names referred to in this Form S-1 may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. In addition, this Form S-1 contains trade names, trademarks and service marks of other companies that we do not own. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies. We believe our largest trademarks are widely recognized throughout the world and have considerable value. The duration of trademark registrations varies from country to country. However, trademarks are generally valid and may be renewed indefinitely as long as they are in use and/or their registrations are properly maintained.

Regulatory Developments

Our operating results and prospects will be impacted, directly and indirectly, by regulatory developments at the local, state, and federal levels. Certain changes in local, state, national, and international laws and regulations, such as increased legalization of cannabis, create significant opportunities for our business. However, other changes to laws and regulations result in restrictions on which products we are permitted to sell and the manner in which we market our products, increased taxation of our products, and negative changes to the public perceptions of our products, among other effects.

We believe the ongoing trend of states legalizing medicinal and adult-use cannabis will likely drive increased demand for many of our products. In the 2020 election, voters approved initiatives for adult-use cannabis in New Jersey, Arizona, Montana, and South Dakota, as well as medical marijuana in Mississippi and South Dakota. Subsequent years saw Connecticut and Virginia (2021), Maryland and Missouri (2022), and Delaware, Minnesota, and Ohio (2023) legalizing adult-use cannabis. Although we cannot guarantee that state-level legalization will continue, the Department of Justice’s proposal to reclassify cannabis from Schedule I to Schedule III of the Controlled Substances Act is a significant indicator of potential regulatory changes. This reclassification could have a profound impact on nationwide regulation, boosting market confidence.

In addition, 30 states and the District of Columbia have recently adopted laws imposing taxes on vaping products. Additionally, as of 2022, at least 31 states have adopted laws imposing taxes on vaporizers. These taxes will result in increased prices to end consumers, which may adversely impact the demand for our products. We expect these taxes would impact our competitors similarly, assuming their compliance with applicable laws.

The Consolidated Appropriations Act, 2021, which was signed into law on December 27, 2020, contains provisions that prohibit the mailing of electronic nicotine delivery systems (“ENDS”) through the United States Postal Service (“USPS”) and place certain regulatory requirements on shipment of ENDS through other carriers. Certain private carriers, including UPS and FedEx, also have policies restricting or prohibiting the shipment of many vaporization products we sell. On December 30, 2021, the USPS granted us an exception that permits Greenlane to continue shipping ENDS business to business via the USPS. This exception, combined with our use of alternative carriers, permits us to continue shipping almost all of our products to the vast majority of our customers, provided that we continue to meet all regulatory requirements. While we currently retain our ability to ship products to customers, additional legal or policy changes concerning the shipment of vaporizers could increase our costs materially and deprive us of our ability to timely deliver certain products to certain types of customers.

Summary of Risk Factors

An investment in our securities is subject to a number of risks, including risks related to this offering, our business and industry, as well as risks related to our shares of Class A common stock. You should carefully consider all of the information in this prospectus and the documents incorporated by reference into this prospectus before making an investment in our securities. The following list summarizes some, but not all, of these risks. Please read the information in the section entitled “Risk Factors” on page 19 of this prospectus and in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated herein by reference, for a more thorough description of these and other risks.

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●	Global economic conditions, including inflation and supply chain disruptions, could materially and adversely our business, prospects, results of operations, financial condition, or cash flows.

●	Our ability to fund our capital requirements will depend on many factors, and if we are unsuccessful in increasing sales and generating positive cash flows we may have to further reduce our costs by curtailing future operations to continue as a business.

●	If we are required to seek additional financing sources, they may not be available to us on attractive terms if at all and could restrict our ability to engage in certain business activities.

●	We have failed, and may continue to fail, to meet the listing standards of Nasdaq, and as a result our Class A common stock may become delisted, which could have a material adverse effect on the liquidity of our Class A common stock.

●	Our narrow margins may magnify the impact of variations in operating costs and of adverse or unforeseen events on operating results.

●	If we fail to manage our business and growth effectively, we may be unable to execute our business plan, maintain high levels of service or address competitive challenges adequately.

●	Management and employee turnover creates uncertainties and could harm our business.

●	The market for vaporizer products and related items is a niche market, subject to a great deal of uncertainty and is still evolving.

●	We depend on third-party suppliers for our products and may experience supply shortages which could have a material adverse effect on our business.

●	We may enter into new markets or lines of business that offer new products and services, or may expand existing lines of business, which may subject us to additional risks.

●	There is uncertainty related to the regulation of vaporization products and certain other consumption accessories. Increased regulatory compliance burdens, no matter how they arise, could have a material adverse impact on our business development efforts and our operations.

●	We may be unable to identify or contract with new suppliers in the event of a disruption to our supply.

●	Demand for the products we distribute could decrease if the trend of our suppliers selling products directly to consumers or retailers continues or accelerates.

●	We are vulnerable to third-party transportation risks, including governmental laws and common carriers’ policies that prevent the shipment of the types of products we sell.

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●	We do not have long-term agreements or guaranteed price or delivery arrangements with most of our suppliers. The loss of a significant supplier would require us to rely more heavily on our other existing suppliers or to develop relationships with new suppliers. Such a loss may have an adverse effect on our product offerings and our business.

●	If we fail to maintain proper inventory levels, our business could be harmed.

●	Our success is dependent in part upon our ability to distribute popular products from new suppliers, as well as the ability of our existing suppliers to develop and market products that meet changes in market demand or regulatory requirements.

●	We do not have long-term contracts with many of our customers. The agreements that we do have generally do not commit our customers to any minimum purchase volume. The loss of a significant customer may have a material adverse effect on us.

●	Changes in our customer, product or competition mix could cause our product margin and results of operations to fluctuate.

●	Because a material portion of our revenues are derived from sales to consumers indirectly through third-party retailers who operate traditional brick-and-mortar locations, the shift of sales to more online retail business could harm our market share and our revenues in certain sectors.

●	Our principal asset is our interest in the Operating Company, and, accordingly, we depend on distributions from the Operating Company to pay our taxes and expenses. The Operating Company’s ability to make such distributions may be subject to various limitations and restrictions.

●	The Tax Receivable Agreement (the “TRA”) may require us to make cash payments to the members of the Operating Company in respect of certain tax benefits to which we may become entitled.

●	If we were deemed to be an investment company under the U.S. Investment Company Act of 1940, as amended (the “1940 Act”), as a result of our ownership of the Operating Company, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business.

●	The market price of our Class A common stock has been volatile and has declined significantly since our initial public offering and may face more volatility and price declines in the future. As a result, you may not be able to resell your shares at or above the price at which you have acquired or will acquire shares of our Class A common stock.

●	As a public reporting company, we are subject to rules and regulations established from time to time by the SEC regarding our internal control over financial reporting. In connection with our assessment of the effectiveness of our disclosure controls and procedures, we identified certain material weaknesses in our internal control over financial reporting, which caused our Chief Executive Officer and Chief Financial Officer to determine that our internal control over financial reporting, as well as our disclosure controls and procedures, were not effective as of December 31, 2020 and these material weaknesses have not yet been fully remediated as of December 31, 2024.

●	We may issue shares of preferred stock in the future, which could make it difficult for another company to acquire us or could otherwise adversely affect holders of our Class A common stock, which could depress the market price of our Class A common stock.

●	Our amended and restated certificate of incorporation and bylaws provide that the Court of Chancery of the State of Delaware is the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

●	We are a “smaller reporting company” under federal securities laws and we cannot be certain whether the reduced reporting requirements applicable to such companies will make our Class A common stock less attractive to investors.

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The Offering

Issuer	Greenlane Holdings, Inc.

Securities Offered by the Selling Stockholders	1,169,711,239 shares of our common stock issued or issuable to selling stockholders, including 16,124,344 shares of our common stock issuable upon the exercise of the Pre-Funded Warrants, and 1,148,702,834 shares of common stock issuable upon the exercise of the PIPE Warrants.

Trading Market	The common stock offered in this prospectus is quoted on the Nasdaq Capital Market under the symbol “GNLN”.

Common Stock Outstanding Before this Offering	8,336,953 shares

Common Stock Outstanding After this Offering	66,478,107 shares (1)

Use of Proceeds	We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. However, upon any cash exercise of the warrants, the Company will receive gross proceeds of up to $93,750,006.

Plan of Distribution

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. Registration of the common stock covered by this prospectus does not mean, however, that such shares necessarily will be offered or sold.

See “Plan of Distribution.”

Risk Factors	Please read “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the securities offered in this prospectus.

[1]	The number of shares of common stock shown above to be outstanding after this offering is based on 8,336,953 shares outstanding prior to the offering, which excludes the issuance of any shares issuable upon the exercise of any pre-funded warrants, any warrants or options outstanding.

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Outstanding Shares

The number of shares of our Class A common stock to be outstanding immediately after the offering is based on 8,336,953 shares of Class A common stock outstanding as of March 20, 2025, and excludes, as of such date:

●	334 outstanding stock options with a weighted average exercise price of $5,830.30;

●	9,488,286 outstanding warrants with a weighted average exercise price of $9.00;

●	1,250,543 shares of Class A common stock reserved for future issuance under the Second Amended and Restated 2019 Equity Incentive Plan (the “2019 Equity Plan”); and

●	a variable number of shares of Class A common stock potentially issuable under a business acquisition earnout arrangement.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options or warrants described above and no exercise of the Pre-Funded Warrants or Common Warrants being offered hereunder.

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RISK FACTORS

An investment in our securities involves substantial risks. In addition to other information in this prospectus, you should carefully consider the following risks and the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 under the caption “Item 1A. Risk Factors,” as well as other information and data set forth in this prospectus and the documents incorporated by reference herein, before making an investment decision with respect to our securities. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, and our results of operations, which could cause you to lose all or a part of your investment in our securities. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. See “Forward-Looking Statements.”

Risks Related to Our Business and Industry

Global economic conditions, including inflation and supply chain disruptions, could materially and adversely our business, prospects, results of operations, financial condition, or cash flows.

Our business and operations are sensitive to global economic conditions. General global economic downturns and macroeconomic trends, including heightened inflation, volatility in the capital markets, interest rate and currency rate fluctuations, the ongoing war in Ukraine, and economic slowdown or recession, may result in unfavorable conditions that could negatively affect demand for our products and exacerbate some of the other risks that affect our business, financial condition and results of operations. Both domestic and international markets experienced significant inflationary pressures in 2023 and 2024 and inflation rates in the U.S. are currently expected to continue at elevated levels for the near-term. In addition, the Federal Reserve has raised, and is expected to continue to raise, interest rates in response to concerns about inflation, which, coupled with reduced government spending and volatility in financial markets, may have the effect of further increasing economic uncertainty and heightening these risks. Interest rate increases or other government actions taken to reduce inflation could also result in an economic recession.

A material decline in the economic conditions affecting consumers, which results in a reduction in disposable income for the average consumer, may change consumption patterns, and may result in a reduction in spending on vaporization products and consumption accessories or a switch to cheaper products or products obtained through illicit channels. Many of our products are relatively new to the market and may be regarded by consumers as a novelty item and expendable. As such, demand for our vaporizer products may be particularly sensitive to economic conditions such as inflation, recession, high energy costs, unemployment, changes in interest rates and money supply, changes in the political environment and other factors beyond our control, any combination of which could result in a material adverse effect on our business, results of operations and financial condition.

Our ability to fund our capital requirements will depend on many factors, and if we are unsuccessful in increasing sales and generating positive cash flows we may have to further reduce our costs by curtailing future operations to continue as a business.

Our ability to fund our capital requirements out of our available cash and cash generated from our operations in the future will depend on many factors, but largely on our ability to (i) increase sales of our products, (ii) raise capital on favorable terms, and (iii) generate positive cash flow and/or profits from our operations. If we are not successful in generating needed funds from operations or in equity or debt capital raising transactions, we may need to further reduce our costs, which measures could include selling or consolidating certain operations or assets, and delaying, canceling or scaling back product development and marketing programs.

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If we are required to seek additional financing sources, they may not be available to us on attractive terms if at all and could restrict our ability to engage in certain business activities.

Due to limited access to the debt markets, we have been required to issue equity at prices that are dilutive to stockholders. We may be forced to continue to seek equity capital at dilutive prices through other means if other financing is not available to us to fund our working capital needs. In the past, because of the nature of our industry, we have had difficulties establishing relationships with certain financial institutions and may continue to face such difficulties. As a result, indebtedness or other forms of financing may not be available to us on attractive terms or at all. Furthermore, we may have to seek financing from non-traditional sources such as private equity and hedge funds, which may require us to give up significant governance or other rights or agree to economic and other terms that are not favorable.

In addition, future financing agreements we may enter into in the future may contain customary negative covenants and other financial and operating covenants that, among other things:

●	restrict our ability to incur additional indebtedness;
●	restrict our ability to incur additional liens;
●	restrict our ability to make certain investments (including capital expenditures);
●	restrict our ability to merge with another company;
●	restrict our ability to sell or dispose of assets;
●	restrict our ability to make distributions to stockholders; and
●	require us to satisfy minimum financial coverage ratios, minimum net worth requirements, maximum leverage ratios, or other financial covenants.

We had cash available as of December 31, 2024, of $0.9 million. In addition, our revenue for the year ended December 31, 2024, was down from prior years and has declined in recent quarters. If we are unable to access additional liquidity through successful execution of our cost cutting strategic initiatives and revenue goals, we may have significant cash constraints, which would have a material adverse impact on our business, results of operations and ability to pay our debts as they come due.

We have failed, and may continue to fail, to meet the listing standards of Nasdaq, and as a result our Class A common stock may become delisted, which could have a material adverse effect on the liquidity of our Class A common stock.

If we fail to continue to satisfy the continued listing requirements of Nasdaq, such as the corporate governance or public float requirements, or the minimum closing bid price requirement, Nasdaq will take steps to de-list our Class A common stock. As a result of several factors, including but not limited to our financial performance, market sentiment about the cannabis industry, volatility in the financial markets generally due to the tightening of monetary policy by the Board of Governors of the United States Federal Reserve Bank (the “Federal Reserve”) and other geopolitical events, events such as the ongoing wars around the world, the per share price of our Class A common stock has declined below the minimum bid price threshold required for continued listing. Such a de-listing would likely have a negative effect on the price of our Class A common stock and would impair your ability to sell or purchase our Class A common stock when you wish to do so, as well as adversely affect our ability to issue additional securities and obtain additional financing in the future.

As previously reported, on April 18, 2024, Greenlane Holdings, Inc. (the “Company”) received a notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) stating that because the Company had not yet filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Form 10-K”), the Company was no longer in compliance with Nasdaq Listing Rule 5250(c)(1). Nasdaq Listing Rule 5250(c)(1) requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission. On April 1, 2024, the Company filed a Form 12b-25 Notification of Late Filing with the SEC related to the Form 10-K.

On May 21, 2024, the Company received a notice from Nasdaq stating that because the Company had not yet filed its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024 (the “Form 10-Q”), the Company is no longer in compliance with Nasdaq Listing Rule 5250(c)(1). The Company had 60 calendar days from April 18, 2024, or until June 17, 2024, to regain compliance by filing the Form 10-K and the Form 10-Q or to submit to Nasdaq a plan to regain compliance with the Nasdaq Listing Rules. The Company has since gained compliance with Nasdaq Listing Rule 5250(c)(1).

On August 21, 2023, we received a letter from the staff of Nasdaq indicating that we were not in compliance with Nasdaq Listing Rule 5450(a)(1) because the closing bid price per share for our Class A common stock had closed below $1.00 for the previous 30 consecutive business days (the “Minimum Bid Price Requirement”). We were given 180 days, or until February 20, 2024 to regain compliance with the Minimum Bid Price Requirement. We also filed an application to transfer the listing of our Class A common stock from the Nasdaq Global Market to the Nasdaq Capital Market, which transfer was approved and occurred on February 9, 2024. As a result of the transfer, we became eligible to request an additional an additional 180-day compliance period.

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On February 21, 2024, Nasdaq notified us in writing that while we had not regained compliance with the Minimum Bid Price Requirement, we were eligible for an additional 180-day compliance period, or until August 19, 2024, to regain compliance with the Minimum Bid Price Requirement. Nasdaq’s determination was based on us having met the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and on our written notice to Nasdaq of our intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

On August 26, 2024, we received a notice from Nasdaq stating that we had met the minimum bid requirements as of August 23, 2024.

On January 24, 2024, Gina Collins gave notice of her resignation from our Board of Directors and from each committee of the Board, effective immediately. Ms. Collins was an independent director, and as a result of her resignation, we no longer comply with the majority independent board requirement of Nasdaq as set forth in Nasdaq Listing Rule 5605(b)(1) because independent directors do not comprise a majority of the Board of Directors, and Nasdaq’s audit committee requirements as set forth in Nasdaq Listing Rule 5605(c)(2)(A) because the Audit Committee of the Board of Directors is not composed of at least three independent directors.

On January 29, 2024, in accordance with Nasdaq Listing Rules, we notified Nasdaq of Ms. Collins’ resignation and the resulting non-compliance. On January 30, 2024, we received a notice from Nasdaq acknowledging the fact that we do not meet the requirements of such rules. In accordance with Nasdaq Listing Rules 5605(b)(1)(A) and 5605(c)(4), to regain compliance with the Nasdaq Listing Rules, we have until the earlier of our next annual stockholders meeting or January 24, 2025.

On July 26, 2024 we received a notification by Nasdaq that we had regained compliance with the Independent Director Rule ,and due to the filing of the 10-K and 10-Q was back in compliance with the Filing On April 18, 2024, we received a notice from Nasdaq stating that because we had not yet filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, we were no longer in compliance with Nasdaq Listing Rule 5250(c)(1). Nasdaq Listing Rule 5250(c)(1) requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission.

On May 21, 2024, we received a notice from Nasdaq stating that because we had not yet filed our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, we were no longer in compliance with Nasdaq Listing Rule 5250(c)(1).

The Company had 60 calendar days from April 18, 2024, or until June 17, 2024, to regain compliance by filing the Form 10-K and the Form 10-Q or to submit to Nasdaq a plan to regain compliance with the Nasdaq Listing Rules. We timely submitted the plan to regain compliance to Nasdaq and Nasdaq granted us additional time to file the Form 10-K and 10-Q.

On July 26, 2024 we received a notification by Nasdaq that we had regained compliance with the Independent Director Rule ,and due to the filing of the 10-K and 10-Q was back in compliance with the Filing Rule.

On January 14, 2025, the Company received notice from Nasdaq that it’s had regained compliance with the audit committee requirements.

Our narrow margins may magnify the impact of variations in operating costs and of adverse or unforeseen events on operating results.

We are subject to intense price competition. As a result of this and other factors, our gross and operating margins have historically been narrow. Narrow margins magnify the impact of variations in operating costs and of gross margin and of unforeseen adverse events on operating results. Continued increases in costs, such as the cost of merchandise, wage levels, shipping rates, import duties and fuel costs, may negatively impact our margins and profitability. We are not always able to raise the sales price to offset cost increases or to effect increased operating efficiencies in response to increasing costs. If we are unable to maintain our margins in the future, it could have a material adverse effect on our business, results of operations and financial condition. If we become subject to increased price competition in the future, we cannot assure you that we will not lose market share, that we will not be forced to reduce our prices and further reduce our margins, or that we will be able to compete effectively.

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Additionally, promotional activities can significantly increase net sales in the periods in which they are initiated and net sales can be adversely impacted in the periods after a promotion. Accordingly, based upon the timing of our marketing and promotional initiatives, we have and may continue to experience significant variability in our month-to-month results, which could affect our ability to formulate strategies that allow us to maintain our market presence across volatile months. If our monthly sales fluctuations obscure our ability to track important trends in our key markets, it may have a material adverse effect on our business, results of operations and financial condition.

If we fail to manage our business and growth effectively, we may be unable to execute our business plan, maintain high levels of service or address competitive challenges adequately.

Our success will depend, in part, on our ability to manage our business and its growth, both domestically and internationally. Any growth in, expansion of, or shift in the focus of our business, is likely to continue to place a strain on our management and administrative resources, infrastructure and systems. As with other businesses, we expect that we will need to further refine and expand our business development capabilities, our systems and processes and our access to financing sources. We will also need to hire, train, supervise, and manage new employees. These processes are time consuming and expensive and will increase management responsibilities and divert management attention. We cannot assure that we will be able to:

●	optimize our product offerings effectively or efficiently or in a timely manner, if at all;
●	achieve expected synergies or other anticipated benefits;
●	allocate our human resources optimally;
●	meet our capital needs;
●	identify and hire qualified employees or retain valued employees;
●	effectively incorporate the components of any business or product line that we may acquire in our effort to achieve growth; or
●	continue to grow our business.

Our inability or failure to manage our business and its growth effectively could harm our business and materially adversely affect our operating results and financial condition. In addition, we believe that an important contributor to our success has been and will continue to be our corporate culture, which we believe fosters innovation, teamwork and a passion for our products and customers. As a result of our rapid growth, we may find it difficult to build and maintain our strong corporate culture, which could limit our ability to innovate and operate effectively. Any failure to preserve our culture could also negatively affect our ability to retain current and recruit new personnel, continue to perform at current levels or execute on our business strategy.

Management and employee turnover creates uncertainties and could harm our business.

We have experienced significant turnover in our executive leadership in recent years. Changes to strategic or operating goals, which oftentimes occur with the appointment of new executives and board members, can create uncertainty, may negatively impact our ability to execute quickly and effectively, and may ultimately be unsuccessful. In addition, executive leadership transition periods are often difficult as the new executives gain detailed knowledge of our operations, and friction can result from changes in strategy and management style. Management turnover inherently causes some loss of institutional knowledge, which can negatively affect strategy and execution. Until we integrate new personnel, and unless they are able to succeed in their positions, we may be unable to successfully manage and grow our business, and our financial condition and profitability may suffer.

Further, to the extent we experience additional management turnover, competition for top management is high and it may take months to find a candidate that meets our requirements. If we are unable to attract and retain qualified management personnel, our business could suffer. Our future success will also depend on our ability to identify, recruit and retain additional qualified technical and managerial personnel. We operate in several geographic locations where labor markets are particularly competitive, where demand for personnel with these skills is extremely high and is likely to remain high. As a result, competition for qualified personnel is intense, particularly in the areas of general management, finance, engineering and science, and the process of hiring suitably qualified personnel is often lengthy and expensive and may become more expensive in the future. If we are unable to hire and retain a sufficient number of qualified employees, our ability to conduct and expand our business could be seriously reduced.

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The market for vaporizer products and related items is a niche market, subject to a great deal of uncertainty and is still evolving.

Vaporizer products comprise a significant portion of our product portfolio. Many of these products have only recently been introduced to the market and are at an early stage of development. These products represent core components of a niche market that is evolving rapidly, is characterized by a number of market participants and is subject to regulatory oversight and a potentially fluctuating regulatory framework. Rapid growth in the use of, and interest in, vaporizer products is recent, and may not continue on a lasting basis. The demand and market acceptance for these products is subject to a high level of uncertainty, including, but not limited to, changes in governmental regulation, developments in product technology, perceived safety and efficacy of our products, perceived advantages of competing products and sale and use of materials that can be vaporized, including in the expanding legal state cannabis markets. Therefore, we are subject to many of the business risks associated with a new enterprise in a niche market. Continued technical evolution, market uncertainty, evolving regulation and the resulting risk of failure of our new and existing product offerings in this market could have a material adverse effect on our ability to build and maintain market share and on our business, results of operations and financial condition. Further, there can be no assurance that we will be able to continue to compete effectively in this marketplace.

We depend on third-party suppliers for our products and may experience supply shortages which could have a material adverse effect on our business.

We depend on third-party suppliers for our vaporization products and consumption accessories product offerings. Our customers associate certain characteristics of our products, including the weight, feel, draw, flavor, packaging and other unique attributes, to the brands we market, distribute and sell. In the future, we may have difficulty obtaining the products we need from our suppliers as a result of unexpected demand or production difficulties that might extended lead times, as well as due to constraints relating to our low cash position. Also, products may not be available to us in quantities sufficient to meet our customer demand. Any interruption in supply and/or consistency of these products may adversely impact our ability to deliver products to our customers, may harm our relationships and reputation with our customers, and may have a material adverse effect on our business, results of operations and financial condition. Interruptions in supply or consistency of products could arise for a number of reasons, including but not limited to economic and civil unrest, public health crises, embargoes, and sanctions.

We may enter into new markets or lines of business that offer new products and services, or may expand existing lines of business, which may subject us to additional risks.

From time to time, we may enter into new markets or lines of business that entail offering new products and services, or may expand existing lines of business. For example, our merger with KushCo significantly expanded our exposure to the leading MSOs and LPs, as well as a presence on the west coast. Our historical experience in these markets does not ensure that we will be able to successfully operate expended lines of business or will be successful in launching new products or entering new markets. In addition, external factors, such as competitive alternatives, potential conflicts of interest, either real or perceived, and shifting market preferences, in addition to our lack of experience with or knowledge of new lines of business or markets may impact our implementation, expansion and operation of new and existing lines of business. Other related risks include:

●	the potential diversion of management’s attention, available cash, and other resources from our existing businesses;
●	unanticipated liabilities or contingencies;
●	compliance with additional regulatory burdens;
●	potential damage to existing customer relationships, lack of customer acceptance or an inability to attract new customers; and
●	the inability to compete effectively in the new line or expanded line of business or in a new market.

Failure to successfully manage these risks in the implementation, expansion or operation of new and existing lines of business and markets or the offering of new products or services could have a material adverse effect on our reputation, business, results of operations and financial condition.

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There is uncertainty related to the regulation of vaporization products and certain other consumption accessories. Increased regulatory compliance burdens, no matter how they arise, could have a material adverse impact on our business development efforts and our operations.

United States

There is uncertainty regarding whether, in what circumstances, how and when the FDA will seek to enforce the tobacco-related provisions of the Federal Food, Drug, and Cosmetic Act (“FFDCA”) relative to vaporizer hardware and accessories that can be used to vaporize cannabis and other material, including electronic cigarettes, rolling papers and glassware, in light of the potential for dual use with tobacco.

Through amendments to the FFDCA, the Tobacco Control Act established, by statute, that the FDA has oversight over specific types of tobacco products (cigarettes, cigarette tobacco, roll-your-own (“RYO”) tobacco, and smokeless tobacco) and granted the FDA the authority to “deem” other types of tobacco products as subject to the statutory requirements. In addition to establishing authority, defining key terminology, and setting adulteration and misbranding standards, the Tobacco Control Act established FDA’s authority over tobacco products in a number of areas such as: submission of health information to the FDA; registration with the FDA; premarket authorization requirements; good manufacturing practice requirements; tobacco product standards; notification, recall, corrections, and removals; records and reports; marketing considerations and restrictions; post-market surveillance and studies; labeling and warnings; and recordkeeping and tracking. Although the vast majority of our vaporizer products are not subject to these regulations because they are not intended for use with tobacco or nicotine, changes in law, regulation, or policy that subject a greater portion of our products to these regulations could occur.

In a final rule effective August 8, 2016 (“Deeming Rule”), the FDA deemed all products that meet the Tobacco Control Act’s definition of “tobacco product,” including components and parts but excluding accessories, to be subject to the tobacco control requirements of the FFDCA and the FDA’s implementing regulations. Accordingly, as of the Deeming Rule’s effective date, deemed tobacco products that are “new” (i.e., those that were not commercially marketed in the United States as of February 15, 2007) are subject to the premarket authorization requirements. Deemed new tobacco products that remain on the market without authorization are marketed unlawfully.

Deemed new tobacco products include, among other things: products such as electronic cigarettes, electronic cigars, electronic hookahs, vape pens, certain vaporizers and e-liquids and their components or parts (such as tanks, coils and batteries) (“ENDS”). The FDA’s interpretation of components and parts of a tobacco product includes any assembly of materials intended or reasonably expected to be used with or for the human consumption of a tobacco product. In a 2017 decision of the D.C. Circuit court, the court upheld the FDA’s authority to regulate ENDS even though they do not actually contain tobacco, and even if the products could be used with nicotine-free e-liquids.

The Tobacco Control Act and FDA’s implementation of regulations require regulatory approvals before certain products may be sold and restrict the way tobacco product manufacturers, retailers, and distributors can advertise and promote tobacco products, including a prohibition against free samples or the use of vending machines, requirements for presentation of warning information, and age verification of purchasers.

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Newly-deemed tobacco products are also subject to the other requirements of the Tobacco Control Act, such as that they not be adulterated or misbranded. The FDA has been directed under the Tobacco Control Act to establish specific good manufacturing practice (“GMP”) regulations for tobacco products, and could do so in the future, which could have a material adverse impact on the ability of some of our suppliers to manufacture, and the cost to manufacture, certain of our products. Even in the absence of specific GMP regulations, a facility’s failure to maintain sanitary conditions or to prevent contamination of products could result in the FDA deeming the products produced there adulterated.

The FDA has announced its intention to take enforcement measures related to ENDS products offered for sale after September 9, 2020, for which the manufacturers had not submitted a PMTA. Following that date, the FDA did in fact take actions against certain manufacturers of ENDS products for which a PMTA had not been submitted. Accordingly, and in light of the laws noted above, premarket authorizations will be necessary for us to continue our distribution of any vaporizer hardware and accessories that meet the FDA’s definition of ENDS. While we do not believe vaporizers intended for use with non-tobacco substances meet the FDA’s definition of ENDS, it is possible that the FDA could require premarket authorization for such products.

Our suppliers who make vaporizers that are currently, or in the future become, subject to FDA regulation must timely file applications for the appropriate authorizations so that we may continue selling their products in the United States. We have no control over the content of those applications, and we have no assurances that the outcome of the FDA’s review will result in authorization of the marketing of these products. If the FDA establishes or applies review standards or processes that our suppliers are unable or unwilling to comply with, our business, results of operations, financial condition and prospects would be adversely affected.

The anticipated costs to our suppliers of complying with future FDA regulations will be dependent on the rules issued by the FDA, the timing and clarity of any new rules or guidance documents accompanying these rules, the reliability and simplicity (or complexity) of the electronic systems utilized by the FDA for information and reports to be submitted, and the details required by the FDA for such information and reports with respect to each regulated product. Any failure to comply with existing or new FDA regulatory requirements could result in significant financial penalties to us or our suppliers, which could ultimately have a material adverse effect on our business, results of operations, financial condition and ability to market and sell our products. Compliance and related costs could be substantial and could significantly increase the costs of operating in the vaporization products and certain other consumption accessories markets.

In addition, failure to comply with the Tobacco Control Act and with FDA regulatory requirements could result in litigation, criminal convictions or significant financial penalties and could impair our ability to market and sell some of our vaporizer products. At present, we are not able to predict whether the Tobacco Control Act will impact our business to a greater degree than competitors in the industry, thus affecting our competitive position.

As discussed elsewhere in these Risk Factors and under the heading Regulatory Developments, a number of states and cities have implemented bans or restrictions on the sale of vaporizers and accessories, as well as flavored tobacco products, including vaping liquids and menthol cigarettes. There may, in the future, also be increased regulation of additives in smokeless products and internet sales of vaporization products and certain other consumption accessories. The application of either or both of current federal, state, and local, laws, and of any new laws or regulations which may be adopted in the future at the federal, state, or local level, to vaporization products, consumption accessories or such additives could result in additional expenses and require us to change our advertising and labeling, and methods of marketing and distribution of our products, any of which could have a material adverse effect on our business, results of operations and financial condition.

Canada

On May 23, 2018, the Tobacco and Vaping Products Act (“TVPA”) became effective, and now governs the manufacture, sale, labeling and promotion of vaping products sold in Canada. The TVPA replaced the former Tobacco Act (Canada) and established a legislative framework that applies to vaping products, whether or not they contain nicotine. The TVPA prescribes high-level requirements in relation to vaping products, with regulations governing specific topics such as nicotine concentration and the promotion of vaping products. Other regulations remain forthcoming and there remains a high degree of uncertainty with respect to the compliance landscape for vaping products. As such, there can be no assurance that we will initially be in total compliance, remain competitive, or financially able to meet future requirements administered pursuant to the TVPA. Prior to the TVPA becoming effective, Health Canada had taken the position that electronic smoking products (i.e., electronic products for the vaporization and administration of inhaled doses of nicotine, including electronic cigarettes, cigars, cigarillos and pipes, as well as cartridges of nicotine solutions and related products) fell within the scope of the Food and Drugs Act (Canada) (“Food and Drugs Act”). Vaping products with therapeutic or health-related claims are subject to the Food and Drugs Act and related regulations. Finally, the TVPA provides the authority to make regulations to collect information from industry about vaping products, their emissions and any research and development (e.g., sales data and information on market research, product composition, ingredients, materials, health effects, hazardous properties and brand elements). Health Canada is currently developing proposed regulations in this area.

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On December 21, 2019, Health Canada issued a Regulatory Impact Analysis Statement titled “Vaping Products Promotion Regulations.” The Impact Analysis addressed two proposed new regulations that would place stricter limits on the advertising and promotion of nicotine vaping products and make health warnings on nicotine vaping products mandatory (the “Proposed Regulations”). The Proposed Regulations would: (1) prohibit the promotion of nicotine vaping products and nicotine vaping product-related brand elements by means of advertising that is done in a manner that can be seen or heard by youth, including the display of nicotine vaping products a points of sale where can be seen by youth; and (2) require that all nicotine vaping advertising convey a health warning about the health hazards of nicotine vaping product use.

On July 1, 2020, Health Canada’s “Vaping Products Labeling and Packaging Regulations” (the “VPLPR”) came into effect; requiring (1) all vaping products containing nicotine to display a standardized nicotine concentration statement and health warning about the addictiveness of nicotine; (2) products containing nicotine to be packaged in child-resistant containers and display a toxicity warning and first aid treatment statement; and (3) the display of a list of ingredients contained in the vaping substances, regardless of nicotine content. On July 14, 2020, Health Canada issued a guidance document on vaping products titled, “Industry Guide to vaping products subject to the Canada Consumer Product Safety Act” (the “CCPA Guidance”). The CCPA Guidance provided clarity on requirements under the Canada Consumer Product Safety Act (“CCPSA”) for vaping products that are manufactured, imported, advertised, or sold in Canada. The CCPA Guidance provided clarity on the requirements of the VPLPR and the authority of the CCPSA to address safety issues posed by a vaping product not marketed for therapeutic use or by a cannabis accessory (such as a vaporizer represented to be used in the consumption of cannabis) not marketed for a therapeutic use.

In addition to federal regulations, several provinces, including Alberta, British Columbia, Nova Scotia, Ontario, Prince Edward Island (“PEI”), Quebec, and Saskatchewan, have passed regulations fully restricting or limiting the advertising and sales of certain types of nicotine vaping products. Many provinces have focused their tobacco and vaping control efforts on retail access and have taken action to go beyond the minimum requirements in the TVPA. For example, Nova Scotia, Newfoundland and Labrador, and the Northwest Territories, have increased the minimum age of sale to 19. Notably, in Prince Edward Island, as of March 1, 2020, the minimum age for purchasing nicotine products increased to age 21. In 2019. British Columbia, Saskatchewan, and Ontario limited the sales of flavored vaping products with exceptions for some flavors to specialty stores, whereas some provinces have banned flavored vaping products, with the exception of tobacco flavor (Nova Scotia and Prince Edward Island). By way of example, on August 11, 2020, PEI adopted a regulation to ban the sale of all flavored vaping products, effective March 1, 2021. Quebec is currently considering a ban on flavored products and effective as of March 25, 2022, the sale of flavored vapor products was banned in the Northwest Territories.

Moreover, certain provinces (British Columbia, Newfoundland and Labrador, Saskatchewan, Quebec, Nova Scotia) have implemented an e-cigarette retail licensing system or have guidelines for retailers in order to prevent sales to minors (Alberta, British Columbia, Newfoundland and Labrador, Prince Edward Island, Saskatchewan).

Finally, with respect to the taxation of vaping products, the Canadian government introduced amendments to the Excise Act, 2001 to implement a new excise duty framework on vaping products. These amendments became law on June 23, 2022. The new framework applies to vaping products that are manufactured in Canada or imported, and that are intended for use in a vaping device in Canada. Manufacturers of vaping products are required to get a vaping product license from the Canada Revenue Agency (“CRA”). Importers are required to apply for registration from the CRA. Manufacturers and importers are also required to register for the vaping stamping regime. All vaping products entering the Canadian duty-paid market are required to be packaged with an excise stamp affixed to the product. The excise stamps shows that duties have been paid.

These developments, together with the passed and proposed federal and provincial regulations may have a material adverse effect on our business, results of operations, and financial condition.

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Europe

Throughout Europe, several countries’ laws implementing the European Union Tobacco Products Directive (“TPD”) impose strict regulations on the approval, sale, and advertising of e-cigarettes. While we do not sell or market any material amount of products that we believe fall within the definition of e-cigarettes in Europe, if vaporization products we sell are found to fall within the scope of laws implementing the TPD, we would be unable to continue selling those products in certain countries, which may have a material adverse effect on our business, results of operations, and financial condition.

We may be unable to identify or contract with new suppliers in the event of a disruption to our supply.

In the event of a disruption to our supply of products, we would have to identify new suppliers that can meet our needs. Only a limited number of suppliers may have the ability to produce certain products we sell at the volumes we need, and it could be costly or time-consuming to locate and approve such alternative sources. Moreover, it may be difficult or costly to find suppliers to produce small volumes of products in the event we are looking only to supplement our current supply as suppliers may impose minimum order requirements. In addition, we may be unable to negotiate pricing or other terms with our existing or new suppliers as favorable as those we currently enjoy. We cannot guarantee that a failure to adequately replace or supplement our existing suppliers would not have a material adverse effect on our business, results of operations and financial condition.

Demand for the products we distribute could decrease if the trend of our suppliers selling products directly to consumers or retailers continues or accelerates.

Retailers and consumers of vaporization products and consumption accessories have historically purchased certain amounts of these products directly from suppliers. Recently, direct to consumer sales of vaporization products and consumption accessories have accelerated, consistent with broader sales trends. If our customers were to increase their purchases of products directly from suppliers, or if suppliers further increase their efforts to sell such products directly to consumers or retailers, we could experience a significant decrease in our business, results of operations and financial condition. These, or other developments that remove us from, or limit our role in, the distribution chain, may harm our competitive position in the marketplace and reduce our sales and earnings and adversely affect our business.

We are vulnerable to third-party transportation risks, including governmental laws and common carriers’ policies that prevent the shipment of the types of products we sell.

We depend on fast and efficient shipping services to distribute our products. Any prolonged disruption of these services may have a material adverse effect on our business, financial condition and results of operations. Rising costs associated with transportation services used by us to receive or deliver our products, including tariffs, as well as delays as a results of factors outside of our control have had and may continue to have a material adverse effect on our business, financial condition and results of operations.

The Consolidated Appropriations Act, 2021, which was signed into law on December 27, 2020, contains provisions that prohibit the mailing of ENDS through the United States Postal Service (“USPS”) and place certain regulatory requirements on shipment of ENDS through other carriers. Certain private carriers, including UPS and FedEx, also have policies restricting or prohibiting the shipment of certain vaporization products we sell, requiring us to occasionally rely upon smaller carriers that are more expensive and serve fewer geographic areas. Although we received USPS approval in December 2021 for a business and regulatory exception to the PACT Act (the “PACT Act Exception”) permitting us to ship ENDS to other PACT Act compliant businesses, there can be no assurances that we will be able to maintain the PACT Act Exception or that the USPS will not elect to rescind the PACT Act Exception. Additional legal or policy changes concerning the shipment of vaporizers could increase our costs materially and deprive us of our ability to timely deliver certain products to certain types of customers. Additionally, rising costs associated with transportation services used by us to receive or deliver our products (including tariffs) and prohibitions on the use of certain shipping services for specified products, may have a material adverse effect on our business, financial condition and results of operations.

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We do not have long-term agreements or guaranteed price or delivery arrangements with most of our suppliers. The loss of a significant supplier would require us to rely more heavily on our other existing suppliers or to develop relationships with new suppliers. Such a loss may have an adverse effect on our product offerings and our business.

While we have long-term distribution agreements with certain of our suppliers, consistent with industry practice, we do not have guaranteed price or delivery arrangements with most of our suppliers. We generally make our purchases through purchase orders. As a result, we have experienced and may in the future experience inventory shortages or price increases on certain products. Furthermore, our industry occasionally experiences significant product supply shortages, and we sometimes experience customer order backlogs due to the inability of certain suppliers to make available to us certain products as needed. We cannot provide assurances that suppliers will maintain an adequate inventory of products to fulfill our orders on a timely basis, or at all, or that we will be able to obtain particular products on favorable terms, or at all. Additionally, we cannot provide assurances that product lines currently offered by suppliers will continue to be available to us. A decline in the supply or continued availability of the products of our suppliers, or a significant increase in the price of those products, could reduce our sales and negatively affect our operating results.

In addition, some of our suppliers have the ability to terminate their relationships with us at any time, or to decide to sell, or increase their sales of, their products through other resellers or channels. Although we believe there are numerous suppliers with the capacity to supply the products we distribute, the loss of one or more of our major suppliers could have an adverse effect on our product offerings and our business. Such a loss would require us to rely more heavily on our other existing suppliers, develop relationships with new suppliers or undertake our own manufacturing, which may cause us to pay higher prices for products due to, among other things, a loss of volume discount benefits currently obtained from our major suppliers. Any termination, interruption or adverse modification of our relationship with a key supplier or a significant number of other suppliers would likely adversely affect our operating income, cash flow and future prospects.

If we fail to maintain proper inventory levels, our business could be harmed.

We often purchase key products from suppliers prior to the time we receive purchase orders from customers. We do this to minimize purchasing costs, the time necessary to fill customer orders, and the risk of non-delivery. However, we may be unable to sell the products we have purchased in advance. Inventory levels in excess of customer demand have previously and may in the future, result in inventory write-downs, and the sale of excess inventory at discounted prices could significantly impair our brand image and have a material adverse effect on our business, results of operations and financial condition. Conversely, if we underestimate demand for our products or if we fail to acquire the products that we require at the time we need them, we may experience inventory shortages. Inventory shortages might delay shipments to customers, reduce revenue, negatively impact customer relationships and diminish brand loyalty, which in turn could have a material adverse effect on our business, results of operations and financial condition.

Our success is dependent in part upon our ability to distribute popular products from new suppliers, as well as the ability of our existing suppliers to develop and market products that meet changes in market demand or regulatory requirements.

Many of the products we sell are generally subject to rapid changes in marketplace demand and regulatory requirements. For example, recent laws and regulations have prohibited the sale of certain types of ENDS products that we previously sold. Our success is dependent, in part, upon the ability of our suppliers to develop and market products that meet these changes. Our success is also dependent on our ability to develop relationships with and sell products from new suppliers that address these changes in market demand or regulatory requirements. To the extent products that address recent changes are not available to us, or are not available to us in sufficient quantities or on acceptable terms, we could encounter increased competition, which would likely adversely affect our business, results of operations and financial condition.

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We do not have long-term contracts with many of our customers. The agreements that we do have generally do not commit our customers to any minimum purchase volume. The loss of a significant customer may have a material adverse effect on us.

Our customers generally place orders on an as-needed basis. Consistent with industry practice, we do not have long-term contracts with most of our customers, other than certain retail chains or distributors in Canada and abroad and certain state-licensed cannabis businesses in the United States. In addition, our agreements generally do not commit our customers to any minimum purchase volume. Accordingly, we are exposed to risks from potential adverse financial conditions in the vaporization products and consumption accessories industry, a potentially shifting legal landscape, the general economy, a competitive landscape, a changing technological landscape or changing customer needs or any other change that may affect the demand for our products. We cannot assure you that our customers will continue to place orders with us in similar volumes, on the same terms, or at all. Our customers may terminate their relationships with us or reduce their purchasing volume at any time. Our ten largest customers, in the aggregate, represented approximately 13.4% and 39.0% of our net sales for the years ended December 31, 2024 and 2023, respectively. The loss of a significant number of customers, or a substantial decrease in a significant customer’s orders, may have an adverse effect on our revenue.

Changes in our customer, product or competition mix could cause our product margin and results of operations to fluctuate.

From time to time, we may experience changes in our customer mix, our product mix or our competition mix. Changes in our customer mix may result from geographic expansion or contractions, mergers and acquisitions among our customer base, legislative, regulatory or enforcement priority changes affecting the products we distribute, selling activities within current geographic markets and targeted selling activities to new customer sectors. For example, our merger with Kushco has shifted our customer mix to include a greater concentration of customers who engage in the cultivation, processing, and/or sale of cannabis. Changes in our product mix may result from marketing activities to existing customers, the needs of existing and prospective customers and from regulatory and legislative changes. Changes in our competition mix may result from new competitors entering into our business segment or existing competitors growing their operations. If customer demand for lower-margin products increases and demand for higher-margin products decreases, our business, results of operations and financial condition may suffer.

Because a material portion of our revenues are derived from sales to consumers indirectly through third-party retailers who operate traditional brick-and-mortar locations, the shift of sales to more online retail business could harm our market share and our revenues in certain sectors.

Our current model for consumer goods includes selling our products through third-party retailers. These third-party retailers operate physical brick-and-mortar locations to sell our product to consumers. The current shift in purchasing demographics due to many factors and the changing preferences of consumers who are moving from in-store purchases to online purchases creates the additional risks of our current revenue streams being impacted negatively and an overall decrease of market share.

We have experienced and may continue to experience difficulty collecting receivables.

If our customers begin or continue to experience financial challenges, they may not have sufficient funds to pay all amounts owed to us. Additionally, laws in some jurisdictions in which we operate make collection of receivables difficult, time consuming or expensive. We generally do not require collateral in support of our trade receivables. While we maintain reserves for expected credit losses, we cannot assure these reserves will be sufficient to meet write-offs of uncollectible receivables or that our losses from such receivables will be consistent with our historical performance. Significant write-offs may affect our business, results of operations and financial condition. As we begin selling our products indirectly through large retailers, customer credit risks will expand.

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Our ability to distribute certain licensed brands and to use or license certain trademarks may be terminated or not renewed.

We are reliant upon brand recognition in the markets in which we compete, as the industry is characterized by a high degree of brand loyalty and a reluctance of consumers to switch to substitute or unrecognizable brands. Some of the brands we distribute and the trademarks under which products are sold are licensed for a fixed period of time with regard to specified markets.

In the event that the licenses to use the brand names and trademarks for the products we distribute are terminated or are not renewed after the end of the term, there is no guarantee we or our suppliers will be able to find suitable replacement brands or trademarks, or that if a replacement is found, that it will be on favorable terms. Any loss in brand-name appeal to our existing customers as a result of the lapse or termination of our licenses or the licenses of our suppliers could have a material adverse effect on our business, results of operations and financial condition.

We may not be successful in maintaining the consumer brand recognition and loyalty of our products.

We compete in a market that relies on innovation and the ability to react to evolving consumer preferences. The vaporization products and consumption accessories industry is subject to changing consumer trends, demands and preferences. Therefore, products once favored may, over time, become disfavored by consumers or no longer perceived as the best option. Consumers in the vaporizer market have demonstrated a degree of brand loyalty, but suppliers must continue to adapt their products in order to maintain their status among customers as the market evolves. Our continued success depends in part on our ability and our supplier’s ability to continue to differentiate the brand names we represent, own or license and maintain similarly high levels of recognition with target consumers. Trends within the vaporization products and consumption accessories industry change often and our failure to anticipate, identify or react to changes in these trends could, among other things, lead to reduced demand for our products. Factors that have previously and may continue to affect consumer perception of our products include health trends and attention to health concerns associated with herbs, oils, cannabis or other materials used with vaporizers, price-sensitivity in the presence of competitors’ products or substitute products and trends in favor of new vaporization products or technology consumption accessories products that are currently being researched and produced by participants in our industry. For example, in recent years, we have witnessed a shift in consumer purchases from vaporizers designed for dry herbs to those designed for liquids or wax type concentrates. A failure to react to similar trends in the future could enable our competitors to grow or establish their brands’ market share in these categories before we have a chance to respond.

Regulations have recently been and are likely to continue to be enacted in the future that would make it more difficult to appeal to consumers or to leverage the brands that we distribute, own or license. Furthermore, even if we are able to continue to distinguish our products, there can be no assurance that the sales, marketing and distribution efforts of our competitors will not be successful in persuading consumers of our products to switch to their products. Some of our competitors have greater access to resources than we do, which better positions them to conduct market research in relation to branding strategies or costly marketing campaigns. Any loss of consumer brand loyalty to our products or in our ability to effectively brand our products in a recognizable way will have a material effect on our ability to continue to sell our products and maintain our market share, which could have a material adverse effect on our business, results of operations and financial condition.

We may not be able to establish sustainable relationships with large retailers or regional or national chains.

In connection with efforts to enter new sales channels, including large retailers and chains, we may not be able to develop these relationships or continue to maintain relationships with these large retailers or national chains. Our inability to develop and sustain relationships with large retailers and chains may impede our ability to develop brand and product recognition and increase sales volume and, ultimately, require us to continue to rely on local and more fragmented sales channels, which may have a material adverse effect on our business, results of operations and financial condition. In addition, if we are unable to develop or maintain relationships with large retailers and national chains and such large retailers or chains take market share from the smaller local and more fragmented sales channels, our business, results of operations and financial condition will be adversely impacted.

New products face intense media attention and public pressure.

Many of our vaporizers and other products are new to the marketplace. Since their introduction, certain members of the media, politicians, government regulators and advocacy groups, including independent doctors, have called for and driven the adoption of stringent regulation of the sale of certain products and in some cases, an outright ban of such products pending increased regulatory review and a further demonstration of safety. For example, local and state governments have banned certain types of vaporization products, such as those containing flavored liquid nicotine and flavored hemp-derived CBD. Additional bans of this type would likely have the effect of terminating our sales and marketing efforts of certain products in jurisdictions in which we may currently market or have plans to market such products. Such bans would also likely cause public confusion as to which products are the subject of bans, which confusion could also have a material adverse effect on our business, results of operations and financial condition.

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Our success depends, in part, on the quality and safety of our products, as well as the perception of quality and safety in the vaporization products and consumption accessories industry generally.

Our success depends, in part, on the quality and safety of the products we sell, including manufacturing issues, health concerns about the substances consumed using the products we sell, and unforeseen product misuse. Even a single incident of product defect or misuse, whether relating to products sold by us or just to our industry generally, could result in significant harm to our reputation. For example, incidents of EVALI have, by some metrics, negatively impacted demand for vaporizers. If any of our products are found to be, or are perceived to be, defective or unsafe, or if they otherwise fail to meet our customers’ standards, our relationship with our customers could suffer, our reputation or the appeal of our brands could be diminished, and we could lose market share and/or become subject to liability claims, any of which could result in a material adverse effect on our business, results of operations and financial condition.

Damage to our reputation, or that of any of our key suppliers or their brands, could affect our business performance.

The success of our business depends in part upon the positive image that consumers have of the third-party brands we distribute. Incidents, publicity or events arising accidentally or through deliberate third-party action that harm the integrity or consumer support of the products we sell could affect the demand for those products. Unfavorable media, whether accurate or not, related to our industry, to us, to our customers, or to the products we sell could negatively affect our corporate reputation, stock price, ability to attract high-quality talent, or the performance of our business. Additional negative publicity or commentary on social media outlets also could cause consumers to react rapidly by avoiding our products and brands or by choosing brands offered by our competitors, which could have a material adverse effect on our business, results of operations and financial condition.

We are subject to substantial and increasing regulation regarding the vaporization industry.

In addition to the FDA regulations concerning vaporizer products, we are subject to regulation by numerous other federal agencies, including the Federal Trade Commission, the Alcohol and Tobacco Tax and Trade Bureau, the Federal Communications Commission, the U.S. Environmental Protection Agency, the U.S. Department of Agriculture, U.S. Customs and Border Protection and the U.S. Center for Disease Control and Prevention’s Office on Smoking and Health. There have also been adverse legislative and political decisions and other unfavorable developments concerning cigarette smoking and the tobacco industry, which have received widespread public attention. There can be no assurance as to the ultimate content, timing or effect of any regulation of vaporizer products by governmental bodies, nor can there be any assurance that potential corresponding declines in demand resulting from negative media attention would not have a material adverse effect on our business, results of operations and financial condition.

Significant increases in state and local regulation of our vaporizer products have been proposed and enacted, and are likely to continue to be proposed and enacted in numerous jurisdictions.

As discussed under the heading “Regulatory Developments” above, there has been increasing activity on the state, provincial and local levels with respect to scrutiny of vaporizer products. State and local governmental bodies across the United States have indicated that vaporization products and certain other consumption accessories may become subject to new laws and regulations at the state and local levels. For example, in January 2015, the California Department of Health declared electronic cigarettes and certain other vaporizer products a health threat that should be strictly regulated like tobacco products. Further, many states and cities have enacted regulations that require retailers to obtain a tobacco retail license in order to sell electronic cigarettes and vaporizer products. Many states, provinces and some cities have passed laws restricting the sale of electronic cigarettes and certain other vaporizer products. In March 2023, new federal legislation granted the FDA regulatory authority over synthetic nicotine, making all synthetic nicotine products without a marketing order from the FDA illegal as of July 13th, 2022. If one or more states or provinces from which we generate or anticipate generating significant sales of vaporizer products bring actions that prevent us from selling certain or all of our vaporizer products, we would be required to cease sales and distribution of certain products to those states, which could have a material adverse effect on our business, results of operations and financial condition. Additionally, if one or more states or provinces from which we generate or anticipate generating significant sales of vaporizer products bring actions that require us to obtain certain licenses, approvals or permits, and if we are not able to obtain the necessary licenses, approvals or permits for financial reasons or otherwise and/or any such license, approval or permit is determined to be overly burdensome to us, then we may be required to cease sales and distribution of our products to those states, which could have a material adverse effect on our business, results of operations and financial condition.

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Certain states, provinces and cities have already restricted the use of electronic cigarettes and vaporizer products in smoke free venues. Additional city, state, provincial or federal regulators, municipalities, local governments and private industry may enact rules and regulations restricting the use of electronic cigarettes and vaporizer products in those same places where cigarettes cannot be smoked. Because of these restrictions, our customers may reduce or otherwise cease using our vaporization products or certain other consumption accessories, which could have a material adverse effect on our business, results of operations and financial condition.

The Canadian federal government, as well as certain provincial governments have passed or propose to pass legislation which will restrict the extent to which e-cigarettes, e-liquid and other vaping products may be displayed or sold. Additionally, Canadian laws require health warnings to be placed on certain vaporizer products, which could reduce the appeal of these products. These regulations and future regulations could have a material adverse effect on our business, results of operations and financial condition.

Based on regulations surrounding health-related concerns related to the use of some of our vaporizer products, possible new or increased taxes by government entities intended to reduce use of our products or to raise revenue, additional governmental regulations concerning the marketing, labeling, packaging or sale of some of our products, negative publicity resulting from actual or threatened legal actions against us or other companies in our industry, all may reduce demand for, or increase the cost of, certain of our products, which could adversely affect our profitability and ultimate success.

Our business depends partly on continued purchases by businesses and individuals selling or using cannabis pursuant to state laws in the United States or Canadian and provincial laws.

Because some of our B2C customers use some of the items that we sell to consume cannabis and some of our B2B customers operate in the legal national and state cannabis industry, our business depends partly on federal, state, provincial and local laws, regulations, guidelines and enforcement pertaining to cannabis. In both the United States and Canada, those factors are in flux.

United States

Currently, in the United States, 47 states and the District of Columbia permit some form of cannabis cultivation, sales, and use for certain medical purposes (“medical states”). Twenty-four of those states and the District of Columbia have also legalized cannabis for adults for non-medical purposes (sometime referred to as recreational use). Several medical states may extend legalization to adult use.

States’ cannabis programs have proliferated and grown even though the cultivation, sale and possession of cannabis is considered illegal under U.S. federal law. Under the CSA, cannabis is a Schedule I drug, meaning that the Drug Enforcement Administration recognizes no accepted medical use for cannabis, and the substance is considered illegal under federal law.

In an effort to provide guidance to U.S. Attorneys’ offices regarding the enforcement priorities associated with cannabis in the United States, the U.S. Department of Justice (the “DOJ”) has issued a series of memoranda detailing its suggested enforcement approach. During the administration of former President Obama, each memorandum acknowledged the DOJ’s authority to enforce the CSA in the face of state laws, but noted that the DOJ was more committed to using its limited investigative and prosecutorial resources to address the most significant threats associated with cannabis in the most effective, consistent, and rational way.

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On August 29, 2013, the DOJ issued what came to be called the “Cole Memorandum,” which gave U.S. Attorneys the discretion not to prosecute federal cannabis cases that were otherwise compliant with applicable state law that had legalized medical or adult-use cannabis and that have implemented strong regulatory systems to control the cultivation, production, and distribution of cannabis. The eight federal priorities were preventing:

●	The distribution of cannabis to minors;
●	Revenue from the sale of cannabis from going to criminal enterprises, gangs, and cartels;
●	The diversion of cannabis from states where it is legal under state law in some form to other states;
●	State-authorized cannabis activities from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;
●	Violence and the use of firearms in the cultivation and distribution of cannabis;
●	Drugged driving and exacerbation of other adverse public health consequences associated with cannabis use;
●	Growing cannabis on public lands and the attendant public safety and environmental dangers posed by cannabis production on public lands; and
●	Cannabis possession or use on federal property.

Accordingly, the Cole Memorandum provided lawful cannabis-related enterprises a tacit federal go-ahead in states with legal cannabis programs, provided that the state had adopted and was enforcing strict regulations and oversight of the medical or adult-use cannabis program in accordance with the specific directives of the Cole Memorandum.

On January 4, 2018, Attorney General Jeff Sessions issued a memorandum that rescinded previous DOJ guidance on the state legal cannabis industry, including the Cole Memorandum. Attorney General Sessions wrote that the previous guidance on cannabis law enforcement was unnecessary, given the well-established principles governing federal prosecution that are already in place. As a result, federal prosecutors could and still can use their prosecutorial discretion to decide whether to prosecute even state-legal cannabis activities.

Since the Cole Memorandum was rescinded, however, U.S. Attorneys have generally refrained from prosecuting state law compliant marijuana businesses. Current Attorney General Merrick Garland during his confirmation hearings expressed that “It does not seem to me useful the use of limited resources that we have to be pursuing prosecutions in states that have legalized and are regulating the use of marijuana, either medically or otherwise.”

Since December 2014, companies that are strictly complying with state medical cannabis laws have been protected against enforcement for that activity by an amendment (originally called the Rohrabacher-Blumenauer Amendment, now called the Joyce Amendment) to the Omnibus Spending Bill, which prevents federal prosecutors from using federal funds to impede the implementation of medical cannabis laws enacted at the state level. Federal courts have interpreted the provision to bar the DOJ from prosecuting any person or entity in strict compliance with state medical cannabis laws.

While the protection of the Joyce Amendment prevents prosecutions of state law compliant medical cannabis activities, it does not make cannabis legal. The protection of the Joyce Amendment depends on its continued inclusion in the federal omnibus spending bill, or in some other legislation, and entities’ strict compliance with the state medical cannabis laws. While industry observers expect Congress to extend the protection in future Omnibus Spending Bills, there can be no assurance that it will do so.

Although several cannabis law reform bills are pending in the U.S. Congress, passage of any of them and ultimately the Biden Administration’s support and approval remain uncertain. Unless and until the U.S. Government changes the law with respect to cannabis, and particularly if Congress does not extend the protection of state medical cannabis programs, there is a risk that federal authorities could enforce current federal cannabis law. An increase in federal enforcement against companies licensed under state cannabis laws would negatively impact the state cannabis industries and, in turn, our revenues, profits, financial condition, and business model.

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Canada

On April 13, 2017, the Government of Canada introduced Bill C-45, which proposed the enactment of the Cannabis Act to legalize and regulate access to cannabis. The Cannabis Act proposed a strict legal framework for controlling the production, distribution, sale and possession of medical and recreational adult-use cannabis in Canada. On June 21, 2018, the Government of Canada announced that Bill C-45, received Royal Assent. On July 11, 2018, the Government of Canada published the Cannabis Regulations under the Cannabis Act. The Cannabis Regulations provide more detail on the medical and recreational regulatory regimes for cannabis, including regarding licensing, physical security requirements, product practices, outdoor growing, security, packaging and labelling (including for cannabis accessories), cannabis-containing drugs, document retention requirements, reporting and disclosure requirements, the new access to cannabis for medical purposes regime and industrial hemp. The majority of the Cannabis Act and the Cannabis Regulations came into force on October 17, 2018; additional Cannabis Regulations took effect on October 17, 2019.

As of December 2022, the Minister of Health and the Minister of Mental Health and Addictions has launched the legislative review of the Cannabis Act. The review is being conducted by a five-member independent, expert panel, who will report their final conclusions and advice to the Ministers by Spring 2024. In addition, Health Canada announced that amendments to the Cannabis Act and its regulations concerning cannabis research and testing. Notably, these amendments increase the public possession limit for cannabis beverages to a level that is similar to other forms of cannabis, such as solid edible cannabis products (i.e. gummies or chocolate) and the amendments change how Health Canada regulates non-therapeutic cannabis research with human participants. As for proposed amendments, Health Canada is proposing amendments to the Cannabis Regulations to protect public health and safety, in particular by protecting young persons and others from inducements to use inhaled cannabis extracts. The proposed amendments would restrict the production, sale, promotion, packaging, or labelling of inhaled cannabis extracts with certain flavors, other than the flavor of cannabis.

While the Cannabis Act provides for the regulation by the federal government of, among other things, the commercial cultivation and processing of cannabis for recreational purposes, it provides the provinces and territories of Canada with the authority to regulate with respect to the other aspects of recreational cannabis, such as distribution, sale, minimum age requirements, places where cannabis can be consumed, and a range of other matters.

The governments of every Canadian province and territory have implemented regulatory regimes for the distribution and sale of cannabis for recreational purposes. In most provinces and territories, the minimum age is 19 years old, except for Québec, where the minimum age is 18. Certain provinces, such as Ontario, have legislation in place that restricts the packaging of vapor products and the manner in which vapor products are displayed or promoted in stores.

The Cannabis Act is a relatively new regime that has no close precedent in Canadian law. The effect of relevant governmental authorities’ administration, application and enforcement of their respective regulatory regimes and delays in obtaining, or failure to obtain, applicable regulatory approvals which may be required may significantly delay or impact the development of markets, products and sales initiatives and could have a material adverse effect on our business, financial condition and results of operations.

The federal and state regulatory landscape regarding products containing hemp-derived CBD and other cannabinoids is uncertain and evolving, and new or changing laws or regulations relating to hemp and hemp-derived products could have a material adverse effect on our business, financial condition and results of operations.

In December 2018, the U.S. government changed the legal status of hemp and its derivatives, including hemp-derived CBD and other cannabinoids. The 2018 Farm Bill, which was signed into law by former President Trump on December 20, 2018 (Pub.L. 115-334), established a new framework for the regulation of hemp production (defined in the Farm Bill as Cannabis sativa L. with a THC concentration of not more than 0.3 percent on a dry weight basis) and extracts of hemp, including CBD. The law also removed hemp and extracts of hemp from the federal controlled substances schedules. The section of the Farm Bill establishing a framework for hemp production, however, makes clear explicitly that it does not affect or modify the United States Federal Food, Drug, and Cosmetic Act (the “FDCA”), section 351 of the Public Health Service Act (addressing the regulation of biological products), the authority of the Commissioner of the FDA under those laws, or the Commissioner’s authority to regulate hemp production and sale under those laws.

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Since passage of the Farm Bill, the FDA has expressed multiple times its position that any cannabis product, whether derived from hemp or otherwise, marketed with a disease claim (e.g., a claim of therapeutic benefit or disease prevention) must be approved by the FDA for its intended use through one of the drug approval pathways prior to it being introduced into interstate commerce. The FDA has also repeatedly stated its position that introducing food or dietary supplements with added CBD (or THC), regardless of source, into interstate commerce is illegal under the FDCA. Although enforcement under the FDCA may be civil or criminal in nature, the FDA has thus far limited its recent enforcement against companies selling CBD products to warning letters alleging various violations of the FDCA, including that the products bear claims that render the products unapproved and misbranded new drugs, that CBD is excluded from the FDCA’s definition of “dietary supplement,” and that the FDCA prohibits the addition of CBD to food. The FDA also tested some of the products, and found that many did not contain the levels of CBD they claimed to contain, which could be the basis for a separate violation of the FDCA. In addition, some states have taken actions to restrict or prohibit the sale of CBD products under state law. On January 26, 2023, the FDA issued a statement that after careful review, the FDA concluded that a new regulatory pathway for CBD is needed that balances individuals’ desire for access to CBD products with the regulatory oversight needed to manage risks. The agency is prepared to work with Congress on this matter.

We occasionally distribute very limited products containing hemp-derived CBD and other cannabinoids. Although the Farm Bill removed hemp and its derivatives from the definition of “marijuana” under the CSA, uncertainties remain regarding the cultivation, sourcing, production and distribution of hemp and products containing hemp derivatives. Certain states prohibit the sale of all or certain types of products containing hemp. The laws and regulations of states that permit the sale of products containing hemp derivatives, such as CBD, impose various requirements, including requirements to obtain certain permits or licenses, related to the marketing, packaging, safety, and sale of products containing hemp derivatives. These laws and regulations are rapidly developing. We may have to quickly adapt our operations to comply with forthcoming and rapidly-shifting federal and state regulations. These regulations could require significant changes to our business, plans or operations concerning hemp-derived products, and could adversely affect our business, financial condition or results of operations. Additionally, while we believe our current operations with respect to hemp derived products such as CBD comply with existing federal and state laws relating to hemp and hemp-derived products in all material respects, legal proceedings alleging violations of such laws could have a material adverse effect on our business, financial condition and results of operations.

We are subject to legislative uncertainty that could slow or halt the legalization and use of cannabis, which could materially and adversely affect our business.

Continued development of the cannabis industry is dependent upon continued legislative authorization of cannabis at the state level, as well as the U.S. government’s continued non-enforcement of federal cannabis laws against state-law-compliant cannabis businesses. Any number of factors could slow or halt progress in this area. Further, progress, while generally expected, is not assured. Well-funded interests, including businesses in the tobacco, alcohol beverage and the pharmaceutical industries, may have a strong economic opposition to the continued legalization of cannabis. The pharmaceutical industry, for example, is well funded with a strong and experienced lobby that eclipses the funding of the cannabis movement. Any inroads legalization opponents could make in halting the impending cannabis industry could have a detrimental impact on our business. While there may be ample public support for legislative action, numerous factors impact the legislative process. Any one of those factors could slow or halt the continued legalization and use of cannabis, which would negatively impact our business.

While we believe that our business and sales do not violate the Federal Paraphernalia Law, legal proceedings alleging violations of such law or changes in such law or interpretations thereof could materially and adversely affect our business, financial condition or results of operations.

Under U.S. Code Title 21 Section 863 (the “Federal Paraphernalia Law”), the term “drug paraphernalia” means “any equipment, product or material of any kind which is primarily intended or designed for use in manufacturing, compounding, converting, concealing, producing, processing, preparing, injecting, ingesting, inhaling, or otherwise introducing into the human body a controlled substance.” That law exempts “(1) any person authorized by local, State, or Federal law to manufacture, possess, or distribute such items” and “(2) any item that, in the normal lawful course of business, is imported, exported, transported, or sold through the mail or by any other means, and traditionally intended for use with tobacco products, including any pipe, paper, or accessory.” Any nonexempt drug paraphernalia offered or sold by any person in violation of the Federal Paraphernalia Law can be subject to seizure and forfeiture upon the conviction of such person for such violation, and a convicted person can be subject to fines under the Federal Paraphernalia Law and even imprisonment.

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We believe our sales do not violate the Federal Paraphernalia Law in any material respect. First, we understand that a substantial majority of the products we offer and sell were and are not primarily intended or designed for any purpose not permitted by the Federal Paraphernalia Law. Indeed, many of the manufacturers whose products we sell disclaim that the products are for use with cannabis. Second, we restrict the sale of certain products - those that may have been primarily intended or designed for use with cannabis - to comply with the Federal Paraphernalia Law’s exemption for sales authorized by state law. In particular, we (a) do not sell those products at all into the states that have maintained complete or near complete cannabis prohibition and (b) limit the sale of those products to licensed cannabis businesses, such as dispensaries, cultivators, and manufacturers, in the states that authorize sales of cannabis paraphernalia only through state-licensed cannabis businesses. Third, we have been in business for many years without facing even threatened legal action under the Federal Paraphernalia Law.

While we believe that our business and sales are legally compliant with the Federal Paraphernalia Law in all material respects, any legal action commenced against us under such law could result in substantial costs and could have an adverse impact on our business, financial condition or results of operations. In addition, changes in cannabis laws or interpretations of such laws are difficult to predict, and could materially and adversely affect our business.

Officials of the U.S. Customs and Border Protection agency (“CBP”) have broad discretion regarding products imported into the United States, and the CBP has on occasion seized imported products on the basis that such products violate the Federal Paraphernalia Law. While we believe the products that we import do not violate such law, any such seizure of the products we sell could have a material adverse effect on our business operations or our results of operations.

Officials of the CBP have broad discretion regarding products imported into the United States. Individual shipments of imported products we distribute, as well as similar products, have been detained or seized by the CBP for a variety of reasons, including because the CBP officials inspecting the goods believed such goods were marketed as drug paraphernalia and therefore violated the Federal Paraphernalia Law. Although we and other suppliers or distributors of such products have at times successfully contested such actions of the CBP, such challenges are costly and time consuming. While we would disagree with any conclusion of the CBP that our product sales violate the Federal Paraphernalia Law, we cannot give any assurance that the CBP will not make additional seizures of our imports, or that if the CBP seizes any of our goods that the CBP would not seek to impose penalties related to such imports. Should we elect to contest any such seizure, the costs of doing so could be substantial and there are no assurances we would prevail in a contested proceeding. Additionally, the cost and/or results of any such contest could adversely impact our business, financial condition or results of operations. Additionally, if the CBP fails to release seized products, we may no longer be able to ensure a sellable supply of some of our products, which could have a material adverse impact on our business, financial condition and results of operations.

Because our business is dependent, in part, upon continued market acceptance of cannabis by consumers, any negative trends could materially and adversely affect our business, financial conditions or results of operations.

We are dependent on public support, continued market acceptance and the proliferation of consumers in the legal cannabis markets. While we believe that the market and opportunity in the space continue to grow, we cannot predict the future growth rate or size of the market. Any downturns in, or negative outlooks on, the cannabis industry may materially and adversely affect our business and financial condition.

We and our customers may have difficulty accessing the service of banks, which may make it difficult for us and for them to sell our products.

Financial transactions involving proceeds generated by cannabis-related activities can form the basis for prosecution under the U.S. federal money laundering statutes, unlicensed money transmitter statutes and the U.S. Bank Secrecy Act. Guidance issued by the Financial Crimes Enforcement Network (“FinCEN”) clarifies how financial institutions can provide services to cannabis-related businesses consistent with their obligations under the Bank Secrecy Act. Furthermore, since the rescission by former U.S. Attorney General Jeff Sessions on January 4, 2018 of the Cole Memorandum, U.S. federal prosecutors have had greater discretion when determining whether to charge institutions or individuals with any of the financial crimes described above based upon cannabis-related activity. As a result, given these risks and their own related disclosure requirements, many banks remain hesitant to offer banking services to cannabis-related businesses. Consequently, those businesses involved in the cannabis industry continue to encounter difficulty establishing banking relationships. Indeed, we have been asked to close bank accounts due to our activity in the cannabis industry. We may become unable maintain stable banking relationships, which would create significant challenges in operating our business, increase our operating costs, pose additional operational, logistical and security challenges, and result in our inability to implement our business plan. Additionally, if our more significant customers to are unable maintain their current banking relationships, we might not be able to continue transacting with such customers.

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Our payments system and the payment systems of our customers depend on third-party providers and are subject to evolving laws and regulations.

We and our retail customers have engaged third-party service providers to perform underlying credit and debit card processing, currency exchange, identity verification and fraud analysis services. If these service providers do not perform adequately or if our relationships, or the relationships of our retail customers with these service providers, were to terminate, our ability or the ability of such retail customers to process payments could be adversely affected and our business would be harmed.

The laws and regulations related to payments are complex and are potentially impacted by tensions between federal and state treatment of the vaporization, tobacco, nicotine and cannabis industries. These laws and regulations also vary across different jurisdictions in the United States, Canada and globally. As a result, we are required to spend significant time and effort to comply with those laws and regulations. Any failure or claim of our failure to comply, or any failure by our third-party service providers to comply, could cost us substantial resources, could result in liabilities, or could force us to stop offering our customers the ability to pay with credit cards, debit cards and bank transfers. As we expand the availability of these payment methods or offer new payment methods to our customers in the future, we may become subject to additional regulations and compliance requirements.

Further, through our agreement with our third-party credit card processors, we are indirectly subject to payment card association operating rules and certification requirements, including restrictions on product mix and the Payment Card Industry Data Security Standard, 02 PCIDSS. We also are subject to rules governing electronic funds transfers. Any change in these rules and requirements could make it difficult or impossible for us to comply.

Due to our acceptance of credit cards in our e-commerce business, we are subject to the Payment Card Industry Data Security Standard, designed to protect the information of credit card users. We have had a security incident in the past, which we do not believe reached the level of a breach, that would be reportable under state laws or our other obligations; however there can be no assurance that our determination was correct. In the event our determination is challenged and found to have been incorrect, we may be subject to claims by one or more state attorney generals, federal regulators, or private plaintiffs and we may additionally be subject to claims or fines from credit associations.

We are subject to certain U.S. federal regulations relating to cash reporting.

The U.S. Bank Secrecy Act, enforced by FinCEN, a division of the U.S. Department of the Treasury, requires a party in trade or business to file with the U.S. Internal Revenue Service (the “IRS”) a Form 8300 report within 15 days of receiving a cash payment of over $10,000. While we receive very few cash payments for the products we sell, if we fail to comply with these laws and regulations, the imposition of a substantial penalty could have a material adverse effect on our business, results of operations and financial condition.

If countries, states, and provinces continue the trend of imposing, expanding, and increasing taxes on vaporizer products, it could materially and adversely affect our business.

Supply to our customers is sensitive to increased sales taxes and economic conditions affecting their disposable income. Discretionary consumer purchases, such as of vaporization products and consumption accessories, may decline during recessionary periods or at other times when disposable income is lower and taxes may be higher.

As discussed under “Regulatory Developments” above, the sale of vaporization products and certain other consumption accessories is, in certain jurisdictions, subject to federal, state, provincial and local excise taxes like the sale of conventional cigarettes or other tobacco products, all of which generally have high tax rates and have faced significant increases in the amount of taxes collected on their sales. Other jurisdictions are contemplating similar legislation and other restrictions on electronic cigarettes and certain other vaporizer products. Should federal, state, provincial and local governments and/or other taxing authorities continue to impose excise taxes similar to those levied against conventional cigarettes and tobacco products on vaporization products or consumption accessories, it may have a material adverse effect on the demand for those products, as consumers may be unwilling to pay the increased costs, which in turn could have a material adverse effect on our business, results of operations and financial condition.

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We could be required to collect additional sales taxes or be subject to other tax liabilities that may increase the costs our B2C customers would have to pay for our product offering, which could materially and adversely affect our operating results.

An increasing number of states have considered or adopted laws that attempt to impose tax collection obligations on out-of-state companies. Additionally, the Supreme Court of the United States ruled in South Dakota v. Wayfair, Inc. et al, or Wayfair, that online sellers can be required to collect sales and use tax despite not having a physical presence in the buyer’s state. In response to Wayfair, or otherwise, states or local governments may adopt, or begin to enforce, laws requiring us to calculate, collect, and remit taxes on sales in their jurisdictions. A successful assertion by one or more states requiring us to collect taxes where we presently do not do so, or to collect more taxes in a jurisdiction in which we currently do collect some taxes, could result in substantial tax liabilities, including taxes on past sales, as well as penalties and interest. The imposition by state governments or local governments of sales tax collection obligations on out-of-state sellers could also create additional administrative burdens for us, put us at a competitive disadvantage if they do not impose similar obligations on our competitors and decrease our future sales, which could have a material adverse impact on our business, financial condition and results of operations.

We may become involved in regulatory or agency proceedings, investigations, prosecutions, and audits.

Our business, and the businesses of the suppliers from which we acquire products we sell, requires compliance with many laws and regulations in many jurisdictions globally across multiple product categories and regulatory regimes. Failure to comply with these laws and regulations could subject us or such suppliers to regulatory or agency proceedings, investigations, or prosecutions, and could also lead to damage awards, fines and penalties. We or such suppliers may become involved in a number of government proceedings, investigations and audits. The outcome of any government proceedings, investigations, prosecutions, audits, and other contingencies could harm our reputation or the reputations of the brands that we sell, require us to take, or refrain from taking, actions that could harm our operations or require us to pay substantial amounts of money, harming our financial condition. There can be no assurance that any pending or future regulatory or agency proceedings, investigations and audits will not result in substantial costs or a diversion of management’s attention and resources or have a material adverse impact on our business, financial condition and results of operations.

We are subject to increasing international control and regulation.

The World Health Organization’s Framework Convention on Tobacco Control (“FCTC”) is the first international public health treaty that establishes a global agenda to reduce initiation of tobacco use and regulate tobacco in an effort to encourage tobacco cessation. Over 180 governments worldwide have ratified the FCTC, including Canada. The FCTC has led to increased efforts to reduce the supply of and demand for tobacco products and to encourage governments to further regulate the tobacco industry. The tobacco industry and others expect significant regulatory developments to take place over the next few years, driven principally by the FCTC.

If the United States ratifies the FCTC and/or national laws are enacted in the United States that reflect the major elements of the FCTC, our business, results of operations and financial condition could be materially and adversely affected. In addition, if any of our vaporization products or consumption accessories become subject to one or more of the significant regulatory initiatives proposed under the FCTC or any other international treaty, our business, results of operations and financial condition may also be materially adversely affected.

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Countries’ laws implementing the European Union Tobacco Products Directive (“TPD”) impose strict regulations on the approval, sale, and advertising of e-cigarettes. Although we do not sell or market any material quantities of products classified as e-cigarettes in Europe, countries could enact new laws implementing the TPD or other laws or regulations that re-classify and/or restrict the products we may sell or market in Europe. Any future measures that limit our ability to market or sell vaporization products or other consumption accessories in Europe may have a material adverse effect on our business, results of operations, and financial condition.

To the extent our existing or future products become subject to international regulatory regimes that we are unable to comply with or fail to comply with, they may have a material adverse effect on our business, results of operations and financial condition.

Changes in our credit profile may affect our relationship with our suppliers, which could have a material adverse effect on our liquidity.

Changes in our credit profile may affect the way our suppliers view our ability to make payments and may induce them to shorten the payment terms of their invoices. Given the large dollar amounts and volume of our purchases from suppliers, a change in payment terms may have a material adverse effect on our liquidity and our ability to make payments to our suppliers and, consequently, may have a material adverse effect on us.

We face intense competition and may fail to compete effectively.

The vaporization products and consumption accessories industry is characterized by brand recognition and loyalty, with product quality features, price, marketing and packaging constituting the primary methods of competition. Substantial marketing support, merchandising display, competitive pricing and other financial incentives generally are required to introduce a new brand or to improve or maintain a brand’s market position. Our principal competitors may be significantly larger than us and aggressively seek to limit the distribution or sale of our products.

Competition in the vaporization products and consumption accessories industry is particularly intense, and the market is highly fragmented.

We experience variability in our net sales and net income on a quarterly basis as a result of many factors.

We experience variability in our net sales and net income on a quarterly basis as a result of many factors. These factors include:

●	the relative mix of vaporization products and consumption accessories sold during the period;
●	the general economic environment and competitive conditions, such as pricing;
●	the timing of procurement cycles by our customers;
●	seasonality in customer spending and demand for products we provide;
●	variability in supplier programs;
●	the introduction of new and upgraded products;
●	changes in prices from our suppliers;
●	changes to our strategy;
●	trade show attendance;
●	promotions;
●	the loss or consolidation of significant suppliers or customers;
●	our ability to control costs;
●	the timing of our capital expenditures;
●	the condition of our industry in general and our customers specifically;
●	regulatory developments that limit or expand the products we may sell, or the manner in which those products may be transported;
●	any inability on our part to obtain adequate quantities of products;
●	delays in the release by suppliers of new products and inventory adjustments;
●	delays in the release of imported products by customs authorities;
●	our expenditures on new business ventures and acquisitions;
●	performance of acquired businesses;
●	adverse weather conditions, natural disasters, pandemics, or other events that affect supply or customer response;
●	distribution or shipping to our customers; and
●	geopolitical events.

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Our planned operating expenditures each quarter are based on sales forecasts for the quarter. If our sales do not meet expectations in any given quarter, our operating results for that quarter may be materially adversely affected. We believe that period-to-period comparisons of our operating results are not necessarily a good indication of our future performance. In addition, our results in any quarterly period are not necessarily indicative of results to be expected for a full fiscal year. In future quarters, our operating results may be below the expectations of public market analysts or investors and, as a result, the market price of our Class A common stock could be materially adversely affected.

Product defects could increase our expenses, damage our reputation or expose us to liability.

We may not be able to adequately address product defects. Product defects in vaporizers and other accessories may harm the health or safety of our end-consumers. In addition, remedial efforts could be particularly time-consuming and expensive if product defects are only found after we have sold the defective product in volume. Any actual or perceived defects in our products could result in unsold inventory, product recalls, repairs or replacements, damage to our reputation, increased customer service costs and other expenses, as well as divert management attention and expose us to liabilities. Furthermore, a product liability claim brought against us by our customers or end-consumers could be time-consuming and costly to defend and, if successful, could require us to make significant payments.

Contamination of, or damage to, our products could adversely impact sales volume, market share and profitability.

Our market position may be affected through the contamination of our products, as well as the material used during the manufacturing processes of the products we sell, or at different points in the entire supply chain. For example, we have previously detected low levels of contaminants in certain extraction gasses sold by us. We keep significant amounts of inventory of our products in warehouses and it is possible that this inventory could become contaminated prior to arrival at our premises or during the storage period. If contamination of our inventory or packaged products occurs, whether as a result of a failure in quality control by us or by one of our suppliers, we may incur significant costs in replacing the inventory and recalling products. We may be unable to meet customer demand and may lose customers who purchase alternative brands or products. In addition, consumers may lose confidence in the affected product.

Under the terms of our contracts, we generally impose requirements on our suppliers to maintain quality and comply with product specifications and requirements, and with all federal, state and local laws. Our suppliers, however, may not continue to produce products that are consistent with our standards or that are in compliance with applicable laws, and we cannot guarantee that we will be able to identify instances in which our suppliers fail to comply with our standards or applicable laws. A loss of sales volume from a contamination event may occur, and such a loss may affect our ability to supply our current customers and to recapture their business in the event they are forced to switch products or brands, even if on a temporary basis. We may also be subject to legal action as a result of a contamination, which could result in negative publicity and affect our sales. During this time, our competitors may benefit from an increased market share that could be difficult and costly to regain. Such a contamination event could have a material adverse effect on our business, results of operations and financial condition.

We may not have adequate insurance for potential liabilities, including liabilities arising from litigation.

In the ordinary course of business, we have and in the future may become the subject of various claims, lawsuits and governmental proceedings seeking damages or other remedies concerning our commercial operations, the products we distribute, our employees and other matters, including potential claims by individuals alleging injury or other harm caused by the products we distribute. Some of these claims may relate to the activities of businesses that we have acquired, even though these activities may have occurred prior to our acquisition of the businesses. The products we distribute may contain lithium ion or similar type batteries that can explode or release hazardous substances. In addition, defects in the products we distribute could result in death, personal injury, property damage, pollution, release of hazardous substances or damage to equipment and facilities. Actual or claimed defects in the products we distribute may give rise to claims against us for losses and expose us to claims for damages.

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We maintain insurance to cover certain of our potential losses, and we are subject to various self-retentions, deductibles and caps under our insurance. We face the following risks with respect to our insurance coverage:

●	we may not be able to continue to obtain insurance on commercially reasonable terms;
●	we may incur losses from interruption of our business that exceed our insurance coverage;
●	we may be faced with types of liabilities that will not be covered adequately or at all by our insurance;
●	our insurance carriers may not be able to meet their obligations under the policies; or
●	the dollar amount of any liabilities may exceed our policy limits.

Even a partially uninsured claim, if successful and of significant size, could have a material adverse effect on us. Finally, even in cases where we maintain insurance coverage, our insurers may raise various objections and exceptions to coverage that could make uncertain the timing and amount of any possible insurance recovery.

Due to our position in the supply chain of vaporization products and consumption accessories, we are subject to personal injury, product liability and environmental claims involving allegedly defective products.

Our customers use certain products we distribute in potentially hazardous applications that can result in personal injury, product liability and environmental claims. A catastrophic occurrence at a location at which consumers use the products we distribute may result in our company being named as a defendant in lawsuits asserting potentially large claims, even though we did not manufacture such products or even if such products were not used in the manner recommended by the manufacturer. Applicable law may render us liable for damages without regard to negligence or fault. Certain of these risks are reduced by the fact that we are, in many instances, a distributor of products that third-party manufacturers produce, and, thus, in certain circumstances, we may have third-party warranty or other claims against the manufacturer of products alleged to have been defective. However, there is no assurance that these claims could fully protect us or that the manufacturer would be financially able to provide protection. There is no assurance that our insurance coverage will be adequate to cover the underlying claims. Our insurance does not provide coverage for all liabilities (including liability for certain events involving pollution or other environmental claims).

We may become subject to significant product liability litigation.

The tobacco and e-cigarette industries have experienced and continue to experience significant product liability litigation and other claims, such as those related to marketing of tobacco and e-cigarettes to minors. As a result of their relative novelty, electronic cigarette, vaporizer product and other consumption product manufacturers, suppliers, distributors and sellers have only recently become subject to litigation. While we have not been a party to any product liability litigation, several lawsuits have been brought against other manufacturers and sellers of smokeless products for injuries to health allegedly caused by use of smokeless products. We may be subject to similar claims in the future relating to our vaporizer products. We may also be named as a defendant in product liability litigation against one of our suppliers by association, including in class action lawsuits. In addition, we may see increasing litigation over our vaporizer products or the regulation of our products as the regulatory regimes surrounding these products develop. For example, California’s Proposition 65 (“Prop 65”) requires the State of California to identify chemicals that could cause cancer, birth defects, or reproductive harm, and businesses selling products in California are then required to warn consumers of any possible exposure to the chemicals on the list. The State of California and private plaintiffs have been active in enforcing Prop 65 against companies in the tobacco, nicotine, cannabis, and vaporization industries. We may face substantial costs due to increased product liability litigation relating to new regulations or other potential defects associated with our vaporizer and other consumption products, including litigation arising out of faulty devices or improper usage, which could have a material adverse effect on our business, results of operations and financial condition.

There can be no assurances that we will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of products.

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The scientific community has not yet extensively studied the long-term health effects of the use of vaporizers, electronic cigarettes or e-liquids products.

Vaporizers, electronic cigarettes and related products were recently developed and therefore the scientific community has not had a sufficient period of time to study the long-term health effects of their use. Currently, there is no way of knowing whether these products are safe for their intended use. If the scientific community were to determine conclusively that use of any or all of these products poses long-term health risks, market demand for these products and their use could materially decline. Such a determination could also lead to litigation and significant regulation. Loss of demand for our product, product liability claims and increased regulation stemming from unfavorable scientific studies on these products could have a material adverse effect on our business, results of operations and financial condition.

Reliance on information technology means a significant disruption could affect our communications and operations.

We increasingly rely on information technology systems for our internal communications, controls, reporting and relations with customers, vendors and suppliers, and information technology is becoming a significantly important tool for our sales staff. Our marketing and distribution strategy is dependent upon our ability to closely monitor consumer and market trends on a highly specified level, for which we are reliant on our sophisticated data tracking systems, which are susceptible to disruption or failure. In addition, our reliance on information technology exposes us to cyber-security risks, which could have a material adverse effect on our ability to compete. Security and privacy breaches may expose us to liability and cause us to lose customers, or may disrupt our relationships and ongoing transactions with other entities with whom we contract throughout our supply chain. The failure of our information systems to function as intended, or the penetration by outside parties intent on disrupting business processes, could result in significant costs, loss of revenue, assets or personal or other sensitive data and reputational harm.

Internet security poses a risk to our e-commerce sales.

At present, we generate a portion of our sales through e-commerce sales on our own websites. We manage our websites and e-commerce platform internally and, as a result, any compromise of our security or misappropriation of proprietary information could have a material adverse effect on our business, results of operations and financial condition. We rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure Internet transmission of confidential information, such as credit and other proprietary information. Advances in computer capabilities, new discoveries in the field of cryptography or other events or developments may result in a compromise or breach of the technology used by us to protect client transaction data. Anyone who is able to circumvent our security measures could misappropriate proprietary information or cause material interruptions in our operations. We may be required to expend significant capital and other resources to protect against security breaches or to minimize problems caused by security breaches. To the extent that our activities or the activities of others involve the storage and transmission of proprietary information, security breaches could damage our reputation and expose us to a risk of loss and/or litigation. Our security measures may not prevent security breaches. Our failure to prevent these security breaches may result in consumer distrust and may adversely affect our business, results of operations and financial condition.

Security and privacy breaches may expose us to liability and cause us to lose customers.

Federal, provincial and state laws require us to safeguard our customers’ financial information, including credit information, as well as our employees’ information. Although we have established security procedures to protect against identity theft and the theft of information of our customers, distributors, consumers, and employees, our security and testing measures may not prevent security breaches and breaches of privacy may occur, which would harm our business. Typically, we rely on encryption and authentication technology licensed from third parties to enhance transmission security of confidential information in relation to financial and other sensitive information that we have on file. Advances in computer capabilities, new discoveries in the field of cryptography, inadequate facility security or other developments may result in a compromise or breach of the technology used by us to protect customer data. Any compromise of our security could harm our reputation or financial condition and therefore, our business. In addition, a party who is able to circumvent our security measures or exploit inadequacies in our security measures, could, among other effects, misappropriate proprietary information, cause interruptions in our operations or expose customers and other entities with which we interact to computer viruses or other disruptions. Actual or perceived vulnerabilities may lead to claims against us. To the extent the measures we have taken prove to be insufficient or inadequate, we may become subject to litigation or administrative sanctions, which could result in significant fines, penalties or damages and harm to our reputation.

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If the methodologies of internet search engines are modified, traffic to our websites and corresponding consumer origination volumes could decline.

We depend in part on various internet search engines, including Google® and others to direct a significant amount of traffic to our websites. Our ability to maintain the number of visitors directed to our websites by search engines through which we distribute our content is not entirely within our control. Our competitors’ search engine optimization (“SEO”) efforts may result in their websites receiving a higher search result page ranking than ours, or Internet search engines could revise their methodologies, which could adversely affect the placement of our search result page ranking. If search engine companies modify their search algorithms in ways that are detrimental to our consumer growth or in ways that make it harder for our customers to access or use our websites, or if our competitors’ SEO efforts are more successful than ours, our consumer engagement and number of consumers could decline. Any reduction in the number of consumers directed to our websites could negatively affect our ability to earn revenue. If traffic on our websites declines, we may need to employ more costly resources to replace lost traffic, and such increased expense could adversely affect our business, results of operations and financial condition.

We are a holding company and depend upon our subsidiaries for our cash flow.

We are a holding company. Our subsidiaries conduct all of our operations and own substantially all of our tangible assets. Consequently, our cash flow and our ability to meet our obligations or to make other distributions in the future will depend upon the cash flow of our subsidiaries and our subsidiaries’ payment of funds to us in the form of distributions, dividends, tax sharing payments or otherwise.

The ability of our subsidiaries to make any payments to us will depend on their earnings and cash flow, the terms of their current and future indebtedness, tax considerations and legal and contractual restrictions on their ability to make distributions.

Our subsidiaries are separate and distinct legal entities. Any right that we have to receive any assets of or distributions from any of our subsidiaries upon the bankruptcy, dissolution, liquidation or reorganization, or to realize proceeds from the sale of their assets, will be junior to the claims of that subsidiary’s creditors, including trade creditors and holders of debt that the subsidiary issued.

Our intellectual property may be infringed and we may be unable to secure or maintain all the intellectual property required to sell all of our offerings.

We currently rely on trademark and other intellectual property rights to establish and protect the brand names and logos we own or license on the products we distribute. Third parties have in the past infringed, and may in the future infringe, on these trademarks and our other intellectual property rights. Our ability to maintain and further build brand recognition is dependent on the continued use of these trademarks, service marks and other proprietary intellectual property, including the names and logos we own or license. Despite our attempts to ensure these intellectual property rights are protected, third parties may take actions that could materially and adversely affect our rights or the value of this intellectual property. Any litigation concerning our intellectual property rights or the intellectual property rights of our suppliers, whether successful or unsuccessful, could result in substantial costs to us and diversions of our resources. Expenses related to protecting our intellectual property rights or the intellectual property rights of our suppliers, the loss or compromise of any of these rights or the loss of revenues as a result of infringement could have a material adverse effect on our business, results of operations and financial condition, and may prevent the brands we own or license, or are owned or licensed by our suppliers, from growing or maintaining market share. There can be no assurance that any trademarks or common marks that we own or license, or are owned or licensed by our suppliers, will not be challenged in the future, invalidated or circumvented or that the rights granted thereunder or under licensing agreements will provide us or our suppliers competitive advantages. We are dependent on the validity, integrity and intellectual property of our suppliers and their efforts to appropriately register, maintain and enforce intellectual property in all jurisdictions in which their products are sold.

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We devote significant resources to the registration and protection of our trademarks and to anti-counterfeiting efforts. Despite these efforts, we regularly discover products that infringe on our proprietary rights or that otherwise seek to mimic or leverage our intellectual property or the intellectual property of our suppliers. Counterfeiting and other infringing activities typically increase as brand recognition increases, especially in markets outside the United States and Canada. Counterfeiting and other infringement of our intellectual property could divert away sales, and association of our brands with inferior counterfeit reproductions or third party labels could adversely affect the integrity and reputation of our brands.

Although we currently hold a number of patents on our products, we generally rely on patents on the products of our suppliers as well as their efforts in successfully defending third-party challenges to such products. Third parties have in the past infringed, and may in the future infringe, on our patents and our suppliers’ patents. Our ability to maintain and enforce our patent rights, and the ability of our suppliers, licensors, collaborators and manufacturers to maintain and enforce their patent rights, against third-party challenges to their validity, scope or enforceability plays an important role in determining our future. There can be no assurances that we will ever successfully file or receive any patents in the future, and changes in either the patent laws or in interpretations of patent laws in the United States or other countries may diminish the value of the intellectual property rights of the products we distribute, license or own. Accordingly, we cannot predict with any certainty the range of claims that may be allowed or enforced concerning the products that we sell.

In addition, there can be no assurance that standard intellectual property confidentiality and assignment agreements with employees, consultants and other advisors will not be breached, that we will have adequate remedies for any breach, or that our trade secrets will not otherwise become known to or independently developed by competitors. Furthermore, there can be no assurance that our efforts to protect our intellectual property will prevent others from unlawfully using our trademarks, trade secrets, copyrights and other intellectual property. Our success depends in part, on our continued ability to maintain our intellectual property and those of our suppliers, and to protect our trade secrets. An inability to continue to preserve and protect our intellectual property would likely have a material adverse effect on our business, results of operations and financial condition.

We are subject to the risks of exchange rate fluctuations.

Currency movements and suppliers’ price increases relating to currency exchange rates are significant factors affecting our cost of sales. Many of our products are purchased from suppliers located in foreign countries and we make payments for our products in numerous currencies. Thus, we bear certain foreign exchange rate risk for certain of our inventory purchases. In addition, we recently expanded our footprint in Canada and Europe, and as part of our strategy, we may undertake further international expansion. As a result, in the future, we may be more sensitive to the risks of exchange rate fluctuations, which may have a material adverse effect on our business, results of operations and financial condition.

There are conflicts of interest among certain of our executive officers and our stockholders.

Certain of our executive officers are engaged in other activities and have interests in other entities on their own behalf or on behalf of other persons. Neither we, nor our stockholders will have any rights in these ventures or their income or profits. Specifically, we sold $0.0 million and $0.4 million in products and supplies to Blum Holdings, Inc. (“Blum”) in the years ended December 31, 2024 and 2023, respectively. Total gross accounts receivable due from Blum were approximately $0.4 million and $0.4 million as of December 31, 2024 and 2023, respectively. Nicholas Kovacevich, our former Chief Corporate Development Officer, and a member of our Board until January 6, 2023 was an investor in Blum and a member of its board of directors.

While we are not aware of any conflict that has arisen or any transaction that has not been conducted on an arm’s length basis to date, during the year, Mr. Kovacevich may have had conflicting fiduciary duties between us, Blum and his own personal financial interests.

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We do not allow a conflicted shareholder, director or executive officer to vote on matters wherein a conflict may be perceived. The conflicted person or entity is not allowed to nominate an alternate person to vote for them either. Other than this safeguard, we do not current have any policy in place, should such a conflict arise.

In particular:

●	our executive officers or directors or their affiliates may have an economic interest in, or other business relationship with, entities that compete in the same businesses as us; and
●	our executive officers or directors or their affiliates have interests in entities that we sell products or services to.

In any of these cases:

●	our executive officers or directors may have a conflict between our current interests and their personal financial and other interests in another business venture;
●	our executive officers or directors may have conflicting fiduciary duties to us and the other entity; and
●	the terms of transactions with the other entity may not be subject to arm’s length negotiations and therefore may be on terms less favorable to us than those that could be procured through arm’s length negotiations.

We are required to comply with laws and regulations in other countries and are exposed to business risks associated with our international operations.

For the years ended December 31, 2024 and 2023, we derived 17.9% and 7.1%, respectively, of our net sales from outside the United States, primarily in Canada and certain European countries. As a result, we are subject to numerous evolving and complex laws and regulations which apply, among other things, to financial reporting standards, corporate governance, data privacy, tax, trade regulations, export controls, competitive practices, labor, health and safety laws, laws regarding controlled substances, laws regarding drug paraphernalia, and regulations in each jurisdiction in which we operate. We are also required to obtain permits and other authorizations or licenses from governmental authorities for certain of our operations and we or our suppliers’ must protect our intellectual property worldwide. In the jurisdictions in which we operate, we need to comply with various standards and practices of different regulatory, tax, judicial and administrative bodies.

There are a number of risks associated with international business operations, including political instability (e.g., the threat of war, terrorist attacks or civil unrest), inconsistent regulations across jurisdictions, unanticipated changes in the regulatory environment, and import and export restrictions. Any of these events may affect our employees, reputation, business or financial results as well as our ability to meet our objectives, including the following international business risks:

●	negative economic developments in economies around the world and the instability of governments, or the downgrades in the debt ratings of certain major economies;
●	social and political instability;
●	complex regulations governing certain of our products;
●	potential terrorist attacks;
●	adverse changes in governmental policies, especially those affecting trade, tariffs and investment;
●	foreign currency exchange, particularly with respect to the Canadian Dollar, Euro, British Pound Sterling and Australian Dollar; and
●	threats that our operations or property could be subject to nationalization and expropriation.

We may not be in full compliance at all times with the laws and regulations to which we are subject. Likewise, we may not have obtained or may not be able to obtain the permits and other authorizations or licenses that we need. If we violate or fail to comply with laws, regulations, permits, labor, health and safety regulations or other authorizations or licenses, we could be fined or otherwise sanctioned by regulators. In such a case, or if any of these international business risks were to materialize, our business, results of operations and financial condition could be adversely affected.

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New tariffs and the evolving trade policy dispute between the United States and China may adversely affect our business.

In 2018, the United States imposed significant tariffs on steel and aluminum imports from a number of countries, including China. These tariffs and the evolving trade policy dispute between the United States and China may have a significant impact on the industries in which we participate. Many of the products we sell, including without limitation, certain vaporizer products, aluminum grinders, paper products and plastic products, are subject to the 25 percent tariff and such tariff, along with resultant price increases, may negatively impact our pricing and customer demand for these products. A “trade war” between the United States and China or other governmental action related to tariffs or international trade agreements or policies has the potential to adversely impact demand for our products, our costs, customers, suppliers and/or the United States economy or certain sectors thereof and, thus, to adversely impact our businesses and results of operations.

Our failure to comply with certain environmental, health and safety regulations could materially and adversely affect our business.

The storage, distribution and transportation of some of the products that we sell are subject to a variety of federal, state, provincial and local environmental regulations. We are also subject to operational, health and safety laws and regulations. Our failure to comply with these laws and regulations could cause a disruption in our business, an inability to maintain our warehousing resources, additional and potentially significant remedial costs and damages, fines, sanctions or other legal consequences that could have a material adverse effect on our business, results of operations and financial condition. In addition, changes in environmental, employee health and safety or other laws, more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations or give rise to material liabilities, which could have a material adverse effect on our business, financial condition and results of operations.

We are transitioning our business and have engaged, and may continue in engage in, dispositions via sales of our assets or other exit activities and other strategic initiatives and we may face risks related to such transactions.

We have engaged in, and expect to continue to pursue, strategic dispositions and initiatives, as we transition our business. Dispositions present significant challenges and risks relating the separation of disposed businesses. Such risks include: (i) we may incur unanticipated costs or expenses, (ii) we may not be able to successfully separate divested businesses and related obligations from our operations as planned, and (iii) we may not be able to realize anticipated reductions in costs attributable to divested businesses or assets. Divestitures may also involve continued financial involvement in, or liability with respect to, the divested businesses. As a result of divestiture transactions, we could incur severance charges for personnel and payments for lease and other commitments, charges from the impairment or write-off of assets, and other financial loss due to the transaction. Furthermore, there is the risk that we might lose customers. In addition, we may not realize the degree or timing of benefits we anticipate when we first enter into a transaction. There can be no assurances that we will manage dispositions or other strategic initiatives successfully, that strategic opportunities will be available to us on acceptable terms or at all, or that we will be able to consummate desired transactions. Any of the foregoing could materially adversely affect our competitive position, financial condition, results of operations or cash flows. For more information on the disposition activities we have undertaken to date, please see “Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

Our operations are subject to natural disasters, adverse weather conditions, operating hazards, environmental incidents and labor disputes.

We may experience earthquakes, floods, typhoons, power outages, labor and trade disputes or similar events beyond our control that would affect our warehousing and distribution operations. The occurrences of such events could result in shutdowns or periods of reduced operations, which could significantly disrupt our business operations, cause us to incur additional costs and affect our ability to deliver our products to our customers as scheduled, which may adversely affect our business, results of operations and financial condition. Moreover, such events could result in severe damage to property, personal injuries, fatalities, regulatory enforcement proceedings or in us being named as a defendant in lawsuits asserting claims for large amounts of damages, which in turn could lead to significant liabilities.

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We are subject to risks associated with public health crises, such as pandemics and epidemics, , which may have a material adverse effect on our business. The nature and extent of future impacts are highly uncertain and unpredictable.

We are subject to risks associated with public health crises, such as pandemics and epidemics and the emergence of new viruses may result in new governmental lockdowns, quarantine requirements or other restrictions to slow the spread of the virus. In addition, any such measures could also impact the global economy more broadly, for example by leading to further economic slowdowns. If we or any of the third parties with whom we engage, including the suppliers, manufacturers and other third parties in our global supply chain, were to experience shutdowns or other significant business disruptions, our ability to conduct our business in the manner presently planned could be materially and negatively impacted.

The scope and duration of any future public health crisis, the pace at which government restrictions are imposed and lifted, the scope of additional actions taken to mitigate the spread of disease, global vaccination and booster rates, the speed and extent to which global markets and utilization rates for our products fully recover from the disruptions caused by such a public health crisis, and the impact of these factors on our business, financial condition and results of operations, will depend on future developments that are highly uncertain and cannot be predicted with confidence.

To the extent a new pandemic or other public health crises adversely affect our operations and global economic conditions more generally, it may also have the effect of heightening many of the other risks described herein.

Risks Related to Our Organizational Structure

Our principal asset is our interest in the Operating Company, and, accordingly, we depend on distributions from the Operating Company to pay our taxes and expenses. The Operating Company’s ability to make such distributions may be subject to various limitations and restrictions.

We are a holding company and have no material assets other than our ownership of all of the Common Units of the Operating Company. As such, we have no independent means of generating revenue or cash flow. Our ability to pay our operating expenses or declare and pay dividends in the future, if any, will be dependent upon the financial results and cash flows of the Operating Company and its subsidiaries and distributions we receive from the Operating Company. There can be no assurance that the Operating Company and its subsidiaries will generate sufficient cash flow to distribute funds to us or that applicable state law and contractual restrictions, including negative covenants, in any future debt instruments, will permit such distributions. In addition, because we are a holding company, our stockholders’ claims as a stockholder will be structurally subordinated to all existing and future liabilities and obligations of the Operating Company. Therefore, in the event of our bankruptcy, liquidation or reorganization, our assets and those of the Operating Company and its subsidiaries will be available to satisfy the claims of our stockholders only after all of our and Greenlane Holdings, LLC’s and its subsidiaries’ liabilities and obligations have been paid in full.

The Operating Company is treated as a partnership for U.S. federal income tax purposes and, as such, is not subject to any entity-level U.S. federal income tax. Instead, taxable income is allocated to holders of Common Units. As of December 31, 2024 and 2023, we hold all of the outstanding Common Units. Accordingly, we will incur income taxes on any net taxable income of the Operating Company. Under the terms of the Fourth Amended and Restated Agreement of the Operating Company (the “Operating Agreement”), the Operating Company is obligated to make tax distributions to holders of Common Units. In addition to tax expenses, we will also incur expenses related to our operations which we expect could be significant. We intend, as its manager and sole member, to cause the Operating Company to make cash distributions to us in an amount sufficient to (i) fund our tax obligations in respect of taxable income allocated to us and (ii) cover our operating expenses. However, the Operating Company’s ability to make such distributions may be subject to various limitations and restrictions, such as restrictions on distributions that would either violate any contract or agreement to which the Operating Company is then a party, including debt agreements, or any applicable law, or that would have the effect of rendering the Operating Company insolvent. If we do not have sufficient funds to pay tax or other liabilities or to fund our operations, we may have to borrow funds, which could materially adversely affect our liquidity and financial condition and subject us to various restrictions imposed by any such lenders.

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The Tax Receivable Agreement (the “TRA”) may require us to make cash payments to the members of the Operating Company in respect of certain tax benefits to which we may become entitled.

Under the TRA we entered into with the Operating Company and its members, we are required to make cash payments to the members of the Operating Partnership equal to 85% of the tax benefits, if any, that we actually realize, or in certain circumstances are deemed to realize, as a result of (i) the increases in the tax basis of assets of the Operating Company resulting from any redemptions or exchanges of Common Units from the members and (ii) certain other tax benefits related to our making payments under the TRA. Although we held all of the outstanding Common Units as of December 31, 2024 and 2023, payments under the TRA are not conditioned on any member’s continued ownership of Common Units or our Class A common stock.

The actual amount and timing of any payments under the TRA will vary depending upon a number of factors, including the amount of gain recognized by prior holders of Common Units, the amount and timing of the taxable income we generate in the future, and the federal tax rates then applicable.

Fluctuations in our tax obligations and effective tax rate and realization of our deferred tax assets may result in volatility of our operating results.

We are subject to taxes by the U.S. federal, state, local and foreign tax authorities, and our tax liabilities will be affected by the allocation of expenses to differing jurisdictions. We record tax expense based on our estimates of future earnings, which may include reserves for uncertain tax positions in multiple tax jurisdictions, and valuation allowances related to certain net deferred tax assets. At any one time, many tax years may be subject to audit by various taxing jurisdictions. The results of these audits and negotiations with taxing authorities may affect the ultimate settlement of these matters. We expect that throughout the year there could be ongoing variability in our quarterly tax rates as events occur and exposures are evaluated. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

●	changes in the valuation of our deferred tax assets and liabilities;
●	expected timing and amount of the release of any tax valuation allowances;
●	tax effects of stock-based compensation;
●	changes in tax laws, regulations or interpretations thereof; or
●	future earnings being lower than anticipated in countries where we have lower statutory tax rates and higher than anticipated earnings in countries where we have higher statutory tax rates.

In addition, our effective tax rate in a given financial statement period may be materially impacted by a variety of factors including but not limited to changes in the mix and level of earnings, varying tax rates in the different jurisdictions in which we operate, fluctuations in valuation allowances, deductibility of certain items, or by changes to existing accounting rules or regulations. Further, tax legislation may be enacted in the future which could negatively impact our current or future tax structure and effective tax rates. We may be subject to audits of our income, sales, and other transaction taxes by U.S. federal, state, local, and foreign taxing authorities. Outcomes from these audits could have an adverse effect on our operating results and financial condition.

If we were deemed to be an investment company under the U.S. Investment Company Act of 1940, as amended (the “1940 Act”), as a result of our ownership of the Operating Company, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business.

Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally will be deemed to be an “investment company” for purposes of the 1940 Act if (i) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (ii) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We do not believe that we are an “investment company,” as such term is defined in either of those sections of the 1940 Act.

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As the sole manager of the Operating Company, we control and operate the Operating Company. On that basis, we believe that our interest in the Operating Company is not an “investment security” as that term is used in the 1940 Act. However, if we were to cease participation in the management of the Operating Company, our interest in The Operating Company could be deemed an “investment security” for purposes of the 1940 Act.

We and the Operating Company intend to continue to conduct our operations so that we will not be deemed an investment company. However, if we were to be deemed an investment company, restrictions imposed by the 1940 Act, including limitations on our capital structure and our ability to transact with affiliates, could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business.

Risks Related to Ownership of Our Class A Common Stock

The market price of our Class A common stock has been volatile and has declined significantly since our initial public offering and may face more volatility and price declines in the future. As a result, you may not be able to resell your shares at or above the price at which you have acquired or will acquire shares of our Class A common stock.

The market price of our Class A common stock has been volatile and has declined significantly since our initial public offering and could face more volatility and price declines in the future as a result of a number of factors, many of which are beyond our control. Furthermore, volatility in our stock price may occur regardless of our operating performance. As a result, you may not be able to sell your shares at or above the price you paid and you could lose a substantial part or all of your investment in our Class A common stock. The following factors could affect our stock price:

●	general market conditions, including conditions that are outside of our control, such as actions or proposed actions of the current U.S. Presidential administration and the Federal Reserve to curb inflation or the impact of future public health crises; novel and unforeseen market volatility and trading strategies, such as the short squeeze rallies caused by retail investors on retail trading platforms;
●	our financing activities, including the issuance of additional securities;
●	our operating and financial performance and the performance of other similar companies;
●	the market perception of our industry;
●	management turnover;
●	the impact, or perceived impact, of new regulations applicable to us, our suppliers or our customers;
●	quarterly variations in the rate of growth of our financial indicators, such as net income, net income per share, net sales and adjusted EBITDA;
●	our ability to successfully execute our merger and acquisition strategy;
●	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors;
●	strategic actions by our competitors or our suppliers;
●	product recalls or product liability claims;
●	changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;
●	liquidity and activity in the market for our Class A common stock;
●	speculation in the press or investment community;
●	sales of our Class A common stock by us or other stockholders, or the perception that such sales may occur;
●	the future incurrence of debt;
●	changes in accounting principles;
●	additions or departures of key management personnel;
●	the de-listing of our Class A common stock from the Nasdaq Capital Market;
●	news reports relating to trends, concerns or competitive developments, regulatory changes and other related issues in our industry or target markets;
●	investors’ general perception of us and the public’s reaction to our press releases, our other public announcements and our filings with the SEC;
●	actions by our stockholders; and
●	domestic and international economic, legal and regulatory factors.

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The stock markets in general have experienced extreme volatility, particularly recently, that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Class A common stock.

Your percentage ownership will be diluted in the future.

Your percentage ownership will be diluted in the future as a result of equity awards that we expect will be granted to our directors, officers and employees, as well as any shares of our Class A common stock, or securities convertible into shares of our Class A common stock, we issue in connection with future capital raising or strategic transactions at prices that are dilutive to shareholders. Our Second Amended and Restated 2019 Equity Incentive Plan provides for the grant of equity-based awards to our directors, officers and employees. The issuance of any shares of Class A common stock will dilute the proportionate ownership and voting power of existing security holders.

Substantial sales and issuances of our Class A common stock have and may continue to occur, or may be anticipated, which have and could continue to cause our stock price to decline.

The market price of shares of our Class A common stock could decline further as a result of substantial sales of our Class A common stock, issuances of Class A common stock at prices that are dilutive to stockholders, a large number of shares of our Class A common stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares. Additionally, we expect that we will seek to raise additional capital from time to time in the future, which may involve the issuance of additional shares of our Class A common stock, or securities convertible into shares of our Class A common stock in subsequent public or private offerings at dilutive prices if debt is not available to us to fund our working capital needs.

We cannot predict the effect, if any, that these sales, or anticipation of such sales, will have on the market price of our common stock or the timing of any redemption of Common Units. Sales or issuances of substantial amounts of our Class A common stock (including shares issued in connection with an acquisition), or the perception that such sales could occur, may adversely affect prevailing market price of our Class A common stock.

The requirements of being a public company may strain our resources and distract our management, which could make it difficult to manage our business, particularly after we are no longer an “emerging growth company.”

As a public company, we are required to comply with various regulatory and reporting requirements, including those required by the SEC. Complying with these reporting and other regulatory requirements is time-consuming and expensive and could have a negative effect on our business, results of operations and financial condition. As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the requirements of the Sarbanes-Oxley Act of 2002 (“SOX”). The cost of complying with these requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. SOX requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. To maintain and improve the effectiveness of our disclosure controls and procedures, we must commit significant resources, may be required to hire additional staff and need to continue to provide effective management oversight. Sustaining our growth also will require us to commit additional management, operational and financial resources to identify new professionals to join our company and to maintain appropriate operational and financial systems to adequately support expansion. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business, results of operations, financial condition and cash flows.

In connection with becoming a public company, we obtained Side A directors’ and officers’ insurance coverage, which increased our annual insurance costs. In the future, it may be more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members to our Board in the future, particularly to serve on our audit committee, and qualified executive officers.

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As we are no longer an “emerging growth company” as defined in the JOBS Act, we must now comply with various reporting requirements.. With these new requirements, we expect to incur additional expenses and devote increased management effort toward ensuring compliance with them.. We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of such costs.

As a public reporting company, we are subject to rules and regulations established from time to time by the SEC regarding our internal control over financial reporting. In connection with our assessment of the effectiveness of our disclosure controls and procedures, we identified certain material weaknesses in our internal control over financial reporting, which caused our Chief Executive Officer and Chief Financial Officer to determine that our internal control over financial reporting, as well as our disclosure controls and procedures, were not effective as of December 31, 2020 and these material weaknesses have not yet been fully remediated as of December 31, 2024.

As a public reporting company, we are subject to the rules and regulations established from time to time by the SEC. These rules and regulations require that, among other things, we establish and periodically evaluate procedures with respect to our internal control over financial reporting. Reporting obligations as a public company are likely to place a considerable strain on our financial and management systems, processes and controls, as well as on our personnel.

Our management, including our Chief Executive Officer and Chief Financial and Legal Officer, is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act). Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. Our internal control over financial reporting includes those policies and procedures that: (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of our assets that could have a material effect on the financial statements.

Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting as of December 31, 2020. Based on this evaluation, our Chief Executive Officer and Chief Financial Officer concluded that as of December 31, 2020, the Company had not maintained effective internal control over financial reporting as a result of the existence of material weaknesses. Consequently, management, with the participation of our Chief Executive Officer and Chief Financial Officer, also concluded that our disclosure controls and procedures were not effective as of December 31, 2020 to provide reasonable assurance that information required to be disclosed by the Company in the reports filed or submitted by it under the Exchange Act were recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms, and to provide reasonable assurance that information required to be disclosed by the Company in such reports was accumulated and communicated to the Company’s management, including, our Chief Executive Officer and our Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

A “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis. Although we are implementing measures to remediate the material weaknesses, we cannot give any assurances that the identified material weaknesses will be remediated on a timely basis or at all or that additional material weaknesses will not be identified in the future in connection with our compliance with the provisions of Section 404 of SOX. Our management may be required to devote significant time and expense to remediate these material weaknesses and any other material weaknesses that may be discovered in the future and may not be able to remediate such material weaknesses in a timely manner. The existence of any future material weakness in our internal control over financial reporting could also result in errors in our financial statements that could require us to restate our financial statements, cause us to fail to meet our reporting obligations, and cause investors to lose confidence in our reported financial information, any of which could lead to a decline in the per share trading price of our common stock.

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We are continuing to implement our remediation plan to address the identified material weaknesses, and our management continues to be actively engaged in the remediation efforts. The material weaknesses will not be considered remediated until the applicable controls operate for a sufficient period of time and management has concluded, through testing, that these controls are operating effectively.

As previously disclosed, in 2020, we began a multi-year implementation of a new ERP system, which we completed in 2023. The ERP system serves as our existing core financial system. Concurrently, in 2023, the re-design of the user access roles and permissions in the new ERP system were completed, and new controls were put into place. Therefore we expect that the previously reported material weaknesses related to ineffective user access controls will be considered remediated in 2024.

As previously disclosed, in 2020, we began a multi-year implementation of a new ERP system, which we completed in 2023. The ERP system serves as our existing core financial system. Concurrently, in 2023, the re-design of the user access roles and permissions in the new ERP system were completed, and new controls were put into place. These previously reported material weaknesses related to ineffective user access controls were not yet remediated as of December 31, 2024.

We have not paid dividends in the past and have no current plans to pay dividends in the future, and any return on investment may be limited to the value of our common stock.

We do not anticipate paying cash dividends in the foreseeable future. The payment of dividends will depend on our earnings, capital requirements, financial condition, prospects and other factors our Board may deem relevant. If we do not pay dividends, our stock may be less valuable because a return on your investment will only occur if you sell our Class A common stock after our stock price appreciates above the price at which you acquired such shares.

If securities analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our stock depends in part on the research and reports that securities or industry analysts publish about us or our industry. While there are currently securities analysts covering us, we can provide no assurances that the analysts will continue to publish report or that other securities analysts will initiate coverage. If no securities analysts cover our company, the trading price for our stock could be negatively impacted. In addition, if one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price could decline as a result. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our Class A stock could decrease, which might cause the market price and trading volume of our Class A common stock to decline.

We have a large number of authorized but unissued shares of stock, which could negatively impact a potential investor if they purchase our Class A common stock.

On August 9, 2022 and June 5, 2023, we effected reverse stock splits. The reverse stock splits did not change the par value of our Class A common stock or the number of shares of Class A common stock or preferred shares authorized by our amended and restated certificate of incorporation. Because the number of authorized shares of our Class A common stock was not reduced proportionally, the reverse stock splits increased our Board’s ability to issue authorized and unissued shares without further stockholder action. As of December 31, 2023, our amended and restated certificate of incorporation provides for 600,000,000 shares of authorized Class A common stock, 30,000,000 shares of authorized Class B common stock and 10,000,000 shares of authorized preferred stock and we have approximately 3,726,926 shares of Class A common stock outstanding, 11,860,201 shares reserved for exercise or vesting of outstanding warrants and options to purchase shares of Class A common stock and 203,022 shares of Class A common stock reserved for future grant under the Company’s equity incentive plan. No shares of Class B common stock or preferred stock are outstanding.

On June 18, 2024, the Board unanimously approved and declared advisable, and recommended that our stockholders approve at a Special Meeting that took place on July 29, 2024, the adoption of the 2024 Amendment to effect a reverse stock split of our Common Stock at any whole number between, and inclusive of, one-for-two to one-for-twenty. Approval of the Proposed 2024 Reverse Stock Split at the 2024 Special Meeting granted the Board the authority, but not the obligation, to file the 2024 Amendment to effect the Proposed 2024 Reverse Stock Split no later than August 5, 2024, with the exact ratio and timing of the Proposed 2024 Reverse Stock Split to be determined at the discretion of the Board. On July 23, 2024, the Board approved the reverse split at a ratio of one-for-11 and the Amendment has been filed with the Secretary of State of the State of Delaware, that became effective on August 5, 2024 at 12:01 AM Eastern Time, before the opening of trading on the Nasdaq. For additional information about the July 29, 2024 Special Meeting and the 2024 Reverse Stock Split, see the Company’s Definitive Proxy Statement filed with the SEC on June 28, 2024 and Form 8-K filed with the SEC on July 31, 2024.

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With respect to authorized but unissued and unreserved shares, we could also use such shares to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management. The issuance of additional shares of Class A common stock or securities convertible into Class A common stock may have a dilutive effect on earnings per share and relative voting power and may cause a decline in the trading price of our Class A common stock. We could use the shares that are available for future issuance in dilutive equity financing transactions, or to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner.

Anti-takeover provisions in our certificate of incorporation and amended and restated bylaws and Delaware law could discourage a takeover.

Our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that might enable our management to resist a takeover. These provisions include:

●	authorizing the issuance of “blank check” preferred stock that could be issued by our Board to increase the number of outstanding shares and thwart a takeover attempt;
●	advance notice requirements applicable to stockholders for matters to be brought before a meeting of stockholders and requirements as to the form and content of a stockholder’s notice;
●	restrictions on the transfer of our outstanding shares of Class B common stock;
●	a supermajority stockholder vote requirement for amending certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws;
●	the inability of our stockholders to act by written consent;
●	a requirement that the authorized number of directors may be changed only by resolution of the Board;
●	allowing all vacancies, including newly created directorships, to be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum, except as otherwise required by law;
●	limiting the forum for certain litigation against us to Delaware; and
●	limiting the persons that can call special meetings of our stockholders to our Board or the chairperson of our Board.

These provisions might discourage, delay or prevent a change in control of our company or a change in our Board. The existence of these provisions could adversely affect the voting power of holders of Class A common stock and limit the price that investors might be willing to pay in the future for shares of our Class A common stock. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any “interested” stockholder for a period of three years following the date on which the stockholder became an “interested” stockholder.

We may issue shares of preferred stock in the future, which could make it difficult for another company to acquire us or could otherwise adversely affect holders of our Class A common stock, which could depress the market price of our Class A common stock.

Our amended and restated certificate of incorporation authorizes us to issue one or more series of preferred stock. Our Board has the authority to determine the preferences, limitations and relative rights of the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our stockholders. Our preferred stock can be issued with voting, liquidation, dividend and other rights superior to the rights of our Class A common stock. The potential issuance of preferred stock may delay or prevent a change in control of us, discourage bids for our Class A common stock at a premium to the market price, and materially and adversely affect the market price and the voting and other rights of the holders of our Class A common stock.

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Our amended and restated certificate of incorporation and bylaws provide that the Court of Chancery of the State of Delaware is the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, other than any action or proceeding that, under applicable law, may only be commenced or prosecuted in another forum, (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees to us or to our stockholders, (iii) any action asserting a claim arising pursuant to the Delaware General Corporation Law or our amended and restated certificate of incorporation or bylaws (iv) any action to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation.

We are a “smaller reporting company” under federal securities laws and we cannot be certain whether the reduced reporting requirements applicable to such companies will make our Class A common stock less attractive to investors.

We are a “smaller reporting company” under federal securities laws. For as long as we continue to be a smaller reporting company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies, including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. Generally, we will remain a smaller reporting company so long as our public float remains less than $250 million as of the last business day of our most recently completed second fiscal quarter. We cannot predict if investors will find our Class A common stock less attractive because we may rely on these exemptions. If some investors find our Class A common stock less attractive as a result, there may be a less active trading market for our Class A common stock and our stock price may decline or be more volatile.

SELECTED FINANCIAL DATA

On July 23, 2024, we filed a Certificate of Amendment to the A&R Charter with the Secretary of State for the State of Delaware (“SSSD”), which effected a one-for-eleven reverse stock split (the “2024 Reverse Stock Split” and together with the 2023 Reverse Stock Split, the “Reverse Stock Splits”) of our issued and outstanding shares of Common Stock at 12:01 AM Eastern Time on August 5, 2024. As a result of the 2024 Reverse Stock Split, every eleven shares of common stock issued and outstanding were converted into one share of common stock. We paid cash in lieu of fractional shares, and accordingly, no fractional shares were issued in connection with the 2024 Reverse Stock Split.

The Reverse Stock Splits did not change the par value of the Common Stock or the authorized number of shares of Common Stock. All outstanding options, restricted stock awards, warrants and other securities entitling their holders to purchase or otherwise receive shares of our Common Stock have been adjusted as a result of the Reverse Stock Splits, as required by the terms of each security. The number of shares available to be awarded under our Amended and Restated 2019 Equity Incentive Plan have also been appropriately adjusted.

All share and per share amounts in these consolidated financial statements and notes thereto have been retroactively adjusted for all periods presented to give effect to the Reverse Stock Splits, including reclassifying an amount equal to the reduction in par value of Common Stock to additional paid-in capital.

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The following selected financial data presents selected share and per share data reflecting the effect of the 2024 Reverse Stock Split and the 2023 Reverse Stock Split (collectively, the “Reverse Stock Splits”) on our statements of operations data for the years ended December 31, 2024 and 2023. We derived the selected financial data from our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024which is incorporated herein by reference, as adjusted to reflect the Reverse Stock Splits for all periods presented. Our results for interim periods are not necessarily indicative of the results that may be expected for any other future period.

You should read the summary selected consolidated financial information outlined below in conjunction with the information included under the headings “Use of Proceeds,” and “Description of Capital Stock,” as well as in conjunction with our Annual Report on Form 10-K for the fiscal year ended December 31, each of which are incorporated by reference in this prospectus.

Statement of Operations Data	Year Ended December 31,
(in thousands except per share amounts)	2024	2023
Net sales	$13,275	$65,373
Gross profit	$6,282	$17,826
Net loss	$(17,657)	$(32,325)
Net loss attributable to Greenlane Holdings, Inc.	$(17,640)	$(32,175)
Net loss attributable to Class A common stock per share- basic and diluted (1)	$(14.56)	$(8.16)
Weighted average shares of Class A common stock outstanding - basic and diluted (1)	1,212	3,993

(1) All share and per share information has been adjusted to reflect the Reverse Stock Splits.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Policy

Our Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board has adopted a written policy on transactions with related persons under which:

●	any related-person transaction must be reviewed and approved or ratified by the Audit Committee, or the chair of the Audit Committee in the event management decides it is not practicable or desirable to wait until the next committee meeting; and
●	management must periodically inquire of directors and officers with respect to any potential related-person transaction of which they may be a party or of which they may be aware.
●	any employment relationship or transaction involving an executive officer and any related compensation must be approved by the compensation committee of the Board or recommended by the compensation committee to the Board for its approval.

In connection with the review and approval or ratification of a related-person transaction:

●	management must disclose to the Audit Committee or the chair of the Audit Committee, (i) the basis on which the person is a related person; (ii) the material facts of the related-party transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal and interest that would be involved and other principal terms of such indebtedness; (iii) the benefits to the Company of the proposed related-party transaction; (iv) if applicable, the availability of other sources of comparable products or services; and (v) an assessment of whether the proposed related-party transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally;
●	the Audit Committee shall consider all of the relevant facts and circumstances available to the Audit Committee, including (if applicable), but not limited to: the benefits to the Company; the impact on a director’s independence in the event the related person is a director, an immediately family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. The Audit Committee may seek bids, quotes or independent valuations from third parties in connection with assessing any related-person transaction; and
●	to the extent required to be disclosed in our applicable filings under the Securities Act or the Exchange Act, and related rules, management must ensure that the related-person transaction is disclosed in accordance with such acts and related rules.

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In addition, the related-person transaction policy provides that from time-to-time Audit Committee shall review any previously approved or ratified related-party transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from the Company of more than $75,000. Based on all relevant facts and circumstances, taking into consideration the Company’s contractual obligations, the Audit Committee shall determine if it is in the best interests of the Company and its stockholders to continue, modify or terminate the related-person transaction.

Related Party Transactions

Sales to Related Parties

Renah Persofsky, a Greenlane Director, is also a Principal Owner of Green Gruff USA Inc, (“Green Gruff”). As of December 31, 2024, there have been no transactions between the Company and Green Gruff.

Nicholas Kovacevich, our former Chief Corporate Development Officer owns capital stock of Blum Holdings Inc. (“Blum”) and serves on the Blum board of directors. Net sales to Blum totaled approximately $0.4 million for the ended December 31, 2022. Total accounts receivable due from Blum were approximately $0.4 million as of December 31, 2023 and 2022, respectively. On February 8, 2023, we filed a lawsuit against Blum in Superior Court of California, Orange County, seeking to compel the repayment of Blum’s open balance due to us. As of the date of these financial statements were available to be issued, there has been a judgement received in favor of the Company.

Three individuals who were employees of the Company at the time are principals in Synergy Imports, LLC the Lender on the Secured Bridge Loan taken out on September 22, 2023, however, none are executive officers or directors of the Company.

Operating Agreement

We operate our business through Greenlane Holdings, LLC and its subsidiaries. The operations of Greenlane Holdings, LLC, are set forth in the Greenlane Holdings, LLC’s Fourth Amended and Restated Operating Agreement, which we refer to as the “Operating Agreement.” As of December 31, 2024, we are the sole member of Greenlane Holdings, LLC and hold all of the outstanding common units in Greenlane Holdings, LLC.

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Appointment as Manager.

We are the sole manager of Greenlane Holdings, LLC. As the manager, we control all of the day-to-day business affairs and decision-making of Greenlane Holdings, LLC. As such, we, through our officers and directors, are responsible for all operational and administrative decisions of Greenlane Holdings, LLC and the day-to-day management of Greenlane Holdings, LLC’s business.

Compensation.

We are not entitled to compensation for our services as the manager. We are entitled to reimbursement by Greenlane Holdings, LLC for all fees and expenses incurred on behalf of Greenlane Holdings, LLC, including all expenses associated with this offering and maintaining our corporate existence, and all fees, expenses and costs of being a public company (including expenses incurred in connection with public reporting obligations, proxy statements, stockholder meetings, stock exchange fees, transfer agent fees, legal fees, SEC and FINRA filing fees and offering expenses) and maintaining our corporate existence, including all costs of maintaining our Board and committees of the board, executive compensation and certain insurance policies.

Distributions.

The Operating Agreement requires “tax distributions,” as that term is defined in the Operating Agreement, to be made by Greenlane Holdings, LLC to its “members,” as that term is defined in the Operating Agreement. Tax distributions will be made at least annually based on such member’s allocable share of the taxable income of Greenlane Holdings, LLC and at a commencing tax rate equal to the highest effective marginal combined federal, state and local income tax rate applicable to corporate or individual taxpayers that may potentially apply to any member for the relevant period taking into account (i) any deductions pursuant to Section 199A of the Code, and (ii) the character of the relevant tax items (e.g., ordinary or capital), as we, as the sole manager of Greenlane Holdings, LLC, reasonably determine. For this purpose, the taxable income of Greenlane Holdings, LLC, and our allocable share of such taxable income, shall be determined without regard to any tax basis adjustments that result from our deemed or actual purchase of Common Units from the members (as described below under “- Tax Receivable Agreement”). The tax rate used to determine tax distributions will apply regardless of the actual final tax liability of any such member. Tax distributions will also be made only to the extent all distributions from Greenlane Holdings, LLC for the relevant period were otherwise insufficient to enable each member to cover its tax liabilities as calculated in the manner described above. The Operating Agreement also allows for distributions to be made by Greenlane Holdings, LLC to its members on a pro rata basis out of “distributable cash,” as that term is defined in the Operating Agreement. We expect Greenlane Holdings, LLC may make distributions out of distributable cash periodically to the extent permitted by the agreements governing its indebtedness and as required by Greenlane Holdings, LLC for its capital and other needs, such that we in turn are able to make dividend payments, if any, to the holders of our Class A Common Stock.

Dissolution.

The Operating Agreement provides that the decision of the manager will be required to voluntarily dissolve Greenlane Holdings, LLC. In addition to a voluntary dissolution, Greenlane Holdings, LLC will be dissolved upon a change of control transaction under certain circumstances, as well as upon the entry of a decree of judicial dissolution or other circumstances in accordance with Delaware law. Upon a dissolution event, the proceeds of a liquidation will be distributed in the following order: (i) first, to pay all expenses of winding up Greenlane Holdings, LLC; and (ii) second, to pay all debts and liabilities and obligations of Greenlane Holdings, LLC.

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Indemnification and Exculpation.

The Operating Agreement provides for indemnification for all expenses, liabilities and losses reasonably incurred by any person by reason of the fact that such person is or was a member or is or was serving at the request of Greenlane Holdings, LLC as the manager, an officer, an employee or an agent of Greenlane Holdings, LLC; provided, however, that there will be no indemnification for actions made not in good faith or in a manner which the person did not reasonably believe to be in or not opposed to the best interests of Greenlane Holdings, LLC, or, with respect to any criminal action or proceeding other than by or in the right of Greenlane Holdings, LLC, where the person had reasonable cause to believe the conduct was unlawful, or for breaches of any representations, warranties or covenants by such person or its affiliates contained in the Operating Agreement or in other agreements with Greenlane Holdings, LLC.

We, as the manager, and our affiliates, will not be liable to Greenlane Holdings, LLC for damages incurred by any acts or omissions as the manager, provided that the acts or omissions of these exculpated persons are not the result of fraud, intentional misconduct, knowing violations of law, or breaches of the Operating Agreement or other agreement with Greenlane Holdings, LLC.

Tax Receivable Agreement

In connection with our initial public offering we entered into a tax receivable agreement (the “Tax Receivable Agreement”) with Greenlane Holdings, LLC and each of the members of Greenlane Holdings, LLC. We expect to obtain an increase in our share of the tax basis of the assets of Greenlane Holdings, LLC when a member receives cash or shares of our Class A Common Stock in connection with a redemption or exchange of such member’s Common Units for Class A Common Stock or cash (such basis increase, the “Basis Adjustments”). We intend to treat such acquisition of Common Units as a direct purchase by us of Common Units or net capital assets from a member for U.S. federal income and other applicable tax purposes, regardless of whether such Common Units are surrendered by a member to Greenlane Holdings, LLC for redemption or sold to us upon the exercise of our election to acquire such Common Units directly. Basis Adjustments may have the effect of reducing the amounts that we would otherwise pay in the future to various tax authorities. The Basis Adjustments may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets.

The Tax Receivable Agreement provides for the payment by us to such persons of 85% of the amount of tax benefits, if any, that we actually realize, or in some circumstances are deemed to realize, as a result of the Transactions described above, including increases in the tax basis of the assets of Greenlane Holdings, LLC arising from such Transactions, and tax basis increases attributable to payments made under the Tax Receivable Agreement and deductions attributable to imputed interest and other payments of interest pursuant to the Tax Receivable Agreement. Greenlane Holdings, LLC will have in effect an election under Section 754 of the Code effective for each taxable year in which a redemption or exchange of Common Units for shares of our Class A Common Stock or cash occurs. These Tax Receivable Agreement payments are not conditioned upon any continued ownership interest in either Greenlane Holdings, LLC or us by any member. The rights of each member under the Tax Receivable Agreement are assignable by each member with our consent, which we may not unreasonably withhold, so long as the assignee joins as a party to the Tax Receivable Agreement. We expect to benefit from the remaining 15% of tax benefits, if any, that we may actually realize.

The actual Basis Adjustments, as well as any amounts paid to the members under the Tax Receivable Agreement, will vary depending on a number of factors, including:

●	the timing of any subsequent redemptions or exchanges - for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the depreciable or amortizable assets of Greenlane Holdings, LLC at the time of each redemption or exchange;
●	the price of shares of our Class A Common Stock at the time of redemptions or exchanges - the Basis Adjustments, as well as any related increase in any tax deductions, is directly related to the price of shares of our Class A Common Stock at the time of each redemption or exchange;
●	the extent to which such redemptions or exchanges are taxable - if a redemption or exchange is not taxable for any reason, increased tax deductions will not be available; and
●	the amount and timing of our income - the Tax Receivable Agreement generally will require us to pay 85% of the tax benefits as and when those benefits are treated as realized under the terms of the Tax Receivable Agreement. If we do not have taxable income, we generally will not be required (absent a change of control or other circumstances requiring an early termination payment) to make payments under the Tax Receivable Agreement for that taxable year because no tax benefits will have been actually realized. However, any tax benefits that do not result in realized tax benefits in a given taxable year will likely generate tax attributes that may be utilized to generate tax benefits in previous or future taxable years. The utilization of any such tax attributes will result in payments under the Tax Receivable Agreement.

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For purposes of the Tax Receivable Agreement, cash savings in income and franchise tax are computed by comparing our actual income and franchise tax liability to the amount of such taxes that we would have been required to pay had there been no Basis Adjustments and had the Tax Receivable Agreement not been entered into. The Tax Receivable Agreement generally applies to each of our taxable years, beginning with the first taxable year ending after the completion of this offering. There is no maximum term for the Tax Receivable Agreement; however, the Tax Receivable Agreement may be terminated by us pursuant to an early termination procedure that requires us to pay the members an agreed upon amount equal to the estimated present value of the remaining payments to be made under the agreement (calculated based on certain assumptions, including regarding tax rates and utilization of the Basis Adjustments).

The payment obligations under the Tax Receivable Agreement are obligations of our company and not of Greenlane Holdings, LLC. Although the actual timing and amount of any payments that may be made under the Tax Receivable Agreement will vary, we expect that the payments that we may be required to make to the members could be substantial. Any payments made by us to members under the Tax Receivable Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to us or to Greenlane Holdings, LLC and, to the extent that we are unable to make payments under the Tax Receivable Agreement for any reason, the unpaid amounts generally will be deferred and will accrue interest until paid by us.

Decisions made by us in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by a member under the Tax Receivable Agreement. For example, the earlier disposition of assets following a transaction that results in a Basis Adjustment will generally accelerate payments under the Tax Receivable Agreement and increase the present value of such payments.

The Tax Receivable Agreement provides that if (i) we materially breach any of our material obligations under the Tax Receivable Agreement, (ii) certain mergers, asset sales, other forms of business combination, or other changes of control were to occur, or (iii) we elect an early termination of the Tax Receivable Agreement, then our obligations, or our successor’s obligations, under the Tax Receivable Agreement would accelerate and become due and payable, based on certain assumptions, including an assumption that we would have sufficient taxable income to fully utilize all potential future tax benefits that are subject to the Tax Receivable Agreement.

As a result, (i) we could be required to make cash payments to the members that are greater than the specified percentage of the actual benefits we ultimately realize in respect of the tax benefits that are subject to the Tax Receivable Agreement, and (ii) if we elect to terminate the Tax Receivable Agreement early, we would be required to make an immediate cash payment equal to the present value of the anticipated future tax benefits that are the subject of the Tax Receivable Agreement, which payment may be made significantly in advance of the actual realization, if any, of such future tax benefits. In these situations, our obligations under the Tax Receivable Agreement could have a material adverse effect on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combination, or other changes of control. There can be no assurance that we will be able to finance our obligations under the Tax Receivable Agreement.

Payments under the Tax Receivable Agreement will be based on the tax reporting positions that we determine. If any such position is subject to a challenge by a taxing authority the outcome of which would reasonably be expected to materially affect a recipient’s payments under the Tax Receivable Agreement, then we will not be permitted to settle or fail to contest such challenge without the consent (not to be unreasonably withheld or delayed) of each member that directly or indirectly owns at least 10% of the outstanding Common Units. We will not be reimbursed for any cash payments previously made to any member pursuant to the Tax Receivable Agreement if any tax benefits initially claimed by us are subsequently challenged by a taxing authority and ultimately disallowed. Instead, in such circumstances, any excess cash payments made by us to a member will be netted against any future cash payments that we might otherwise be required to make under the terms of the Tax Receivable Agreement. However, we might not determine that we have effectively made an excess cash payment to the members for a number of years following the initial time of such payment and, if our tax reporting positions are challenged by a taxing authority, we will not be permitted to reduce any future cash payments under the Tax Receivable Agreement until any such challenge is finally settled or determined. As a result, it is possible that we could make cash payments under the Tax Receivable Agreement that are substantially greater than our actual cash tax savings.

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Payments are generally due under the Tax Receivable Agreement within a specified period of time following the filing of our tax return for the taxable year with respect to which the payment obligation arises, although interest on such payments will begin to accrue at a rate of LIBOR plus 100 basis points from the due date (without extensions) of such tax return. Any late payments that may be made under the Tax Receivable Agreement will continue to accrue interest at LIBOR plus 500 basis points until such payments are made, including any late payments that we may subsequently make because we did not have enough available cash to satisfy our payment obligations at the time at which they originally arose.

Indemnification Agreements

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the laws of the State of Delaware in effect from time to time, subject to certain exceptions contained in our Bylaws. In addition, our Charter provides that our directors will not be personally liable to us or our stockholders for any damages other than for breaches of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law.

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the laws of the State of Delaware in effect from time to time, subject to certain exceptions contained in those agreements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. Upon the exercise of the PIPE Warrants and Pre-Funded Warrants by payment of cash, we will receive the applicable exercise price of the PIPE Warrants and Pre-Funded Warrants. We will bear all fees and expenses incident to our obligation to register the shares of common stock. Brokerage fees, commissions and similar expenses, if any, attributable to the sale of shares offered hereby will be borne by the selling stockholder.

There is no assurance the PIPE Warrants or Pre-Funded Warrants will be exercised for cash. We intend to use such proceeds, if any, for general corporate, working capital purposes and capital expenditures.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain earnings, if any, to finance the growth and development of our business. We do not expect to pay any cash dividends on our common stock in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board and will depend on our financial condition, results of operations, capital requirements, restrictions contained in any financing instruments, provisions of applicable law and other factors the Board deems relevant.

CAPITALIZATION

The following table sets forth our cash and our capitalization as of December 31, 2024, on:

●	an actual basis; and

●	on a pro forma as adjusted basis to give effect to (i) the sale of 21,008,405 Units in this offering, at $1.19 per Common Unit, after deducting underwriting discounts and commissions and estimated offering expenses payable by us,

You should read this table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our unaudited financial statements for the fiscal year end December 31, 2024, and the related notes thereto, included in this prospectus.

(in thousands)	Actual	Pro forma as adjusted
Cash	$899	$11,784
Total Assets	$28,631	$39,516

Total liabilities	22,266	22,266
Stockholders’ equity:
Preferred Stock, $0.0001 par value: 10,000 shares authorized, none share issued and outstanding	----	----
Class A Common Stock, $0.01 par value: 600,000 shares authorized; 529 (587 proforma) shares issued and outstanding as of June 30, 2024*	21	21
Additional paid-in capital	281,074	291,959
Accumulated other comprehensive income	265	244
Accumulated deficit	(274,929)	(274,929)
Total stockholders’ equity attributable to Greenlane Holdings, Inc.	6,431	16,950
Non-controlling interest	(149)	(149)
Total stockholders’ equity	$6,282	$16,801
Total Liabilities and Stockholders’ Equity	$28,631	$39,230

*After giving effect to the Reverse Stock Split

**Does not include any exercise of the pre-funded warrants.

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DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our common stock does not purport to be complete. For a complete description, we refer you to the Delaware General Corporation Law, or the DGCL, and to our charter and bylaws. For a more complete understanding of our common stock, we encourage you to read carefully this entire prospectus, as well as our charter and bylaws, each of which is incorporated herein by reference, and the following summary is qualified in its entirety by reference to our charter and bylaws. See “Where To Find Additional Information” for information on how to obtain documents from us, including our charter and bylaws.

General

We have one class of securities outstanding, our Class A common stock, $0.01 par value, registered under Section 12 of the Exchange Act. As of March 19, 2025, no shares of Class B common stock were outstanding and we held all of the common units in the Operating Company.

The following is a description of the rights and privileges of our common stock and related provisions of the charter, our amended and restated bylaws (the “bylaws”), and applicable provisions of Delaware law. This description is qualified in its entirety by, and should be read in conjunction with, our charter and bylaws and the applicable provisions of Delaware law.

Our charter provides that our authorized capital stock consists of 600,000,000 shares of our Class A common stock, 30,000,000 shares of our Class B common stock and 10,000,000 shares of preferred stock, $0.0001 par value per share.

Class A Common Stock

Issuance of Class A Common Stock with our Common Units

We may undertake any action, including, without limitation, a reclassification, dividend, division or recapitalization with respect to shares of our Class A common stock, to the extent necessary to maintain a one-to-one ratio between the number of common units of the Operating Company (“common units”) we own, and the number of outstanding shares of our Class A common stock, disregarding unvested shares issued in connection with stock incentive plans, shares issuable upon the exercise, conversion or exchange of certain convertible or exchangeable securities and treasury stock.

Voting Rights

Holders of our Class A common stock are entitled to cast one vote per share. Holders of our Class A common stock are not entitled to cumulative voting in the election of directors. Generally, holders of all classes of our common stock, including classes not registered under the Exchange Act, vote together as a single class and an action is approved by our stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, except in a contested director election where directors are elected by a plurality of the votes cast. Except as otherwise provided by applicable law, amendments to our charter must be approved by a majority or, in some cases, two-thirds of the combined voting power of all shares entitled to vote thereon, voting together as a single class.

Dividend Rights

Holders of our Class A common stock share ratably (based on the number of shares of our Class A common stock held) if and when any dividend is declared by our Board out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, our Class A common stock with respect to the payment of dividends.

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Liquidation Rights

On our liquidation, dissolution or winding up, each holder of our Class A common stock will be entitled to a pro rata distribution of the net assets, if any, available for distribution to common stockholders.

Other Matters

No shares of our Class A common stock are subject to redemption or have preemptive rights to purchase additional shares of our Class A common stock. Holders of shares of our Class A common stock do not have subscription, redemption or conversion rights.

Authorized but Unissued Shares

The authorized but unissued shares of our Class A common stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our Class A common stock could render it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Trading

Our Class A common stock is listed on Nasdaq under the symbol “GNLN.”

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is EQ Shareowner Services. The transfer agent’s address is 3200 Cherry Creek South Drive, Suite 430, Denver, CO 80209, and its telephone number is (303) 282-4800.

Preferred Stock

General

Our charter provides that we may issue up to 10,000,000 shares of preferred stock, $0.0001 par value per share. Our charter authorizes our Board to increase or decrease the number of authorized shares without stockholder approval. As of March 19, 2025, no shares of our preferred stock were issued and outstanding.

Subject to the limitations prescribed by Delaware law and our charter and bylaws, our Board is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of our Board or duly authorized committee thereof.

The prospectus or prospectus supplement relating to the series of preferred stock offered thereby will describe the specific terms of such securities, including:

●	the title and stated value of such preferred stock;
●	the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such shares;
●	the dividend rate(s), period(s) and payment date(s) or method(s) of calculation thereof applicable to such preferred stock;
●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such preferred stock shall accumulate;
●	the procedures for any auction and remarketing, if any, for such preferred stock;
●	the provisions for a sinking fund, if any, for such preferred stock;
●	the provisions for redemption, if applicable, of such preferred stock;
●	any listing of such preferred stock on any securities exchange;
●	the terms and conditions, if applicable, upon which shares of such preferred stock will be convertible into shares of our Class A common stock, including the conversion price (or manner of calculation thereof) and conversion period;
●	a discussion of material U.S. federal income tax considerations applicable to such preferred stock;
●	any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and
●	any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

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OUR OPERATING COMPANY AND THE OPERATING AGREEMENT

The following is a summary of the material provisions of the Fourth Amended and Restated Operating Agreement of Greenlane Holdings, LLC, or the Operating Agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to applicable provisions of the Delaware General Corporation Law, as amended, and the operating agreement. See “Where To Find Additional Information.” For purposes of this section, references to “we,” “our,” “us” and “our company” refer to Greenlane Holdings, Inc. alone, and not to its subsidiaries. For the purposes of this section, references to the “Operating Company” refer to Greenlane Holdings, LLC, a subsidiary of Greenlane Holdings, Inc.

General

We operate our business through the Operating Company (Greenlane Holdings, LLC) and its subsidiaries. We and the other members party thereto have entered into the Fourth Amended and Restated Operating Agreement of Greenlane Holdings, LLC (the “Operating Agreement”). As of December 31, 2024, we were the sole member of the Operating Company and held all of the common units. The operations of the Operating Company and the rights and obligations of the holders of common units, are set forth in the Operating Agreement.

Appointment as Manager

Under the Operating Agreement, we are the sole manager of the Operating Company. As the manager, we control all day-to-day business affairs and decision-making of the Operating Company without the approval of any other member, unless otherwise stated in the Operating Agreement. As such, we, through our officers and directors, are responsible for all operational and administrative decisions of the Operating Company and the day-to-day management of the Operating Company’s business.

Compensation

We are entitled to compensation for our services as the manager. We are entitled to reimbursement by the Operating Company for all fees and expenses incurred on behalf of the Operating Company, including all expenses associated with this offering and maintaining its corporate existence, and all fees, expenses and costs of being a public company (including expenses incurred in connection with public reporting obligations, proxy statements, stockholder meetings, stock exchange fees, transfer agent fees, legal fees, SEC and FINRA filing fees and offering expenses) and maintaining its corporate existence, including all costs of maintaining our Board and its committees, executive compensation and certain insurance policies.

Capitalization

The Operating Agreement provides for a single class of common membership units, which we refer to as the “common units.” The Operating Agreement reflects a split of common units such that we acquired one common unit with the net proceeds received by us from the initial public offering from the sale of one share of our Class A common stock. Each of our common units entitles the holder to a pro rata share of the net profits and net losses and distributions of the Operating Company. As of December 31, 2024, we held all of the common units in the Operating Company.

Distributions

The Operating Agreement requires “tax distributions,” as that term is defined in the Operating Agreement, to be made by the Operating Company to its “members,” as that term is defined in the Operating Agreement. Tax distributions will be made at least annually to each member of the Operating Company, including us, based on such member’s allocable share of the taxable income of the Operating Company and at a commencing tax rate equal to the highest effective marginal combined federal, state and local income tax rate applicable to corporate or individual taxpayers that may potentially apply to any member for the relevant period taking into account (i) any deductions pursuant to Section 199A of the Code, and (ii) the character of the relevant tax items (e.g., ordinary or capital), as we, as the sole manager of the Operating Company, reasonably determine. For this purpose, the taxable income of the Operating Company, and our allocable share of such taxable income, shall be determined without regard to any tax basis adjustments that result from our deemed or actual purchase of common units from the members. The tax rate used to determine tax distributions will apply regardless of the actual final tax liability of any such member. Tax distributions will also be made only to the extent all distributions from the Operating Company for the relevant period were otherwise insufficient to enable each member to cover its tax liabilities as calculated in the manner described above. The Operating Agreement also allows for distributions to be made by the Operating Company to its members on a pro rata basis out of “distributable cash,” as that term is defined in the Operating Agreement. We expect the Operating Company may make distributions out of distributable cash periodically to the extent permitted by the agreements governing its indebtedness and as required by the Operating Company for its capital and other needs, such that we in turn are able to make dividend payments, if any, to the holders of our Class A common stock.

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Maintenance of One-to-One Ratio of Shares of Class A Common Stock and Common Units Owned by Us

Our charter and the Operating Agreement require that we and the Operating Company, respectively, at all times maintain a ratio of one common unit owned by us for each share of our Class A common stock issued by us (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities).

Dissolution

The Operating Agreement provides that the decision of the manager, with the approval of the holders of a majority of the outstanding common units, will be required to voluntarily dissolve the Operating Company. In addition to a voluntary dissolution, the Operating Company will be dissolved upon a change of control transaction under certain circumstances, as well as upon the entry of a decree of judicial dissolution or other circumstances in accordance with Delaware law. Upon a dissolution event, the proceeds of a liquidation will be distributed in the following order: (i) first, to pay all expenses of winding up the Operating Company; and (ii) second, to pay all debts and liabilities and obligations of the Operating Company. All remaining assets of the Operating Company will be distributed to the members pro-rata in accordance with their respective percentage ownership interests in the Operating Company (as determined based on the number of common units held by a member relative to the aggregate number of all outstanding common units).

Indemnification and Exculpation

The Operating Agreement provides for indemnification for all expenses, liabilities and losses reasonably incurred by any person by reason of the fact that such person is or was a member or is or was serving at the request of the Operating Company as the manager, an officer, an employee or an agent of the Operating Company; provided, however, that there will be no indemnification for actions made not in good faith or in a manner which the person did not reasonably believe to be in or not opposed to the best interests of the Operating Company, or, with respect to any criminal action or proceeding other than by or in the right of the Operating Company, where the person had reasonable cause to believe the conduct was unlawful, or for breaches of any representations, warranties or covenants by such person or its affiliates contained in the Operating Agreement or in other agreements with the Operating Company.

We, as the manager, and our affiliates, will not be liable to the Operating Company, its members or their affiliates for damages incurred by any acts or omissions as the manager, provided that the acts or omissions of these exculpated persons are not the result of fraud, intentional misconduct, knowing violations of law, or breaches of the Operating Agreement or other agreement with the Operating Company.

Amendments

As the sole member of the Operating Company, we may amend the Operating Agreement at any time in our sole discretion.

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PRIVATE PLACEMENT

Stock Purchase Agreement

On February 19, 2025, Greenlane Holdings, Inc. (the “Company”) consummated the previously announced private placement (the “Private Placement”) pursuant to a securities purchase agreement (“Purchase Agreement”) with institutional investors (the “Purchasers”) for the purchase and sale of approximately $25.0 million of shares of the Company’s Class A common stock (the “Common Stock”) and investor warrants at a price of $1.19 per Common Unit. The entire transaction was priced at the market under Nasdaq rules. The offering consisted of the sale of Common Units (or Pre-Funded Units), each consisting of (i) one (1) share of Common Stock or one (1) Pre-Funded Warrant, (ii) one (1) Series A PIPE Common Warrant to purchase one (1) share of Common Stock per warrant at an exercise price of $1.4875 (the “Series A Warrant”) and (iii) one (1) Series B PIPE Common Warrant to purchase one (1) share of Common Stock per warrant at an exercise price of $2.975 (the “Series B Warrant” and together with the Series A Warrant, the “Warrants”).

The initial exercise price of each Series A Warrant is $1.4875 per share of Common Stock. The Series A Warrants are exercisable following stockholder approval and expire five (5) years thereafter. The number of securities issuable under the Series A Warrant is subject to adjustment as described in more detail in the Series A Warrant. The initial exercise price of each Series B Warrant is $2.975 per share of Common Stock or pursuant to an alternative cashless exercise option. The Series B Warrants are exercisable following stockholder approval and expire two and one-half (2.5) years thereafter. The number of securities issuable under the Series B Warrant is subject to adjustment as described in the Series B Warrant.

Placement Agent Agreement

On February 18, 2025, the Company also entered into a placement agent agreement (the “Placement Agreement”) with Aegis Capital Corp. (“Aegis” or the “placement agent”), pursuant to which the Company engaged Aegis to act as its sole placement agent in connection with the offering. Pursuant to the terms of the Placement Agreement, the placement agent agreed to use its best efforts to arrange for the sale of the Securities in the offering. As compensation to the placement agent, the Company paid the placement agent placement commission equal to 12.0% of the aggregate gross proceeds from the offering. In addition, the Company agreed to reimburse the placement agent for certain of out-of-pocket expenses, including for reasonable legal fees and disbursements for its counsel.

Registration Rights Agreement

Concurrently with the Placement Agent Agreement and the Stock Purchase Agreement, the Company entered into a registration rights agreement with the Purchasers on February 18, 2025 (the “Registration Rights Agreement”), pursuant to which the Company is required to file a registration statement covering the resale of the Securities within 30 calendar days of the closing of the offering.

The descriptions of the Stock Purchase Agreement, the Placement Agent Agreement and the Registration Rights Agreement are summaries and are qualified by the actual agreements which are filed with the SEC on the Company’s current report on Form 8-K, as filed with the SEC on February 19, 2025.

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SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders includes: (i) 4,884,061 shares of common stock, (ii) 16,124,344 shares of our common stock issuable upon exercise of the Pre-Funded Warrants, and (iii) up to 1,148,702,834 shares of common stock issuable upon the exercise of the outstanding PIPE Warrants.

For additional information regarding the issuances of those shares, PIPE Warrants and Pre-Funded Warrants, see “Private Placement” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock and warrants, the selling stockholders have not had any material relationship with us within the past 2 years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by the selling stockholders. The first numerical column lists the number of shares of common stock beneficially owned by each of the selling stockholders, based on its ownership of shares of common stock, PIPE Warrants and Pre-Funded Warrants, and other warrants, as of March 19, 2025, assuming exercise of the PIPE Warrants and Pre-Funded Warrants held by the selling stockholders on that date, without regard to any limitations on exercises. The second numerical column lists the maximum number of shares of common stock to be sold pursuant to this Registration Statement. The third numerical column lists the number of shares of Common Stock to be owned following the sale of shares registered herein. As of March 19, 2025, 8,336,953 shares of the Company’s’ common stock were issued and outstanding.

This prospectus generally covers the resale of the sum of the maximum number of shares of common stock issuable upon exercise of the related warrants and pre-funded warrants, determined as if the outstanding PIPE Warrants and Pre-Funded Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the warrants.

Under the terms of the warrants, the investor may not exercise the warrants or pre-funded warrants to the extent such exercise would cause such investor, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99%, or, 9.99%, as provided in the PIPE Warrant or Pre-Funded Warrant, of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the PIPE Warrants or Pre-Funded Warrants which have not been exercised (the “Beneficial Ownership Limitation”). The number of shares in the first and third numerical columns do not reflect this limitation. The selling stockholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of shares of Common Stock Owned Prior to Offering (1)		Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus		Number of shares of Common Stock Owned After Offering (2)

Empery Asset Master, LTD. (3)	235,110	(4)	168,098,596	(4)	235,110
Empery Tax Efficient, LP(5)	68,253	(6)	50,413,759	(6)	68,253
Empery Tax Efficient III, LP(7)	115,697	(8)	86,539,116	(8)	115,697
Efrat Investments(9)	330,672		73,019,961		0
L1 Capital Global Opportunities Master Fund(10)	721,009		78,043,784		0
Meteora Select Trading Opportunities Master, LP(11)	360,504		54,831,935		0
Sabby Volatility Warrant Master Fund, Ltd(12)	287,000		73,019,961		0
S.H.N Financial Investments Ltd. (13)	721,009		109,635,173		0
Altium Healthcare Long Short Master Fund LP(14)	721,009		109,663,873		0
Alto Opportunity Master Fund, SPC(15)	680,705		73,019,961		0
Bigger Capital Fund, LP(16)	421,009		109,663,873		0
Boothbay Absolute Return Strategies, LP(17)	360,505		54,831,935		0
District 2 Capital Fund LP(18)	280,672		73,019,961		0

(1)	This column lists the number of shares of common stock beneficially owned by each of the selling stockholders, based on its ownership of the shares of common stock, PIPE Warrants, Pre-Funded Warrants, and any other previously issued warrants, as of March 19, 2025, assuming exercise of the PIPE Warrants and Pre-Funded Warrants held by the selling stockholders on that date, without regard to any limitations on exercises.
(2)	This column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

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(3)	Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.
(4)	Includes 1,293,567 shares of Common Stock underlying the Pre-Funded Warrants, each without giving effect to the Beneficial Ownership Limitation. The Beneficial Ownership Limitation in each of the (i) warrants is 4.99% and (ii) pre-funded warrants is 9.99%.
(5)	Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.
(6)	Includes 375,529 shares of Common Stock underlying the Pre-Funded Warrants, each without giving effect to the Beneficial Ownership Limitation. The Beneficial Ownership Limitation in each of the (i) warrants is 4.99% and (ii) pre-funded warrants is 9.99%.
(7)	Empery Asset Management LP, the authorized agent of Empery Tax Efficient III, LP (“ETE III”), has discretionary authority to vote and dispose of the shares held by ETE III and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE III. ETE III, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. This does not include 515,854 shares underlying the Series A Warrants, 515,854 shares underlying the Series B Warrants and 515,854 shares underlying the Pre-Funded Warrants.
(8)	Includes 636,541 shares of Common Stock underlying the Pre-Funded Warrants, each without giving effect to the Beneficial Ownership Limitation. The Beneficial Ownership Limitation in each of the (i) warrants is 4.99% and (ii) pre-funded warrants is 9.99%.
(9)	Consists of (i) 330,672 Common Shares, (ii) 1,350,000 Common Shares issuable upon exercise of Pre-funded Warrants, (iii) up to 8,392,857 Common Shares issuable upon exercise of Series A Warrants, and (iv) up to 62,946,432 Common Shares issuable upon exercise of Series B Warrants. The Pre-Funded Warrants and Series B Warrants contain a 9.99% blocker, and the Series A Warrants contain a 4.99% blocker.
(10)	Consists of (i) 721,009 Common Shares, (ii) 1,800,000 Common Shares issuable upon exercise of Pre-funded Warrants, (iii) up to 12,605,043 Common Shares issuable upon exercise of Series A Warrants, and (iv) up to 62,946,432 Common Shares issuable upon exercise of Series B Warrants. The Pre-Funded Warrants and Series B Warrants contain a 9.99% blocker, and the Series A Warrants contain a 4.99% blocker.
(11)	Consists of (i) 360,505 Common Shares, (ii) 900,000 Common Shares issuable upon exercise of Pre-funded Warrants, (iii) up to 6,302,521 Common Shares issuable upon exercise of Series A Warrants, and (iv) up to 47,268,909 Common Shares issuable upon exercise of Series B Warrants. The Pre-Funded Warrants and Series B Warrants contain a 9.99% blocker, and the Series A Warrants contain a 4.99% blocker. Vikas Mittal may be deemed to have sole voting and dispositive power with respect to the shares held by Meteora Select Trading Opportunities Master, LP. Mr. Mittal disclaims beneficial ownership of these securities, except to the extent of any pecuniary interest therein.
(12)	Consists of (i) 287,000 Common Shares, (ii) 1,393,672 Common Shares issuable upon exercise of Pre-funded Warrants, (iii) up to 8,392,857 Common Shares issuable upon exercise of Series A Warrants, and (iv) up to 62,946,432 Common Shares issuable upon exercise of Series B Warrants. The Pre-Funded Warrants and Series B Warrants contain a 9.99% blocker, and the Series A Warrants contain a 4.99% blocker. Sabby Management, LLC, in its capacity as the investment manager of Sabby Volatility Warrant Master Fund, Ltd., has the power to vote and the power to direct the disposition of all securities held by Sabby Volatility Warrant Master Fund, Ltd. Hal Mintz is the Managing Member of Sabby Management, LLC. Each of Sabby Volatility Warrant Master Fund, Ltd., Sabby Management, LLC and Mr. Mintz disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein.
(13)	Consists of (i) 721,009 Common Shares, (ii) 1,800,000 Common Shares issuable upon exercise of Pre-funded Warrants, (iii) up to 15,756,300 Common Shares issuable upon exercise of Series A Warrants, and (iv) up to 94,537,820 Common Shares issuable upon exercise of Series B Warrants. The Pre-Funded Warrants and Series B Warrants contain a 9.99% blocker, and the Series A Warrants contain a 4.99% blocker.
(14)	Consists of (i) 721,009 Common Shares, (ii) 1,800,000 Common Shares issuable upon exercise of Pre-funded Warrants, (iii) up to 12,605,043 Common Shares issuable upon exercise of Series A Warrants, and (iv) up to 94,537,821 Common Shares issuable upon exercise of Series B Warrants. The Pre-Funded Warrants and Series B Warrants contain a 9.99% blocker, and the Series A Warrants contain a 4.99% blocker. Altium Capital Management LLC, the investment manager of Altium Healthcare Long Short Master Fund LP, has voting and investment power over these securities. Jacob Gottlieb is the managing member of Altium Healthcare Long Short GP LLC, which is the general partner of Altium Healthcare Long Short Master Fund LP. Jacob Gottlieb disclaims beneficial ownership over these securities. The principal address of Altium Capital Management LLC is 152 West 57th Street, 20th Floor, New York, NY 10019
(15)	Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, has discretionary authority to vote and dispose of shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the Class A shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares. Consists of (i) 680,672 Common Shares, (ii) 1,000,000 Common Shares issuable upon exercise of Pre-funded Warrants, (iii) up to 8,392,857 Common Shares issuable upon exercise of Series A Warrants, and (iv) up to 62,946,432 Common Shares issuable upon exercise of Series B Warrants. The Pre-Funded Warrants and Series B Warrants contain a 9.99% blocker, and the Series A Warrants contain a 4.99% blocker.
(16)	Consists of (i) 421,009 Common Shares, (ii) 2,100,000 Common Shares issuable upon exercise of Pre-funded Warrants, (iii) up to 12,605,043 Common Shares issuable upon exercise of Series A Warrants, and (iv) up to 94,537,821 Common Shares issuable upon exercise of Series B Warrants. The Pre-Funded Warrants and Series B Warrants contain a 9.99% blocker, and the Series A Warrants contain a 4.99% blocker.
(17)	Consists of (i) 360,505 Common Shares, (ii) 900,000 Common Shares issuable upon exercise of Pre-funded Warrants, (iii) up to 6,302,521 Common Shares issuable upon exercise of Series A Warrants, and (iv) up to 47,268,909 Common Shares issuable upon exercise of Series B Warrants. The Pre-Funded Warrants and Series B Warrants contain a 9.99% blocker, and the Series A Warrants contain a 4.99% blocker. Boothbay Absolute Return Strategies, LP, a Delaware limited partnership (“Boothbay”) is managed by Meteora Capital, LLC (“Meteora”). Meteora, in its capacity as the investment manager of Boothbay with respect to this investment, has the power to vote and the power to direct the disposition of all securities held by Boothbay with respect to this investment. Vikas Mittal is the Managing Member of Meteora. Each of Boothbay, Meteora, and Mr. Mittal disclaims beneficial ownership of these securities, except to the extent of any pecuniary interest therein.
(18)	Consists of (i) 280,672 Common Shares, (ii) 1,400,000 Common Shares issuable upon exercise of Pre-funded Warrants, (iii) up to 8,392,857 Common Shares issuable upon exercise of Series A Warrants, and (iv) up to 62,946,432 Common Shares issuable upon exercise of Series B Warrants. The Pre-Funded Warrants and Series B Warrants contain a 9.99% blocker, and the Series A Warrants contain a 4.99% blocker.

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PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

●	block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker dealer as principal and resale by the broker dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker dealers engaged by the selling stockholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling stockholders (or, if any broker dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

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We agreed to keep this registration statement effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

PKF O’Connor Davies, LLP, an independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2024, and for the year then ended as set forth in its report dated March 20, 2025, included in our annual report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this prospectus and elsewhere in the registration statement of which this prospectus is a part. Our consolidated financial statements are incorporated by reference in reliance on PKF O’Connor Davies, LLP’s report, given on their authority as experts in accounting and auditing.

Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2023, and for the year then ended as set forth in its report dated July 18, 2024 which includes an explanatory paragraph as to the company’s ability to continue as a going concern, included in our annual report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference into this prospectus and elsewhere in the registration statement of which this prospectus is a part. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act for securities being offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement and the exhibits. For further information about us and the Class A common stock offered by this prospectus, you should refer to the registration statement and its exhibits. References in this prospectus to any of our contracts or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. SEC filings are also available to the public at the SEC’s website at www.sec.gov. You may also access our SEC filings free of charge on our website at http://www.gnln.com. You should not consider information on our website to be part of this prospectus.

We are subject to the reporting and information requirements of the Exchange Act and, as a result, we file periodic and current reports, proxy statements and other information with the SEC. We make our periodic reports and other information filed with or furnished to the SEC, available, free of charge, through our website as soon as reasonably practicable after those reports and other information are filed with or furnished to the SEC.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed or furnished, as applicable, with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 20, 2025;

●	our Definitive Proxy Statement, filed with the SEC on June 28, 2024; and

●	our Current Reports on Form 8-K filed with the SEC on January 6, 2025, February 18, 2025 and February 20, 2025.,

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K. These documents may include, among others, Annual Reports on Form 10- K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You may obtain copies of any of these filings by contacting Greenlane Holdings, Inc. as described below, or by contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the Internet at:

Greenlane Holdings, Inc.
1095 Broken Sound Parkway, Suite 100
Boca Raton, Florida 33487
(877) 292-7660
Website: http://www.gnln.com

THE INFORMATION CONTAINED ON, OR ACCESSIBLE THROUGH, OUR WEBSITE IS NOT INCORPORATED INTO AND DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses payable by the registrant expected to be incurred in connection with the sale and distribution of the securities being registered hereby. All of such costs and expenses are estimates, except for the SEC registration fee and the Financial Industry Regulatory Authority (“FINRA”) filing fee.

Amount
SEC registration fee	$32,741.41
FINRA filing fee	$-
Accountant’s fees and expenses	$10,000.00
Legal fees and expenses	$25,000.00
Transfer agent’s fees and expenses	$-
Printing fees and expenses	$-
Miscellaneous	$-
Total expenses	$67,741.41

Item 14. Indemnification of Officers and Directors.

Delaware law permits a Delaware corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision which eliminates our directors’ and officers’ liability to the maximum extent permitted by Delaware law.

Delaware law requires a Delaware corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Delaware law permits a Delaware corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that: (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Delaware law, a Delaware corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Delaware law permits a Delaware corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Our charter authorizes us, to the maximum extent permitted by Delaware law, to obligate ourselves and our bylaws obligate us, to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any of the foregoing capacities and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and any employees or agents of our company or a predecessor of our company.

II-1

We have entered into indemnification agreements with each of our executive officers and directors whereby we have agreed to indemnify such executive officers and directors to the fullest extent permitted by Delaware law against all expenses and liabilities, subject to limited exceptions. These indemnification agreements also provide that upon an application for indemnity by an executive officer or director to a court of appropriate jurisdiction, such court may order us to indemnify such executive officer or director. In addition, our directors and officers are indemnified for specified liabilities and expenses pursuant to the operating agreement of Greenlane Holdings, LLC, our subsidiary and Operating Company.

Insofar as the foregoing provisions permit indemnification of directors, officer or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits and Financial Statement Schedules.

The Exhibits to this registration statement are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

II-2

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit No.	Description
1.1**	Form of Placement Agent Agreement
3.1	Amended and Restated Certificate of Incorporation of Greenlane Holdings, Inc. (Incorporated by reference to Exhibit 3.1 to Greenlane’s Quarterly Report on Form 10-Q, filed November 15, 2021).
3.2	Second Amended and Restated By-Laws of Greenlane Holdings, Inc. (Incorporated by reference to Exhibit 3.2 to Greenlane’s Current Report on Form 8-K, filed April 25, 2019).
3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Greenlane Holdings, Inc., effective August 9, 2022 (Incorporated by reference to Exhibit 3.1 to Greenlane’s Current Report on Form 8-K, filed on August 4, 2022).
3.4	Amendment to the Second Amended and Restated Bylaws of Greenlane Holdings, Inc. (Incorporated by reference to Exhibit 3.1 to Greenlane’s Current Report on Form 8-K, filed on April 12, 2023).
3.5	Certificate of Designation of the Series A Preferred Stock (Incorporated by reference to Exhibit 3.2 to Greenlane’s Current Report on Form 8-K, filed on April 12, 2023).
4.1	Form of Stock Certificate (Incorporated by reference to Exhibit 4.1 to Greenlane’s Registration Statement on Form S-1/A, filed on April 8, 2019).
4.2	Form of Convertible Promissory Note (Incorporated by reference to Exhibit 4.2 to Greenlane’s Registration Statement on Form S-1, filed on March 20, 2019).
4.3	Description of Registrant’s Securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (Incorporated by reference to Exhibit 4.3 to Greenlane’s Annual Report on Form 10-K, filed on April 24, 2020).
4.4	Form of August 2021 Standard Warrant (Incorporated by reference to Exhibit 4.1 to Greenlane’s Current Report on Form 8-K, filed August 10, 2021).
4.5	Form of August 2021 Pre-Funded Warrant (Incorporated by reference to Exhibit 4.2 to Greenlane’s Current Report on Form 8-K, filed August 10, 2021).
4.6	Form of Stock Option Assumption Notice - KushCo Options (Incorporated by reference to Exhibit 99.2 to Greenlane’s Registration Statement on Form S-8, filed August 31, 2021).
4.7	Form of Assumed June 12, 2018 KushCo Warrant, dated as of August 31, 2021 (Incorporated by reference to Exhibit 4.4 to Greenlane’s Quarterly Report on Form 10-Q, filed November 15, 2021).
4.8	Form of Assumed January 18, 2019 KushCo Warrant, dated as of August 31, 2021 (Incorporated by reference to Exhibit 4.5 to Greenlane’s Quarterly Report on Form 10-Q, filed November 15, 2021).
4.9	Form of Assumed August 21, 2019 KushCo Warrant, dated as of August 31, 2021 (Incorporated by reference to Exhibit 4.6 to Greenlane’s Quarterly Report on Form 10-Q, filed November 15, 2021).
4.10	Form of Assumed September 30, 2019 KushCo Warrant, dated as of August 31, 2021 (Incorporated by reference to Exhibit 4.7 to Greenlane’s Quarterly Report on Form 10-Q, filed November 15, 2021).
4.11	Form of Assumed February 10, 2020 KushCo Warrant, dated as of August 31, 2021 (Incorporated by reference to Exhibit 4.8 to Greenlane’s Quarterly Report on Form 10-Q, filed November 15, 2021).
4.12	Form of Assumed February 24, 2021 KushCo Warrant, dated as of August 31, 2021 (Incorporated by reference to Exhibit 4.9 to Greenlane’s Quarterly Report on Form 10-Q, filed November 15, 2021).
4.13	Form of June 2022 Pre-Funded Warrant (Incorporated by reference to Exhibit 4.2 to Greenlane’s Current Report on Form 8-K, filed June 28, 2022).
4.14	Form of June 2022 Standard Warrant (Incorporated by reference to Exhibit 4.1 to Greenlane’s Current Report on Form 8-K, filed on June 28, 2022).

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Exhibit No.	Description
4.15	Form of October 2022 Standard Warrant (Incorporated by reference to Exhibit 4.1 to Greenlane’s Current Report on Form 8-K, filed on November 1, 2022).
4.16	Form of October 2022 Pre-Funded Warrant (Incorporated by reference to Exhibit 4.2 to Greenlane’s Current Report on Form 8-K, filed November 1, 2022).
4.17	Form of June 2023 Standard Warrant (Incorporated by reference to Exhibit 4.1 to Greenlane’s Current Report on Form 8-K, filed on July 3, 2023).
4.18	Form of July 2023 Pre-Funded Warrant (Incorporated by reference to Exhibit 4.2 to Greenlane’s Current Report on Form 8-K, filed on July 3, 2023).
4.19	Form of July 2023 Warrant Amendment (Incorporated by reference to Exhibit 4.3 to Greenlane’s Current Report on Form 8-K, filed on July 3, 2023).
4.20	Form of Series A Warrant (Incorporated by reference to Exhibit 4.1 to Greenlane’s Current Report on Form 8-K, filed February 18, 2025).
4.21	Form of Series B Warrant (Incorporated by reference to Exhibit 4.2 to Greenlane’s Current Report on Form 8-K, filed February 18, 2025).
5.1	Legal Opinion of Sichenzia Ross Ference Carmel LLP
10.3	Registration Rights Agreement between Greenlane Holdings, Inc. and the Original Members of Greenlane Holdings, LLC (Incorporated by reference to Exhibit 10.1 to Greenlane’s Current Report on Form 8-K, filed April 25, 2019).
10.4	Fourth Amended and Restated Operating Agreement of Greenlane Holdings, LLC. (Incorporated by reference to Exhibit 10.4 to Greenlane’s Annual Report on Form 10-K, filed March 31, 2022).
10.5	Reorganization Agreement among Greenlane Holdings, Inc., Greenlane Holdings, LLC and the Members listed on the signature pages thereto (Incorporated by reference to Exhibit 10.3 to Greenlane’s Current Report on Form 8-K, filed April 25, 2019).
10.6	Purchase and Sale Agreement, dated as of August 16, 2022, by and between 1095 Broken Sound Pwky LLC and ASC Capital LLC (Incorporated by reference to Exhibit 10.3 to Greenlane’s Quarterly Report on Form 10-Q, filed November 14, 2022).
10.7	Form of Indemnification Agreement by and between Greenlane Holdings, Inc. and each of its Directors and Officers (Incorporated by reference to Exhibit 10.2 to Greenlane’s September 30, 2020 Quarterly Report on Form 10-Q, filed November 16, 2020).
10.8†	Second Amended and Restated Greenlane Holdings, Inc. 2019 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to Greenlane’s Registration Statement on Form S-8, filed August 31, 2022).
10.9	Contribution Agreement, dated as of February 20, 2018, by and among Greenlane Holdings, LLC (f/k/a Jacoby Holdings LLC), the Sellers named therein and Better Life Products, Inc., as Seller Representative (Incorporated by reference to Exhibit 10.10 to Greenlane’s Registration Statement on Form S-1, filed on March 20, 2019).
10.10	Contribution Agreement, dated as of January 4, 2019, by and among Greenlane Holdings, LLC, Pollen Gear Holdings, LLC and Pollen Gear LLC. (Incorporated by reference to Exhibit 10.18 to Greenlane’s Registration Statement on Form S-1, filed on March 20, 2019).
10.11	Form of August 2021 Securities Purchase Agreement (Incorporated by reference to Exhibit 10.1 to Greenlane’s Current Report on Form 8-K, filed August 10, 2021).
10.12†	Separation and General Release Agreement by and between Warehouse Goods LLC and Adam Schoenfeld, dated as of March 9, 2022 (Incorporated by reference to Exhibit 10.1 to Greenlane’s Current Report on Form 8-K, filed on March 10, 2022).
10.13	Placement Agency Agreement, dated August 9, 2021 (Incorporated by reference to Exhibit 10.2 to Greenlane’s Current Report on Form 8-K, filed August 10, 2021).
10.14	Assignment and Assumption Agreement, dated as of November 5, 2018, by and between Jacoby & Co. Inc. and Warehouse Goods LLC, relating to Employment Agreement with Adam Schoenfeld (Incorporated by reference to Exhibit 10.17 to Greenlane Holdings, Inc.’s Registration Statement on Form S-1, filed on March 20, 2019).
10.15†	Separation and General Release Agreement by and between Warehouse Goods LLC and William Mote, dated as of May 16, 2022 (Incorporated by reference to Exhibit 10.4 to Greenlane’s Quarterly Report on Form 10-Q, filed May 16, 2022).
10.16†	Separation and General Release Agreement by and between Warehouse Goods LLC and Aaron LoCascio, dated as of December 30, 2021 (Incorporated by reference to Exhibit 10.1 to Greenlane’s Current Report on Form 8-K, filed January 4, 2022).
10.17†	Separation and General Release Agreement by and between Warehouse Goods LLC and Rodrigo de Oliveira, dated as of August 12, 2022 (Incorporated by reference to Exhibit 10.4 to Greenlane’s Quarterly Report on Form 10-Q, filed August 15, 2022).
10.18	Membership Interest Purchase Agreement, dated as of July 19, 2022, by and among Warehouse Goods LLC and Portofino Partners LLC (Incorporated by reference to Exhibit 10.1 to Greenlane’s Current Report on Form 8-K, filed July 19, 2022).
10.19	Placement Agency Agreement, dated June 27, 2022 (Incorporated by reference to Exhibit 10.2 to Greenlane’s Current Report on Form 8-K, filed June 28, 2022).
10.20	Form of June 2022 Securities Purchase Agreement (Incorporated by reference to Exhibit 10.1 to Greenlane’s Current Report on Form 8-K, filed June 28, 2022).
10.21	Form of October 2022 Securities Purchase Agreement (Incorporated by reference to Exhibit 10.1 to Greenlane’s Current Report on Form 8-K, filed November 1, 2022).
10.22	Placement Agency Agreement, dated October 27, 2022 (Incorporated by reference to Exhibit 10.2 to Greenlane’s Current Report on Form 8-K, filed November 1, 2022).

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Exhibit No.	Description
10.23	Loan and Security Agreement, dated as of August 8, 2022, by and between Greenlane Holdings, Inc., the subsidiaries of Greenlane Holdings, Inc. named therein as guarantors, the parties thereto from time to time as lenders, and WhiteHawk Capital Partners LP, as the agent for the Lenders (Incorporated by reference to Exhibit 10.4 to Greenlane’s Quarterly Report on Form 10-Q, filed November 14, 2022).
10.24†	Amended and Restated Employment Agreement Employment Agreement by and between Warehouse Goods LLC and Nicholas Kovacevich, dated as of October 6, 2022. (Incorporated by reference to Exhibit 10.1 to Greenlane’s Current Report on Form 8-K, filed October 7, 2022).
10.25	Form of Guaranty Agreement by and between Greenlane Holdings, Inc., the subsidiaries of Greenlane Holdings, Inc. named therein as guarantors, the parties thereto from time to time as Lenders, and WhiteHawk Capital Partners LP, as the agent for the Lenders (included in Exhibit 10.23).
10.26	Form of Pledge Agreement by and between Greenlane Holdings, Inc., the subsidiaries of Greenlane Holdings, Inc. named therein as guarantors, the parties thereto from time to time as Lenders, and WhiteHawk Capital Partners LP, as the agent for the Lenders (included in Exhibit 10.23).
10.27	Form of U.S. Intellectual Property Security Agreement by and between Greenlane Holdings, Inc., the subsidiaries of Greenlane Holdings, Inc. named therein as guarantors, the parties thereto from time to time as Lenders, and WhiteHawk Capital Partners LP, as the agent for the Lenders (included in Exhibit 10.23).
10.28	Form of Canadian Security Agreement by and between Greenlane Holdings, Inc., the subsidiaries of Greenlane Holdings, Inc. named therein as guarantors, the parties thereto from time to time as Lenders, and WhiteHawk Capital Partners LP, as the agent for the Lenders (included in Exhibit 10.23).
10.29	Form of Canadian Intellectual Property Security Agreement, dated as of August 8, 2022, by and between Greenlane Holdings, Inc., the subsidiaries of Greenlane Holdings, Inc. named therein as guarantors, the parties thereto from time to time as Lenders, and WhiteHawk Capital Partners LP, as the agent for the Lenders (included in Exhibit 10.23).
10.30†	Employment Agreement by and between Warehouse Goods LLC and Lana Reeve, dated as of December 6, 2022 (Incorporated by reference to Exhibit 10.1 to Greenlane’s Current Report on Form 8-K, filed December 8, 2022).
10.31†	Further Amended and Restated Employment Agreement by and between Warehouse Goods LLC and Craig Snyder, dated as of January 1, 2023 (Incorporated by reference to Exhibit 10.1 to Greenlane’s Current Report on Form 8-K, filed January 6, 2023).
10.32	Risk Participation of ERC Claim Agreement, dated as of February 16, 2023 (Incorporated by reference to Exhibit 10.2 to Greenlane’s Quarterly Report on Form 10-Q, filed on May 15, 2023).
10.33	Amendment No. 2, dated as of February 9, 2023, to Loan and Security Agreement, by and between Greenlane Holdings, Inc, the subsidiaries of Greenlane Holdings, Inc. named therein as guarantors, the parties thereto from time to time as Lenders, and WhiteHawk Capital Partners LP, as the agent for the Lenders (Incorporated by reference to Exhibit 10.1 to Greenlane’s Quarterly Report on Form 10-Q/A, filed January 8, 2024).
10.34	Form of June 2023 Securities Purchase Agreement (Incorporated by reference to Exhibit 10.1 to Greenlane’s Current Report on Form 8-K, filed on July 3, 2023).
10.35	Placement Agency Agreement, dated as of June 29, 2023 (Incorporated by reference to Exhibit 10.2 to Greenlane’s Current Report on Form 8-K, filed on July 3, 2023).
10.36	Loan and Security Agreement, dated as of September 22, 2023, between Greenlane and Synergy Imports, LLC. (Incorporated by reference to Exhibit 10.3 to Greenlane’s Quarterly Report on Form 10-Q, filed on January 9, 2024).
10.37	Secured Promissory Note, dated as of September 22, 2023, between Greenlane and Synergy Imports, LLC. (Incorporated by reference to Exhibit 10.4 to Greenlane’s Quarterly Report on Form 10-Q, filed on January 9, 2024).
10.38	Asset Purchase Agreement, effective May 1, 2024, by and among Greenlane Holdings, Inc, Warehouse Goods LLC and Synergy Imports LLC (Incorporated by reference to Exhibit 10.1 to Greenlane’s Current Report on Form 8-K, filed on May 10, 2024).
10.39	Loan Modification Agreement, effective May 1, 2024, by and among Warehouse Goods LLC, Synergy Imports LLC and the Guarantors as defined therein (Incorporated by reference to Exhibit 10.2 to Greenlane’s Current Report on Form 8-K, filed on May 10, 2024).
10.40	Amended and Restated Secured Promissory Note, effective May 1, 2024, by Warehouse Goods LLC and Synergy Imports LLC (Incorporated by reference to Exhibit 10.3 to Greenlane’s Current Report on Form 8-K, filed on May 10, 2024).
10.41†	Employment Agreement by and among Warehouse Goods LLC and Lana Reeve (Incorporated by reference to Exhibit 10.1 to Greenlane’s Current Report on Form 8-K, filed on May 23, 2024).
10.42	Form of Exchange Agreement (Incorporated by reference to Exhibit 10.1 to Greenlane’s Current Report on Form 8-K, filed on February 18, 2025).
23.1*	Consent of Marcum LLP
23.2*	Consent of PKF O’Connor Davies, LLP
107	Filing Fee Table

*	Filed herewith.

**	To be filed by amendment.

†	Indicates a management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on March 21, 2025.

GREENLANE HOLDINGS, INC.

By:	/s/ Barbara Sher
Name:	Barbara Sher
Title:	Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Lana Reeve
Name:	Lana Reeve
Title:	Chief Financial Officer and Legal Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Barbara Sher	Chief Executive Officer	March 21, 2025
Barbara Sher	(Principal Executive Officer)

/s/ Lana Reeve	Chief Financial and Legal Officer	March 21, 2025
Lana Reeve	(Principal Financial and Accounting Officer)

/s/ Donald Hunter	Chairman of the Board of Directors	March 21, 2025
Donald Hunter

/s/ Renah Persofsky	Director	March 21, 2025
Renah Persofsky

/s/ Aaron LoCascio	Director	March 21, 2025
Aaron LoCascio

/s/ Michael Howe	Director	March 21, 2025
Michael Howe

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